Exhibit 4.1




==============================================================================






                    WACHOVIA AUTO LOAN OWNER TRUST 2008-1,
                                  as Issuer,


                                      and


                        U.S. BANK NATIONAL ASSOCIATION,
                             as Indenture Trustee


                         -----------------------------

                                   INDENTURE

                          Dated as of January 1, 2008

                         -----------------------------



               $107,000,000 3.9433% Class A-1 Asset Backed Notes
                $30,000,000 4.04% Class A-2a Asset Backed Notes
          $174,000,000 LIBOR plus 0.85% Class A-2b Asset Backed Notes
                $129,000,000 4.27% Class A-3 Asset Backed Notes
                $60,000,000 4.59% Class A-4 Asset Backed Notes
                 $22,455,000 5.12% Class B Asset Backed Notes
                 $26,946,000 5.89% Class C Asset Backed Notes
                 $34,431,000 7.60% Class D Asset Backed Notes
                 $14,970,000 9.05% Class E Asset Backed Notes





==============================================================================

                            CROSS REFERENCE TABLE*

   TIA                                                              Indenture
Section                                                              Section
-------                                                             ----------
310    (a)(1).................................................         6.11
       (a)(2).................................................         6.11
       (a)(3).................................................      6.10; 6.11
       (a)(4).................................................        N.A.**
       (a)(5).................................................         6.11
       (b)....................................................      6.08; 6.11
       (c)....................................................         N.A.
311    (a)....................................................         6.12
       (b)....................................................         6.12
       (c)....................................................         N.A.
312    (a)....................................................         7.01
       (b)....................................................         7.02
       (c)....................................................         7.02
313    (a)....................................................         7.04
       (b)(1).................................................         7.04
       (b)(2).................................................         7.04
       (c)....................................................     7.04; 11.05
       (d)....................................................         7.04
314    (a)....................................................      3.09; 7.03
       (b)....................................................     3.06; 11.15
       (c)(1).................................................        11.01
       (c)(2).................................................        11.01
       (c)(3).................................................        11.01
       (d)....................................................        11.01
       (e)....................................................        11.01
       (f)....................................................        11.01
315    (a)....................................................         6.01
       (b)....................................................     6.05; 11.01
       (c)....................................................         6.01
       (d)....................................................         6.01
       (e)....................................................         5.13
316    (a)....................................................         1.01
       (a)(1)(A)..............................................         5.11
       (a)(1)(B)..............................................         5.12
       (a)(2).................................................         N.A.
       (b)....................................................         5.07
       (c)....................................................         N.A.
317    (a)(1).................................................         5.03
       (a)(2).................................................         5.03
       (b)....................................................         3.03
318    (a)....................................................        11.07


---------------
* This Cross Reference Table shall not, for any purpose, be deemed to be part of this Indenture.

**   N.A. means Not Applicable.

                               TABLE OF CONTENTS

                                                                          Page
                                                                          ----
                                  ARTICLE ONE

                  DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01.  Definitions...................................................2
Section 1.02.  Incorporation by Reference of Trust Indenture Act............17
Section 1.03.  Interpretive Provisions......................................18

                                  ARTICLE TWO

                                   THE NOTES

Section 2.01.  Form.........................................................19
Section 2.02.  Execution, Authentication and Delivery.......................19
Section 2.03.  Temporary Notes..............................................20
Section 2.04.  Tax Treatment................................................20
Section 2.05.  Registration; Registration of Transfer and Exchange..........20
Section 2.06.  Mutilated, Destroyed, Lost or Stolen Notes...................22
Section 2.07.  Persons Deemed Owner.........................................23
Section 2.08.  Payment of Principal and Interest............................23
Section 2.09.  Cancellation.................................................29
Section 2.10.  Book-Entry Notes.............................................29
Section 2.11.  Notices to Clearing Agency...................................30
Section 2.12.  Definitive Notes.............................................30
Section 2.13.  Release of Collateral........................................31
Section 2.14.  Employee Benefit Plans.......................................31
Section 2.15.  Authenticating Agents........................................32
Section 2.16.  Calculation Agent............................................32

                                 ARTICLE THREE

                                   COVENANTS

Section 3.01.  Payment of Principal and Interest............................34
Section 3.02.  Maintenance of Office or Agency..............................34
Section 3.03.  Money for Payments to be Held in Trust.......................34
Section 3.04.  Existence....................................................36
Section 3.05.  Protection of Trust Estate...................................36
Section 3.06.  Opinions as to Trust Estate..................................36
Section 3.07.  Performance of Obligations; Servicing of Receivables.........37
Section 3.08.  Negative Covenants...........................................39
Section 3.09.  Annual Statement as to Compliance............................40
Section 3.10.  Issuer May Consolidate, etc., Only on Certain Terms..........40

                                                                          Page
                                                                          ----

Section 3.11.  Successor or Transferee......................................42
Section 3.12.  No Other Business............................................42
Section 3.13.  No Borrowing.................................................42
Section 3.14.  Master Servicer's Obligations................................42
Section 3.15.  Guarantees, Loans, Advances and Other Liabilities............42
Section 3.16.  Capital Expenditures.........................................42
Section 3.17.  Removal of Administrator.....................................42
Section 3.18.  Restricted Payments..........................................42
Section 3.19.  Notice of Events of Default..................................43
Section 3.20.  Further Instruments and Acts.................................43
Section 3.21.  Compliance with Laws.........................................43
Section 3.22.  Amendments of Sale and Servicing Agreement and
                 Trust Agreement............................................43

                                 ARTICLE FOUR

                          SATISFACTION AND DISCHARGE

Section 4.01.  Satisfaction and Discharge of Indenture......................44
Section 4.02.  Satisfaction, Discharge and Defeasance of the Notes..........45
Section 4.03.  Application of Trust Money...................................46
Section 4.04.  Repayment of Monies Held by Paying Agent.....................46

                                 ARTICLE FIVE

                          EVENTS OF DEFAULT; REMEDIES

Section 5.01.  Events of Default............................................47
Section 5.02.  Acceleration of Maturity; Rescission and Annulment...........48
Section 5.03.  Collection of Indebtedness and Suits for Enforcement
                 by Indenture Trustee.......................................49
Section 5.04.  Remedies.....................................................51
Section 5.05.  Optional Preservation of the Receivables.....................52
Section 5.06.  Limitation of Suits..........................................52
Section 5.07.  Unconditional Rights of Noteholders to Receive Principal
                 and Interest...............................................53
Section 5.08.  Restoration of Rights and Remedies...........................53
Section 5.09.  Rights and Remedies Cumulative...............................53
Section 5.10.  Delay or Omission Not a Waiver...............................53
Section 5.11.  Control by Noteholders of the Controlling Class..............53
Section 5.12.  Waiver of Past Defaults......................................54
Section 5.13.  Undertaking for Costs........................................54
Section 5.14.  Waiver of Stay or Extension Laws.............................55
Section 5.15.  Action on Notes..............................................55
Section 5.16.  Performance and Enforcement of Certain Obligations...........55

                                                                          Page
                                                                          ----

                                  ARTICLE SIX

                             THE INDENTURE TRUSTEE

Section 6.01.  Duties of Indenture Trustee..................................57
Section 6.02.  Rights of Indenture Trustee..................................58
Section 6.03.  Individual Rights of Indenture Trustee.......................59
Section 6.04.  Indenture Trustee's Disclaimer...............................59
Section 6.05.  Notice of Defaults...........................................59
Section 6.06.  Reports by Indenture Trustee to Noteholders..................59
Section 6.07.  Compensation and Indemnity...................................59
Section 6.08.  Replacement of Indenture Trustee.............................60
Section 6.09.  Successor Indenture Trustee by Merger........................61
Section 6.10.  Appointment of Co-Trustee or Separate Trustee................62
Section 6.11.  Eligibility; Disqualification................................63
Section 6.12.  Preferential Collection of Claims Against Issuer.............64
Section 6.13.  Representations and Warranties of Indenture Trustee..........64

                                 ARTICLE SEVEN

                        NOTEHOLDERS' LISTS AND REPORTS

Section 7.01.  Issuer to Furnish Indenture Trustee Names and Addresses
                 of Noteholders.............................................65
Section 7.02.  Preservation of Information; Communications, Reports
                 and Certain Documents to Noteholders.......................65
Section 7.03.  Reports by Issuer............................................65
Section 7.04.  Reports by Indenture Trustee.................................66

                                 ARTICLE EIGHT

                     ACCOUNTS, DISBURSEMENTS AND RELEASES

Section 8.01.  Collection of Money..........................................67
Section 8.02.  Accounts.....................................................67
Section 8.03.  General Provisions Regarding Accounts........................68
Section 8.04.  Release of Trust Estate......................................68
Section 8.05.  Opinion of Counsel...........................................69

                                 ARTICLE NINE

                            SUPPLEMENTAL INDENTURES

Section 9.01.  Supplemental Indentures without Consent of Noteholders.......70
Section 9.02.  Supplemental Indentures with Consent of Noteholders..........71

                                                                          Page
                                                                          ----

Section 9.03.  Execution of Supplemental Indentures.........................73
Section 9.04.  Effect of Supplemental Indenture.............................73
Section 9.05.  Conformity with Trust Indenture Act..........................73
Section 9.06.  Reference in Notes to Supplemental Indentures................73

                                  ARTICLE TEN

                              REDEMPTION OF NOTES

Section 10.01.  Redemption..................................................75
Section 10.02.  Form of Redemption Notice...................................75
Section 10.03.  Notes Payable on Redemption Date............................76

                                ARTICLE ELEVEN

                                 MISCELLANEOUS

Section 11.01.  Compliance Certificates and Opinions, etc...................77
Section 11.02.  Form of Documents Delivered to Indenture Trustee............78
Section 11.03.  Acts of Noteholders.........................................79
Section 11.04.  Notices, etc., to Indenture Trustee, Issuer, Depositor,
                  Swap Counterparty and Rating Agencies.....................80
Section 11.05.  Notices to Noteholders; Waiver..............................81
Section 11.06.  Alternate Payment and Notice Provisions.....................81
Section 11.07.  Conflict with Trust Indenture Act...........................81
Section 11.08.  Effect of Headings and Table of Contents....................82
Section 11.09.  Successors and Assigns......................................82
Section 11.10.  Severability................................................82
Section 11.11.  Benefits of Indenture; Third Party Beneficiaries............82
Section 11.12.  Legal Holidays..............................................82
Section 11.13.  GOVERNING LAW...............................................82
Section 11.14.  Counterparts................................................82
Section 11.15.  Recording of Indenture......................................82
Section 11.16.  Trust Obligation............................................83
Section 11.17.  No Petition.................................................83
Section 11.18.  Inspection..................................................83
Section 11.19.  Subordination Agreement.....................................83
Section 11.20.  Security Interest Matters...................................84
Section 11.21.  Obligations with Respect to the Swap Counterparty...........84

                                   EXHIBITS

Exhibit A - Form of Notes..................................................A-1

         This Indenture, dated as of January 1, 2008, is between Wachovia Auto Loan Owner Trust 2008-1, a Delaware statutory trust (the "Issuer"), and U.S. Bank National Association, a national banking association, not in its individual capacity but solely as trustee (the "Indenture Trustee").

         Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the holders of the Notes:

                                GRANTING CLAUSE

         The Issuer hereby Grants to the Indenture Trustee on the Closing Date, on behalf of and for the benefit of (a) the Noteholders and (b) the Swap Counterparty to secure the obligations of the Issuer to the Swap Counterparty under the Swap Agreement, without recourse, all of the Issuer's right, title and interest in, to and under, whether now owned or existing or hereafter acquired or arising, (i) the Receivables, (ii) all amounts due and collected on or in respect of the Receivables (including proceeds of the repurchase of Receivables by the Seller pursuant to the Receivables Purchase Agreement) after the Cutoff Date, (iii) the security interests in the Financed Vehicles granted by the Obligors pursuant to the Receivables, (iv) all proceeds from claims on and refunds of premiums of any physical damage or theft insurance policies and extended warranties covering the Financed Vehicles and any proceeds and refunds of premiums of any credit life or credit disability insurance policies relating to the Receivables, the Financed Vehicles or the Obligors, (v) the Receivable Files, (vi) the Collection Account, the Note Payment Account, the Reserve Fund, and all amounts, securities, Financial Assets, investments and other property deposited in or credited to any of the foregoing and all proceeds thereof, (vii) all rights of the Depositor under the Receivables Purchase Agreement, including the right to require the Seller to repurchase Receivables from the Depositor, (viii) any proceeds of Dealer Recourse, (ix) all rights of the Issuer under the Sale and Servicing Agreement, including the right to require the Seller to repurchase or the Master Servicer to purchase Receivables from the Issuer, (x) the right to realize upon any property (including the right to receive future Net Liquidation Proceeds and Recoveries) that shall have secured a Receivable and have been repossessed by or on behalf of the Issuer, (xi) all of the Issuer's rights and benefits under the First Tier Assignment and the Swap Agreement (but none of its obligations or burdens) and (xii) all present and future claims, demands, causes of action and choses in action in respect of any or all of the foregoing, and all payments on or under and all proceeds of every kind and nature whatsoever in respect of any or all of the foregoing, including all proceeds of the conversion thereof, voluntary or involuntary, into cash or other liquid property, all accounts, accounts receivable, general intangibles, chattel paper, documents, money, investment property, deposit accounts, notes, drafts, acceptances, letters of credit, letter of credit rights, Insurance Proceeds, condemnation awards, rights to payment of any and every kind and other forms of obligations and receivables, instruments and other property which at any time constitute all or part of or are included in the proceeds of any of the foregoing (collectively, the "Collateral").

         The foregoing Grant is made in trust to secure the payment of principal and interest on, and any other amounts owing in respect of, the Notes and amounts owed by the Issuer to the Swap Counterparty pursuant to the Swap Agreement, equally and ratably without prejudice, priority or distinction, and to secure compliance with the provisions of this Indenture, all as provided in this Indenture.

         The Indenture Trustee, as Indenture Trustee on behalf of the Noteholders, acknowledges such Grant, accepts the trusts under this Indenture in accordance with the provisions of this Indenture and agrees to perform its duties as required in this Indenture to the best of its ability to the end that the interests of the Noteholders may be adequately and effectively protected.

                                 ARTICLE ONE

                  DEFINITIONS AND INCORPORATION BY REFERENCE

         Section 1.01. Definitions.

         (a) Whenever used in this Indenture, the following words and phrases, unless the context otherwise requires, shall have the following meanings.

         "60+ Day Receivable Delinquency Rate" means, with respect to any Collection Period and the related Distribution Date, the percentage equivalent of a fraction, the numerator of which is equal to the aggregate Principal Balance of Receivables as of the last day of such Collection Period that are delinquent in the amount of at least three Monthly Payments (but are not Defaulted Receivables) as of the last day of such Collection Period and the denominator of which is the Pool Balance as of the last day of such Collection Period.

         "Accounts" has the meaning specified in the Sale and Servicing
Agreement.

         "Act" has the meaning specified in Section 11.03(a).

         "Additional Servicing Fee" means, for any Collection Period, if a Successor Master Servicer is appointed pursuant to Section 7.02 of the Sale and Servicing Agreement, the amount, if any, by which (i) the compensation payable to such Successor Master Servicer for such Collection Period exceeds
(ii) the Monthly Servicing Fee for such Collection Period.

         "Administration Agreement" means the administration agreement, dated as of January 1, 2008 among the Administrator, the Issuer, the Depositor and the Indenture Trustee.

         "Administrator" means Wachovia Bank, in its capacity as administrator under the Administration Agreement, and its successors in such capacity.

         "Affiliate" has the meaning specified in the Sale and Servicing Agreement.

         "Aggregate Principal Distributable Amount" means, with respect to any Distribution Date, the Priority Principal Distributable Amount, the Secondary Principal Distributable Amount, the Third Principal Distributable Amount, the Fourth Principal Distributable Amount, the Fifth Principal Distribution Amount and the Regular Principal Distributable Amount.

         "Authenticating Agent" has the meaning specified in Section 2.15.

         "Authorized Officer" means, with respect to the Issuer, any officer of the Owner Trustee who is authorized to act for or on behalf of the Owner Trustee in matters relating to the Issuer and who is identified on the list of Authorized Officers delivered by the Owner Trustee to the

Indenture Trustee on the Closing Date (as such list may be modified or supplemented from time to time thereafter) and, for so long as the Administration Agreement is in effect, any Assistant Vice President or more senior officer of the Administrator who is authorized to act for the Administrator in matters relating to the Issuer and to be acted upon by the Administrator pursuant to the Administration Agreement and who is identified on the list of Authorized Officers delivered by the Administrator to the Indenture Trustee on the Closing Date (as such list may be modified or supplemented from time to time thereafter).

         "Available Collections" has the meaning specified in the Sale and Servicing Agreement.

         "Available Funds" has the meaning specified in the Sale and Servicing Agreement.

         "Basic Documents" has the meaning specified in the Sale and Servicing Agreement.

         "Benefit Plan" means (i) employee benefit plans (as defined in Section 3(3) of ERISA) that are subject to Title I of ERISA, (ii) plans described in Section 4975(e)(1) of the Code, including individual retirement accounts or Keogh Plans that are not exempt under Section 4975(g) of the Code, and (iii) any entities whose underlying assets include plan assets by reason of a plan's investment in such entities.

         "Book-Entry Notes" means a beneficial interest in the Class A Notes, the Class B Notes, the Class C Notes or the Class D Notes, ownership and transfers of which shall be made through book entries by a Clearing Agency as described in Section 2.10.

         "Business Day" has the meaning specified in the Sale and Servicing Agreement.

         "Calculation Agent" has the meaning specified in Section 2.16.

         "Certificate Payment Account" has the meaning specified in the Sale and Servicing Agreement.

         "Certificateholder" has the meaning specified in the Trust Agreement.

         "Class" means a class of Notes, which may be the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes, the Class A-4 Notes, the Class B Notes, the Class C Notes, the Class D Notes or the Class E Notes, as the context may require.

         "Class A Noteholder" means the Person in whose name a Class A Note is registered in the Note Register.

         "Class A Notes" means the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes.

         "Class A-1 Final Scheduled Distribution Date" means the January 20, 2009 Distribution Date.

         "Class A-1 Interest Rate" means 3.9433% per annum (computed on the basis of the actual number of days in the related Interest Period divided by
360).

         "Class A-1 Notes" means the 3.9433% Class A-1 Asset Backed Notes, substantially in the form of Exhibit A.

         "Class A-2 Notes" means the Class A-2a Notes and the Class A-2b
Notes.

         "Class A-2a Final Scheduled Distribution Date" means the March 21, 2011 Distribution Date.

         "Class A-2a Interest Rate" means 4.04% per annum (computed on the basis of a 360-day year consisting of twelve 30-day months).

         "Class A-2a Notes" means the 4.04% Class A-2a Asset Backed Notes, substantially in the form of Exhibit A.

         "Class A-2b Final Scheduled Distribution Date" means the March 21, 2011 Distribution Date.

         "Class A-2b Interest Rate" means LIBOR plus 0.85% per annum (computed on the basis of the actual number of days in the related Interest Period divided by 360).

         "Class A-2b Notes" means the LIBOR plus 0.85% Class A-2b Asset Backed Notes, substantially in the form of Exhibit A.

         "Class A-3 Final Scheduled Distribution Date" means the April 20, 2012 Distribution Date.

         "Class A-3 Interest Rate" means 4.27% per annum (computed on the basis of a 360-day year consisting of twelve 30-day months).

         "Class A-3 Notes" means 4.27% Class A-3 Asset Backed Notes, substantially in the form of Exhibit A.

          "Class A-4 Final Scheduled Distribution Date" means the October 22, 2012 Distribution Date.

         "Class A-4 Interest Rate" means 4.59% per annum (computed on the basis of a 360-day year consisting of twelve 30-day months).

         "Class A-4 Notes" means the 4.59% Class A-4 Asset Backed Notes, substantially in the form of Exhibit A.

         "Class B Final Scheduled Distribution Date" means the December 20, 2012 Distribution Date.

         "Class B Interest Rate" means 5.12% per annum (computed on the basis of a 360-day year consisting of twelve 30-day months).

         "Class B Noteholder" means the Person in whose name a Class B Note is registered in the Note Register.

         "Class B Notes" means the 5.12% Class B Asset Backed Notes, substantially in the form of Exhibit A.

         "Class C Final Scheduled Distribution Date" means the April 22, 2013 Distribution Date.

         "Class C Interest Rate" means 5.89% per annum (computed on the basis of a 360-day year consisting of twelve 30-day months).

         "Class C Noteholder" means the Person in whose name a Class C Note is registered in the Note Register.

         "Class C Notes" means the 5.89% Class C Asset Backed Notes, substantially in the form of Exhibit A.

         "Class D Final Scheduled Distribution Date" means the October 21, 2013 Distribution Date.

         "Class D Interest Rate" means 7.60% per annum (computed on the basis of a 360-day year consisting of twelve 30-day months).

         "Class D Noteholder" means the Person in whose name a Class D Note is registered in the Note Register.

         "Class D Notes" means the 7.60% Class D Asset Backed Notes, substantially in the form of Exhibit A.

         "Class E Final Scheduled Distribution Date" means the August 20, 2015 Distribution Date.

         "Class E Interest Rate" means 9.05% per annum (computed on the basis of a 360-day year consisting of twelve 30-day months).

         "Class E Noteholder" means the Person in whose name a Class E Note is registered in the Note Register.

         "Class E Notes" means the 9.05% Class E Asset Backed Notes, substantially in the form of Exhibit A.

         "Clearing Agency" means an organization registered as a "clearing agency" pursuant to Section 17A of the Exchange Act, which initially shall be The Depository Trust Company.

         "Clearing Agency Custodian" means the Indenture Trustee, as custodian for the Clearing Agency.

         "Clearing Agency Participant" means a broker, dealer, bank, other financial institution or other Person for whom from time to time a Clearing Agency effects book-entry transfers and pledges of securities deposited with the Clearing Agency.

         "Closing Date" means January 24, 2008.

         "Code" means the Internal Revenue Code of 1986 and the Treasury Regulations promulgated thereunder.

         "Collateral" has the meaning specified in the Granting Clause of this Indenture.

         "Collection Account" has the meaning specified in the Sale and Servicing Agreement.

         "Collection Period" means, with respect to any Distribution Date, the immediately preceding calendar month (or, in the case of the first Collection Period, the period from but excluding the Cutoff Date to and including the last day of the month immediately preceding the month in which the first Distribution Date occurs).

         "Commission" has the meaning specified in the Sale and Servicing Agreement.

         "Controlling Class" means the Class A Notes so long as any Class A Notes are Outstanding and thereafter the Class B Notes so long as any Class B Notes are Outstanding and thereafter the Class C Notes so long as any Class C Notes are Outstanding and thereafter the Class D Notes so long as any Class D Notes are Outstanding and thereafter the Class E Notes so long as any Class E Notes are Outstanding.

         "Corporate Trust Office" means the principal office of the Indenture Trustee at which at any particular time its corporate trust business shall be administered, which office at the date of execution of this Indenture is located at 60 Livingston Avenue, EP MN WS3D, St. Paul Minnesota 55107,
Attention: Structured Finance - WALOT 2008-1, or at such other address as the Indenture Trustee may designate from time to time by written notice to the Noteholders and the Issuer, or the principal corporate trust office of any successor Indenture Trustee at the address designated by such successor Indenture Trustee by written notice to the Noteholders and the Issuer.

         "Cumulative Net Loss Percentage" means, with respect to any Distribution Date and the related Collection Period, the percentage equivalent of a fraction, (i) the numerator of which is equal to the excess, if any, of
(a) the aggregate Principal Balance of all Receivables that became Defaulted Receivables during such Collection Period and all prior Collection Periods (in each case as of the day that each such Receivable became a Defaulted Receivable) over (b) the aggregate Net Liquidation Proceeds and Recoveries received by the Master Servicer during such Collection Period and all prior Collection Periods and (ii) the denominator of which is the Cutoff Date Pool Balance.

         "Cutoff Date" has the meaning specified in the Sale and Servicing Agreement.

         "Cutoff Date Pool Balance" has the meaning specified in the Sale and Servicing Agreement.

         "Dealer Recourse" has the meaning specified in the Sale and Servicing Agreement.

         "Default" means any event that with notice or the lapse of time or both would become an Event of Default.

         "Defaulted Receivable" has the meaning specified in the Sale and Servicing Agreement.

         "Definitive Notes" has the meaning specified in Section 2.10.

         "Depositor" has the meaning specified in the Trust Agreement.

         "Distribution Date" means the 20th day of each month, or if such 20th day is not a Business Day, the following Business Day, commencing on March 20, 2008.

         "Eligible Institution" has the meaning specified in the Sale and Servicing Agreement.

         "Eligible Investments" has the meaning specified in the Sale and Servicing Agreement.

         "ERISA" means the Employee Retirement Income Security Act of 1974.

         "Event of Default" has the meaning specified in Section 5.01.

         "Excess Collections" has the meaning specified in Section
2.08(a)(xix).

         "Exchange Act" means the Securities Exchange Act of 1934.

         "Exchange Act Reports" has the meaning specified in the Sale and Servicing Agreement.

         "Executive Officer" means, with respect to any (i) corporation, limited liability company or depository institution, the chief executive officer, the chief operating officer, the chief financial officer, the president, any Vice President, the secretary or the treasurer of such corporation, limited liability company or depository institution and (ii) partnership, any general partner thereof.

         "Fifth Principal Distributable Amount" means , with respect to any Distribution Date, the excess, if any, of the aggregate principal amount of the Class A Notes, Class B Notes, Class C Notes, Class D Notes and Class E Notes on that Distribution Date (before giving effect to any payments made to holders of the Notes on that Distribution Date) over the sum of the Priority Principal Distributable Amount, the Secondary Principal Distributable Amount, the Third Principal Distributable Amount, the Fourth Principal Distributable Amount and the Pool Balance as of the last day of the related Collection Period; provided, however, that on and after the Final Scheduled Distribution Date for the Class E Notes, the Fifth Principal Distributable Amount will be not less than the amount that is necessary to reduce the outstanding principal balance of the Class E Notes to zero.

         "Final Scheduled Distribution Date" means the Class A-1 Final Scheduled Distribution Date, the Class A-2a Final Scheduled Distribution Date, the Class A-2b Final Scheduled Distribution Date, the Class A-3 Final Scheduled Distribution Date, the Class A-4 Final Scheduled Distribution Date, the Class B Final Scheduled Distribution Date, the Class C Final Scheduled Distribution Date, the Class D Final Scheduled Distribution Date or the Class E Final Scheduled Distribution Date, as the context may require.

         "Financed Vehicle" has the meaning specified in the Sale and Servicing Agreement.

         "Financial Asset" has the meaning specified in the Sale and Servicing Agreement.

         "First Tier Assignment" means the first tier assignment in substantially the form attached as Exhibit B to the Receivables Purchase Agreement.

         "Fitch" means Fitch, Inc.

         "Fourth Principal Distributable Amount" means, with respect to any Distribution Date, the excess, if any, of the aggregate principal amount of the Class A Notes, Class B Notes, Class C Notes and Class D Notes on that Distribution Date (before giving effect to any payments made to holders of the Notes on that Distribution Date) over the sum of the Priority Principal Distributable Amount, the Secondary Principal Distributable Amount, the Third Principal Distributable Amount and the Pool Balance as of the last day of the related Collection Period; provided, however, that on and after the Final Scheduled Distribution Date for the Class D Notes, the Fourth Principal Distributable Amount will be not less than the amount that is necessary to reduce the outstanding principal balance of the Class D Notes to zero.

         "Grant" means to mortgage, pledge, bargain, sell, warrant, alienate, remise, release, convey, assign, transfer, create and grant a lien upon and a security interest in and a right of set-off against, deposit, set over and confirm pursuant to this Indenture. A Grant of the Collateral or of any other agreement or instrument shall include all rights, powers and options (but none of the obligations) of the granting party thereunder, including the immediate and continuing right to claim for, collect, receive and give receipt for principal and interest payments in respect of the Collateral and all other monies payable thereunder, to give and receive notices and other communications, to make waivers or other agreements, to exercise all rights and options, to bring Proceedings in the name of the granting party or otherwise, and generally to do and receive anything that the granting party is or may be entitled to do or receive thereunder or with respect thereto.

         "Holder" or "Noteholder" means the Person in whose name a Note is registered on the Note Register.

         "Indenture" means this Indenture.

         "Indenture Trustee" means U.S. Bank National Association, a national banking association, as Indenture Trustee under this Indenture, and any successor in such capacity.

         "Independent" means, when used with respect to any specified Person, that the Person (i) is in fact independent of the Issuer, any other obligor on the Notes, the Depositor, the Seller, the Master Servicer and any of their respective Affiliates, (ii) does not have any direct financial interest or any material indirect financial interest in the Issuer, any such other obligor, the Depositor, the Seller, the Master Servicer or any of their respective Affiliates and (iii) is not connected with the Issuer, any such other obligor, the Depositor, the Seller, the Master Servicer or any of their respective Affiliates as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

         "Independent Certificate" means a certificate or opinion to be delivered to the Indenture Trustee under the circumstances described in, and otherwise complying with, the applicable requirements of Section 11.01, made by an Independent appraiser or other expert appointed by an Issuer Order and acceptable to the Indenture Trustee in the exercise of reasonable care, and such opinion or certificate shall state that the signer has read the definition of "Independent" in this Indenture and that the signer is Independent within the meaning thereof.

         "Insurance Proceeds" has the meaning set forth in the Sale and Servicing Agreement.

         "Interest Carryover Shortfall Amount" means, with respect to any Distribution Date and a Class of Notes, the excess, if any, of the Interest Distributable Amount for that Class of Notes on the immediately preceding Distribution Date over the amount in respect of interest that is actually deposited in the Note Payment Account with respect to that Class of Notes on that preceding Distribution Date, plus, to the extent permitted by applicable law, interest on the amount of interest due but not paid to such Noteholders on that preceding Distribution Date at the applicable Interest Rate.

         "Interest Distributable Amount" means, with respect to any Distribution Date and a Class of Notes, the sum of the Monthly Interest Distributable Amount and the Interest Carryover Shortfall Amount for that Class of Notes for that Distribution Date.

         "Interest Period" means, with respect to any Distribution Date and the (i) Class A-1 Notes and Class A-2b Notes, the period from, and including, the prior Distribution Date (or from, and including, the Closing Date with respect to the first Distribution Date) to, but excluding, the current Distribution Date and the (ii) Class A-2a Notes, Class A-3 Notes, Class A-4 Notes, Class B Notes, Class C Notes, Class D Notes and Class E Notes, the period from, and including the 20th day of the month of the prior Distribution Date (or from, and including, the Closing Date with respect to the first Distribution Date) to, but excluding, the 20th day of the month of the current Distribution Date (assuming each month has 30 days).

         "Interest Rate" means the Class A-1 Interest Rate, the Class A-2a Interest Rate, the Class A-2b Interest Rate, the Class A-3 Interest Rate, the Class 4 Interest Rate, the Class B Interest Rate, the Class C Interest Rate, the Class D Interest Rate and the Class E Interest Rate, as applicable.

         "Investment Company Act" means the Investment Company Act of 1940.

         "Issuer" means Wachovia Auto Loan Owner Trust 2008-1 until a successor replaces it and, thereafter, means the successor and, for purposes of any provision contained herein and required by the TIA, each other obligor on the Notes.

         "Issuer Order" or "Issuer Request" means a written order or request signed in the name of the Issuer by any Authorized Officer of the Issuer and delivered to the Indenture Trustee by the Administrator, if signed by an officer of the Administrator, or at the written direction of the Depositor, if signed by an officer of the Owner Trustee.

         "LIBOR" means, for any Distribution Date and the related Interest Period, the rate for deposits in United States dollars having a one-month maturity, which appears on the Reuters Screen LIBOR01 Page as of 11:00 a.m., London time, on the applicable LIBOR Determination Date; provided, however, that for the first Interest Period, LIBOR shall mean 3.75554%, which is an interpolated rate for deposits in United States dollars for a period that corresponds to the actual number of days in the first Interest Period.

         Notwithstanding the foregoing, in the event that such rate does not appear on the Reuters Screen LIBOR01 Page on the applicable LIBOR Determination Date, then LIBOR shall be the arithmetic mean of the rates at which one-month United States dollar deposits are offered to prime banks in the London interbank market by four major banks in that market selected by the Calculation Agent as of the LIBOR Determination Date and time specified above and in an amount that is representative of a single transaction in such market at such time. If at least two such quotations are provided by such banks, LIBOR will be the arithmetic mean of such quotations. If fewer than two quotations are provided by such banks, then LIBOR shall be the arithmetic mean of the rates at which one-month loans in United States dollars are offered to leading European banks by three major banks in The City of New York selected by the Calculation Agent as of 11:00 a.m., New York City time, on the applicable LIBOR Determination Date and in an amount that is representative of a single transaction in such market at such time. If no such quotation can be obtained, LIBOR for such Distribution Date will be LIBOR for the prior Distribution Date. The determination of LIBOR for each Distribution Date by the Calculation Agent will be final and binding in the absence of manifest error.

         "LIBOR Determination Date" means two London Business Days prior to the Distribution Date preceding the applicable Distribution Date (or, in the case of the first Distribution Date, two London Business Days prior to the Closing Date).

         "London Business Day" means, for the purpose of calculating LIBOR, a day on which banking institutions in the City of London, England are open for general business (including dealings in foreign exchange and foreign currency deposits).

         "Lien" has the meaning specified in the Sale and Servicing Agreement.

         "Maryland Vehicle Sales Finance Act" means Maryland Code Annotated, Financial Institutions ss.11-401 et seq.

         "Master Servicer" means Wachovia Bank, in its capacity as master servicer under the Sale and Servicing Agreement, and its successors in such capacity.

         "Monthly Interest Distributable Amount" means, with respect to any Distribution Date and any Class of Notes, the interest due on that Class of Notes for the related Interest Period calculated based on the Interest Rate for that Class of Notes and the principal amount of that Class of Notes on the preceding Distribution Date, after giving effect to all payments of principal on such Class of Notes on or prior to that Distribution Date, or, in the case of the first Distribution Date, on the original principal amount of that Class of Notes.

         "Monthly Payment" has the meaning specified in the Sale and Servicing Agreement.

         "Monthly Servicing Fee" has the meaning specified in the Sale and Servicing Agreement.

         "Monthly Trustee Fees" means the monthly fees and expenses payable to each of the Trustees on each Distribution Date for the related Collection Period for performing their respective obligations under the Basic Documents.

         "Moody's" means Moody's Investors Service, Inc.

         "Net Liquidation Proceeds" has the meaning specified in the Sale and Servicing Agreement.

         "Net Swap Payment" means, with respect to any Distribution Date, the net amount owed by the Issuer to the Swap Counterparty on such Distribution Date pursuant to the Swap Agreement, including any accrued interest thereon, but excluding any Swap Termination Payments.

         "Nonrecoverable Advance" has the meaning specified in the Sale and Servicing Agreement.

         "Note Balance" means, at any time, the aggregate principal amount of all Notes that are Outstanding at such time or the aggregate principal amount of all Notes of the Controlling Class or a particular Class that are Outstanding at such time, as the context requires.

         "Note Depository Agreement" means the agreement, dated the Closing Date, between the Issuer and The Depository Trust Company, as the initial Clearing Agency, relating to the Notes.

         "Note Owner" means, with respect to any Book-Entry Note, the Person who is the beneficial owner of such Book-Entry Note, as reflected on the books of the Clearing Agency or on the books of a Person maintaining an account with such Clearing Agency (directly as a Clearing Agency Participant or as an indirect participant, in each case in accordance with the rules of such Clearing Agency).

         "Note Payment Account" has the meaning specified in the Sale and Servicing Agreement.

         "Note Register" and "Note Registrar" have the respective meanings specified in Section 2.05(a).

         "Notes" means the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes, the Class A-4 Notes, the Class B Notes, the Class C Notes, the Class D Notes and the Class E Notes.

         "Obligor" has the meaning specified in the Sale and Servicing
Agreement.

         "Officer's Certificate" means a certificate signed by any Authorized Officer of the Issuer, under the circumstances described in, and otherwise complying with, the applicable requirements of 11.01, and delivered to the Indenture Trustee. Unless otherwise specified, any reference in this Indenture to an Officer's Certificate shall be to an Officer's Certificate of the Issuer.

         "Opinion of Counsel" means one or more written opinions of counsel who may, except as otherwise expressly provided in this Indenture, be an employee of, or outside counsel to, the

Issuer, the Depositor, the Seller or the Master Servicer and who shall be acceptable to the Indenture Trustee, and which opinion or opinions shall be addressed to the Indenture Trustee, shall comply with any applicable requirements of Section 11.01 and shall be in form and substance satisfactory to the Indenture Trustee.

         "Outstanding" means, as of the date of determination, all Notes theretofore authenticated and delivered under this Indenture except:

            (i) Notes theretofore canceled by the Note Registrar or delivered to the Note Registrar for cancellation;

            (ii) Notes or portions thereof the payment for which money in the necessary amount has been theretofore deposited with the Indenture Trustee or any Paying Agent in trust for the Noteholders; provided, however, that if such Notes are to be redeemed, notice of such redemption must have been duly given pursuant to this Indenture or provision for such notice must have been made in a manner satisfactory to the Indenture Trustee; and

               (iii) Notes in exchange for or in lieu of which other Notes have been authenticated and delivered pursuant to this Indenture unless proof satisfactory to the Indenture Trustee is presented that any such Notes are held by a Protected Purchaser;

provided, however, that in determining whether the Noteholders of the requisite principal amount of the Notes Outstanding have given any request, demand, authorization, direction, notice, consent or waiver hereunder or under any other Basic Document, Notes owned by the Issuer, any other obligor upon the Notes, the Depositor, the Seller, the Master Servicer or any of their respective Affiliates shall be disregarded and deemed not to be Outstanding unless all of the Notes of the related Class or Classes are owned by the Issuer, any other obligor upon the Notes, the Depositor, the Seller, the Master Servicer or any of their respective Affiliates, except that, in determining whether the Indenture Trustee shall be protected in relying on any such request, demand, authorization, direction, notice, consent or waiver, only Notes that a Responsible Officer of the Indenture Trustee knows to be so owned shall be so disregarded. Notes so owned that have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Indenture Trustee the pledgee's right so to act with respect to such Notes and that the pledgee is not the Issuer, any other obligor upon the Notes, the Depositor, the Seller, the Master Servicer or any of their respective Affiliates.

         "Overcollateralization Target Amount" means an amount equal to the greater of (i) the product of (a) 2.25% and (b) the Pool Balance as of the last day of the related Collection Period and (ii) the product of (a) 0.50% and (b) the Cutoff Date Pool Balance; provided, however, if on the:

         (1) August 2010 Distribution Date (i.e., the 30th Distribution Date)
(A) the related Cumulative Net Loss Percentage is less than 4.75%, (B) the average of the 60+ Day Receivable Delinquency Rates for each of the three Collection Periods preceding that Distribution Date is less than 3.00%, and (C) as of the previous Distribution Date, the amount on deposit in the Reserve Fund equals or exceeds the Reserve Fund Required Amount for such previous

Distribution Date and the Overcollateralization Amount equals or exceeds the Overcollateralization Target Amount for such previous Distribution Date (both after giving effect to all payments and withdrawals on such previous Distribution Date), the amount referred to in clause (ii) above will equal 0.25% of the Cutoff Date Pool Balance for that Distribution Date and for each subsequent Distribution Date through and including the January 2011 Distribution Date (i.e., the 35th Distribution Date); and

         (2) February 2011 Distribution Date (i.e., the 36th Distribution Date),
(a) the related Cumulative Net Loss Percentage is less than 5.50%, (b) the average of the 60+ Day Receivable Delinquency Rates for each of the three Collection Periods preceding that Distribution Date is less than 3.00% and (c) as of the previous Distribution Date, the amount on deposit in the Reserve Fund equals or exceeds the Reserve Fund Required Amount for such previous Distribution Date and the Overcollateralization Amount equals or exceeds the Overcollateralization Target Amount for such previous Distribution Date (both after giving effect to all payments and withdrawals on such previous Distribution Date), the amount referred to in clause (ii) above will equal 0.00% of the Cutoff Date Pool Balance for that Distribution Date and for each subsequent Distribution Date.

         "Owner Trustee" has the meaning specified in the Trust Agreement.

         "Paying Agent" means the Indenture Trustee or any other Person that meets the eligibility standards specified in Section 6.11 and is authorized by the Issuer to make or cause to be made payments to and distributions from the Collection Account, the Note Payment Account, the Certificate Payment Account and the Reserve Fund, including payments of principal or interest on the Notes on behalf of the Issuer. The Indenture Trustee shall be the initial Paying Agent hereunder.

         "Pennsylvania Motor Vehicle Sales Finance Act" means 69 P.S. ss. 601 et seq.

         "Person" has the meaning specified in the Sale and Servicing
Agreement.

         "Pool Balance" has the meaning specified in the Sale and Servicing Agreement.

         "Predecessor Note" means, with respect to any particular Note, every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purpose of this definition, any Note authenticated and delivered under Section 2.06 in lieu of a mutilated, lost, destroyed or stolen Note shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Note.

         "Principal Balance" has the meaning specified in the Sale and Servicing Agreement.

         "Priority Principal Distributable Amount" means, with respect to any Distribution Date, the excess, if any, of the Note Balance of the Class A Notes as of such Distribution Date (before giving effect to any payments made to Noteholders on that Distribution Date) over the Pool Balance as of the last day of the preceding Collection Period; provided, however, that the Priority Principal Distributable Amount for each Distribution Date on and after the Final Scheduled Distribution Date for any Class of Class A Notes will not be less than the amount that is necessary to reduce the outstanding principal balance of such Class of Class A Notes to zero.

         "Proceeding" means any suit in equity, action at law or other judicial or administrative proceeding.

         "Protected Purchaser" has the meaning specified in Section 8-303 of the UCC.

         "PTCE" means Prohibited Transaction Class Exemption.

         "Rating Agency" means Fitch, Moody's or Standard & Poor's; provided, however, that if any of Fitch, Moody's and Standard & Poor's cease to exist, Rating Agency shall mean any nationally recognized statistical rating organization or other comparable Person designated by the Issuer to replace such Person, written notice of which designation shall have been given to the Depositor, the Master Servicer and the Trustees.

         "Rating Agency Condition" means, with respect to any action, that each Rating Agency shall have been given ten days (or such shorter period as is acceptable to such Rating Agency) prior notice thereof and that each such Rating Agency shall have notified the Depositor, the Master Servicer, the Swap Counterparty and the Trustees in writing that such action will not result in a qualification, reduction or withdrawal of the then-current rating assigned by such Rating Agency to any Class of Notes.

         "Receivable" has the meaning specified in the Receivables Purchase Agreement.

         "Receivable Files" has the meaning specified in the Sale and Servicing Agreement.

         "Receivables Purchase Agreement" means the receivables purchase agreement, dated as of January 1, 2008, between the Seller and WDS Receivables, as purchaser.

         "Record Date" shall mean, with respect to the Notes and any Distribution Date or Redemption Date, the close of business on the Business Day preceding such Distribution Date or Redemption Date, provided, however, that if Definitive Notes have been issued pursuant to Section 2.12, Record Date shall mean, with respect to any Distribution Date or Redemption Date, the last day of the preceding Collection Period.

         "Recoveries" has the meaning specified in the Sale and Servicing Agreement.

         "Redemption Date" means, in the case of a redemption of the Notes pursuant to Section 10.01, the Distribution Date specified by the Master Servicer pursuant to such Section.

         "Redemption Price" means, in the case of a redemption of the Notes pursuant to Section 10.01, an amount equal to the unpaid principal amount of the Notes redeemed plus accrued and unpaid interest thereon through the related Interest Period at the related Interest Rates.

         "Regular Principal Distributable Amount" means, with respect to any Distribution Date, an amount equal to the excess, if any, of (i) the lesser of
(a) the Note Balance on that Distribution Date (before giving effect to any payments made to holders of the Notes on that Distribution Date), and (b) the excess, if any, of (1) the sum of the Note Balance on that Distribution Date (before giving effect to any payments made to holders of the Notes on that Distribution Date) and the Overcollateralization Target Amount for that Distribution Date over (2) the Pool Balance as of the last day of the related Collection Period, over (ii) the sum of the Priority Principal Distributable Amount, the Secondary Principal Distributable Amount, the Third Principal Distributable Amount, the Fourth Principal Distributable Amount and the Fifth Principal Distribution Amount.

         "Reserve Fund" has the meaning specified in the Sale and Servicing Agreement.

         "Reserve Fund Amount" has the meaning specified in the Sale and Servicing Agreement.

         "Reserve Fund Deficiency" means, as of any date, the excess of the Reserve Fund Required Amount over the Reserve Fund Amount.

         "Reserve Fund Draw Amount" has the meaning specified in the Sale and Servicing Agreement.

         "Reserve Fund Required Amount" has the meaning specified in the Sale and Servicing Agreement.

         "Responsible Officer" has the meaning specified in the Sale and Servicing Agreement.

         "Reuters Screen LIBOR01 Page" means the display designated as the LIBOR01 Page on the Reuters service (or such other page as may replace the LIBOR01 page on that service or any successor service for the purpose of displaying LIBOR).

         "Sale and Servicing Agreement" means the sale and servicing agreement, dated as of January 1, 2008, among the Issuer, the Depositor, the Seller and the Master Servicer.

         "Secondary Principal Distributable Amount" means, with respect to any Distribution Date, the excess, if any, of the Note Balance of the Class A Notes and Class B Notes on that Distribution Date (before giving effect to any payments made to holders of the Notes on that Distribution Date) over the sum of the Priority Principal Distributable Amount and the Pool Balance as of the last day of the related Collection Period; provided, however, that on and after the Final Scheduled Distribution Date for the Class B Notes, the Secondary Principal Distributable Amount will be not less than the amount that is necessary to reduce the outstanding principal balance of the Class B Notes to zero.

         "Securities Act" means the Securities Act of 1933.

         "Securityholders" has the meaning specified in the Sale and Servicing Agreement

         "Seller" has the meaning specified in the Receivables Purchase
Agreement.

         "Senior Swap Termination Payment" means any payment following an event of default or termination event under the Swap Agreement, including accrued interest thereon, required to be paid by the Issuer to any Swap Counterparty, other than a Subordinated Swap Termination Payment.

         "Servicer Termination Event" has the meaning specified in the Sale and Servicing Agreement.

         "Standard & Poor's" means Standard & Poor's Ratings Services, a Division of The McGraw-Hill Companies, Inc.

         "State" means any of the 50 states of the United States or the District of Columbia.

         "Subordinated Swap Termination Payment" means any payment, including accrued interest thereon, required to be paid by the Issuer to any Swap Counterparty pursuant to the Swap Agreement following any event of default or termination event (other than the illegality of the transactions as set forth in Part 1(i)(i) of the Swap Agreement or the occurrence of certain tax events as set forth in Part 1(i)(ii) of the Swap Agreement) where the Swap Counterparty is the sole defaulting party or the sole affected party.

         "Successor Master Servicer" has the meaning specified in the Sale and Servicing Agreement.

         "Swap Agreement" means the ISDA Master Agreement, dated January 24, 2008, between the Issuer and the Swap Counterparty, including the Schedule thereto, the Credit Support Annex thereto and the Confirmation relating to the Class A-2b Notes.

         "Swap Counterparty" means Wachovia Bank, as swap counterparty under the Swap Agreement.

         "Swap Termination Payment" means, with respect to any Distribution Date, as applicable, (i) the net amount of any Senior Swap Termination Payment plus any Subordinated Swap Termination Payment, owed by the Issuer to the Swap Counterparty or (ii) the net amount of any swap termination payment owed by the Swap Counterparty to the Issuer, as applicable.

         "Third Principal Distributable Amount" means, with respect to any Distribution Date, the excess, if any, of the Note Balance of the Class A Notes, Class B Notes and Class C Notes on that Distribution Date (before giving effect to any payments made to holders of the Notes on that Distribution Date) over the sum of the Priority Principal Distributable Amount, the Secondary Principal Distributable Amount and the Pool Balance as of the last day of the related Collection Period; provided, however, that on and after the Final Scheduled Distribution Date for the Class C Notes, the Third Principal Distributable Amount will be not less than the amount that is necessary to reduce the outstanding principal balance of the Class C Notes to zero.

         "Total Servicing Fee" has the meaning specified in the Sale and Servicing Agreement.

         "Total Trustee Fees" means, for any Collection Period and the related Distribution Date, with respect to each of the Trustees, the sum of (i) the Monthly Trustee Fees for such Collection Period and (ii) all accrued but unpaid Monthly Trustee Fees for the previous Collection Period.

         "Transition Costs" has the meaning specified in the Sale and Servicing Agreement.

         "Treasury Regulations" has the meaning specified in the Trust
Agreement.

         "Trust Agreement" means the amended and restated trust agreement, dated as of January 1, 2008, between the Depositor and the Owner Trustee.

         "Trust Estate" means all money, instruments, rights, and other property that are subject or intended to be subject to the lien and security interest of this Indenture for the benefit of the Noteholders (including all property and interests Granted to the Indenture Trustee), including all proceeds thereof.

         "Trust Indenture Act" or "TIA" means the Trust Indenture Act of 1939 as in force on the date hereof, unless otherwise specifically provided.

         "Trustees" means the Owner Trustee and the Indenture Trustee.

         "UCC" means, unless the context otherwise requires, the Uniform Commercial Code, as in effect in the relevant jurisdiction.

         "United States" means the United States of America.

         "Vice President" has the meaning specified in the Sale and Servicing Agreement.

         "Wachovia Bank" has the meaning specified in the Sale and Servicing Agreement.

         "Wachovia Dealer Services" means Wachovia Dealer Services, Inc.

         "WDS Receivables" has the meaning specified in the Receivables Purchase Agreement.

         (b) Except as otherwise specified herein or as the context may otherwise require, for all purposes of this Indenture, capitalized terms used herein that are not otherwise defined shall have the meanings ascribed thereto in the Sale and Servicing Agreement or the Trust Agreement, as the case may be.

         Section 1.02. Incorporation by Reference of Trust Indenture Act. Whenever this Indenture refers to a provision of the TIA, that provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

         "indenture securities" means the Notes.

         "indenture security holder" means a Noteholder.

         "indenture to be qualified" means this Indenture.

         "indenture trustee" or "institutional trustee" means the Indenture Trustee.

         "obligor" on the indenture securities means the Issuer and any other obligor on the indenture securities.

         All other TIA terms used in this Indenture that are defined in the TIA, defined by TIA reference to another statute or defined by Commission rule have the meaning assigned to them by such definitions.

         Section 1.03. Interpretive Provisions. With respect to all terms in this Indenture, unless the context otherwise requires: (i) a term has the meaning assigned to it; (ii) an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles as in effect from time to time in the United States; (iii) "or" is not exclusive; (iv) "including" means including without limitation; (v) words in the singular include the plural and words in the plural include the singular;
(vi) any agreement, instrument or statute defined or referred to herein or in any instrument or certificate delivered in connection herewith means such agreement, instrument or statute as from time to time amended, modified or supplemented and includes (in the case of agreements or instruments) references to all attachments thereto and instruments incorporated therein; (vii) references to a Person are also to its successors and permitted assigns; (viii) the words "hereof", "herein" and "hereunder" and words of similar import when used in this Indenture shall refer to this Indenture as a whole and not to any particular provision of this Indenture; (ix) references contained in this Indenture to Section, Schedule and Exhibit, as applicable, are references to Sections, Schedules and Exhibits in or to this Indenture unless otherwise specified; (x) references to "writing" include printing, typing, lithography and other means of reproducing words in a visible form; and (xi) the term "proceeds" has the meaning set forth in the applicable UCC.

                                  ARTICLE TWO

                                   THE NOTES

         Section 2.01. Form.

         (a) The Class A-1 Notes, the Class A-2a Notes, the Class A-2b Notes, the Class A-3 Notes, the Class A-4 Notes, the Class B Notes, the Class C Notes, the Class D Notes and the Class E Notes, in each case together with the Indenture Trustee's certificate of authentication, shall be in substantially the form set forth in Exhibit A, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may, consistently herewith, be determined by the officers executing such Notes, as evidenced by their execution of the Notes. Any portion of the text of any Note may be set forth on the reverse thereof, with an appropriate reference thereto on the face of the Note.

         (b) Notes shall be typewritten, printed, lithographed or engraved or produced by any combination of these methods (with or without steel engraved borders), all as determined by the Authorized Officers executing such Notes, as evidenced by their execution of such Notes.

         (c) Each Note shall be dated the date of its authentication. The terms of the Notes as set forth in Exhibit A are part of the terms of this Indenture and are incorporated herein by reference.

         (d) The aggregate principal amount of the Notes may from time to time be increased or decreased by adjustments made on the records of the Indenture Trustee or the Clearing Agency or its nominee, as the case may be, as hereinafter provided.

         (e) Except as provided in Section 2.12 hereof, owners of beneficial interests in Book-Entry Notes will not be entitled to receive physical delivery of Definitive Notes.

         Section 2.02. Execution, Authentication and Delivery.

         (a) The Notes shall be executed on behalf of the Issuer by any of its Authorized Officers. The signature of any such Authorized Officer on the Notes may be manual or facsimile. Notes bearing the manual or facsimile signature of individuals who were at any time Authorized Officers of the Issuer shall bind the Issuer, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Notes or did not hold such offices on the date of such Notes.

         (b) The Indenture Trustee shall, upon Issuer Order, authenticate and deliver for original issue the following aggregate principal amounts of Notes:
(i) $107,000,000 of Class A-1 Notes, (ii) $30,000,000 of Class A-2a Notes, (iii)
$174,000,000 of Class A-2b Notes, (iv) $129,000,000 of Class A-3 Notes, (v)
$60,000,000 of Class A-4 Notes, (vi) $22,455,000 of Class B Notes, (vii) $26,946,000 of Class C Notes, (viii) $34,431,000 of Class D Notes and (ix) $14,970,000 of Class E Notes. The aggregate principal amount of Class A-1 Notes, Class A-2a Notes, Class A-2b Notes, Class A-3 Notes, Class A-4 Notes, Class B Notes, Class C

Notes, Class D Notes and Class E Notes Outstanding at any time may not exceed such respective amounts except as provided in Section 2.06.

         (c) Each Note shall be dated the date of its authentication. The Class A Notes, Class B Notes, Class C Notes and Class D Notes shall be issuable as registered Notes in minimum denominations of $2,000 and in integral multiples of $1,000 in excess thereof. The Class E Notes shall be issuable in one or more registered, definitive, physical certificates, in minimum denominations of $25,000 and in integral multiples of $1,000 in excess thereof.

         (d) No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose, unless there appears on such Note a certificate of authentication substantially in the form provided for herein executed by the Indenture Trustee by the manual signature of one of its authorized signatories, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder.

         Section 2.03. Temporary Notes.

         (a) Pending the preparation of Definitive Notes pursuant to Section 2.12, the Issuer may execute, and upon receipt of an Issuer Order the Indenture Trustee shall authenticate and deliver, temporary Notes that are printed, lithographed, typewritten, mimeographed or otherwise produced, of the tenor of the Definitive Notes in lieu of which they are issued and with such variations not inconsistent with the terms of this Indenture as the officers executing such Notes may determine, as evidenced by their execution of such Notes.

         (b) If temporary Notes are issued pursuant to this Section, the Issuer shall cause Definitive Notes to be prepared without unreasonable delay. After the preparation of Definitive Notes, the temporary Notes shall be exchangeable for Definitive Notes upon surrender of the temporary Notes at the office or agency of the Note Registrar to be maintained as provided in Section 3.02, without charge to the related Noteholder. Upon surrender for cancellation of any one or more temporary Notes, the Issuer shall execute, and the Indenture Trustee shall authenticate and deliver in exchange therefor, a like tenor and principal amount of Definitive Notes of authorized denominations. Until so exchanged, the temporary Notes shall in all respects be entitled to the same benefits under this Indenture as Definitive Notes.

         Section 2.04. Tax Treatment. The Issuer has entered into this Indenture, and the Notes will be issued, with the intention that, for all purposes including federal, State and local income, single business and franchise tax purposes, the Notes will qualify as indebtedness of the Issuer secured by the Trust Estate. The Issuer, by entering into this Indenture, and each Noteholder, by its acceptance of a Note (and each Note Owner by its acceptance of an interest in the applicable Book-Entry Note), agree to treat the Notes as indebtedness of the Issuer for all purposes, including federal, State and local income, single business and franchise tax purposes.

         Section 2.05. Registration; Registration of Transfer and Exchange.

         (a) The Issuer shall cause to be kept a register (the "Note Register") in which, subject to such reasonable regulations as it may prescribe, the Issuer shall provide for the registration of Notes and the registration of transfers of Notes. The Indenture Trustee initially shall be the registrar (the "Note Registrar") for the purpose of registering Notes and transfers of Notes as herein provided. Upon any resignation of any Note Registrar, the Issuer shall promptly appoint a successor or, if it elects not to make such an appointment, assume the duties of Note Registrar.

         (b) If a Person other than the Indenture Trustee or Wachovia Bank is appointed by the Issuer as Note Registrar, the Issuer will give the Indenture Trustee prompt written notice of the appointment of such Note Registrar and of the location, and any change in the location, of the Note Register, and the Indenture Trustee shall have the right to inspect the Note Register at all reasonable times and to obtain copies thereof, and the Indenture Trustee shall have the right to rely upon a certificate executed on behalf of the Note Registrar by an Executive Officer thereof as to the names and addresses of the Holders of the Notes and the principal amounts and number of such Notes.

         (c) Upon surrender for registration of transfer of any Note at the office or agency of the Issuer to be maintained as provided in Section 3.02, provided that the requirements of Section 8-401 of the UCC are met, the Issuer shall execute, and the Indenture Trustee shall authenticate and deliver to the Noteholder making such surrender and the Noteholder shall obtain from the Indenture Trustee, in the name of the designated transferee or transferees, one or more new Notes of the same Class in any authorized denomination and a like aggregate principal amount. The Indenture Trustee may rely upon the Administrator with respect to the determination of whether the requirements of
Section 8-401 of the UCC are met.

         (d) At the option of the related Holder, Notes may be exchanged for other Notes of the same Class in any authorized denominations, of a like aggregate principal amount, upon surrender of the Notes to be exchanged at such office or agency. Whenever any Notes are so surrendered for exchange, provided that the requirements of Section 8-401 of the UCC are met (as determined by the Issuer), the Issuer shall execute, and the Indenture Trustee shall authenticate and deliver to the Noteholder making such exchange, the Notes which such Noteholder is entitled to receive. The Indenture Trustee may rely upon the Administrator with respect to the determination of whether the requirements of
Section 8-401 of the UCC are met.

         (e) All Notes issued upon any registration of transfer or exchange of Notes shall be the valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Notes surrendered upon such registration of transfer or exchange.

         (f) Each Note presented or surrendered for registration of transfer or exchange shall be duly endorsed by, or be accompanied by a written instrument of transfer in form satisfactory to the Indenture Trustee duly executed by, the Holder thereof or such Holder's attorney duly authorized in writing, with such signature guaranteed by an "eligible guarantor institution" meeting the requirements of the Note Registrar.

         (g) No service charge shall be made to a Holder for any registration of transfer or exchange of Notes, but the Issuer or the Indenture Trustee may require payment by such Noteholder of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Notes, other than exchanges pursuant to Section 2.03 or
9.06 not involving any transfer.

         (h) The preceding provisions of this Section notwithstanding, the Issuer shall not be required to make, and the Note Registrar need not register, transfers or exchanges of Notes with respect to which the due date for any payment will occur within 15 days.

         (i) Each Person to whom a Note is transferred will be required to represent, (i) in the case of a Definitive Note, or deemed to represent, in the case of a Book-Entry Note, that (A) such Person is not a Benefit Plan or (B) such Person is acquiring a Note and the Person's acquisition, holding and disposition of the Note are and will be eligible for relief under PTCE 84-14, 90-1, 91-38, 95-60 or 96-23 or (ii) in the case of the Class E Notes, that such person is not a Benefit Plan.

         (j) No Class E Note may be sold or transferred (including, without limitation, by pledge or hypothecation) unless such sale or transfer is exempt from the registration requirements of the Securities Act, is exempt from the registration requirements under applicable state securities laws and will not cause the Issuer to become subject to the requirement that it register as an investment company under the Investment Company Act.

         (k) The Indenture Trustee shall not be responsible for ascertaining whether any transfer complies with, or for otherwise monitoring or determining compliance with, the requirements or terms of the Securities Act, applicable state securities laws, ERISA, the Code or the Investment Company Act; except that if a certificate is specifically required by the terms of this Section 2.05 to be provided to the Indenture Trustee by a prospective transferor or transferee, the Indenture Trustee shall be under a duty to receive and examine the same to determine whether it conforms substantially on its face to the applicable requirements of this Section 2.05.

         Any purported transfer of a Note not in accordance with this Section
2.05 shall be null and void and shall not be given effect for any purpose whatsoever.

         Section 2.06. Mutilated, Destroyed, Lost or Stolen Notes.

         (a) If (i) any mutilated Note is surrendered to the Indenture Trustee, or the Indenture Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, (ii) there is delivered to the Indenture Trustee such security or indemnity as may be required by it to hold the Issuer and the Indenture Trustee harmless and (iii) the requirements of Section 8-405 of the UCC are met, then, in the absence of notice to the Issuer, the Note Registrar or the Indenture Trustee that such Note has been acquired by a Protected Purchaser, the Issuer shall execute, and upon its request the Indenture Trustee shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Note, a replacement Note of the same Class; provided, however, that if any such destroyed, lost or stolen Note, but not a mutilated Note, shall have become or within seven days of the Indenture Trustee's receipt of evidence to its satisfaction of such destruction, loss or theft shall be due and payable, or shall have been called for redemption pursuant to Section 10.01, instead of issuing a replacement Note, the Issuer may pay such destroyed, lost or stolen Note when so due or payable or upon the Redemption Date without surrender thereof. The Indenture Trustee may rely upon the Administrator with respect to the determination of whether the requirements of Section 8-405 of the UCC are met. If, after the delivery of such replacement Note or payment of a destroyed, lost or stolen Note pursuant to the proviso to the preceding sentence, a Protected Purchaser of the original
Note in lieu of which such replacement Note was issued presents for payment such original Note, the Issuer and the Indenture Trustee shall be entitled to recover such replacement Note (or such payment) from the Person to whom such replacement Note was delivered or any Person taking such replacement Note from such Person to whom such replacement Note was delivered or any assignee of such Person, except a Protected Purchaser, and shall be entitled to recover upon the security or indemnity provided therefor to the extent of any loss, damage, cost or expense incurred by the Issuer or the Indenture Trustee in connection therewith.

         (b) Upon the issuance of any replacement Note under this Section, the Issuer or the Indenture Trustee may require the payment by the Holder of such Note of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other reasonable expenses (including the fees and expenses of the Indenture Trustee or the Note Registrar) connected therewith.

         (c) Every replacement Note issued pursuant to this Section in replacement of any mutilated, destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Issuer, whether or not the mutilated, destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

         (d) The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

         Section 2.07. Persons Deemed Owner. Prior to due presentment for registration of transfer of any Note, the Issuer, the Indenture Trustee and any of their respective agents may, subject to Section 2.06, treat the Person in whose name such Note is registered in the Note Register (as of the day of determination) as the owner of such Note for the purpose of receiving payments of principal of and interest, if any, on such Note and for all other purposes whatsoever, whether or not such Note shall be overdue, and none of the Issuer, the Indenture Trustee or any of their respective agents shall be affected by any notice to the contrary.

         Section 2.08. Payment of Principal and Interest.

         (a) On each Distribution Date, prior to the acceleration of the Notes following the occurrence of an Event of Default, upon receipt of written instructions from the Master Servicer pursuant to Section 4.09(c) of the Sale and Servicing Agreement, the Indenture Trustee shall apply the Available Funds on deposit in the Collection Account to make the following payments and deposits in the following order of priority:

            (i) to the Master Servicer, the Total Servicing Fee and any Nonrecoverable Advances for the related Collection Period;

            (ii) to the Trustees pro rata, the Total Trustee Fees, provided; however, that the aggregate amount to be paid to the Trustees for such fees and expenses pursuant to this clause shall not exceed $100,000 in any given calendar year;

            (iii) to the Swap Counterparty any Net Swap Payment;

            (iv) pro rata, (A) to the Note Payment Account, for payment to the Class A Notes, the Interest Distributable Amount, ratably, for each Class of Class A Notes, and (B) to the Swap Counterparty, any Senior Swap Termination Payment;

            (v) to the Note Payment Account, for payment of principal on the Notes in the priority set forth in Section 2.08(b), the Priority Principal Distributable Amount, if any;

            (vi) to the Note Payment Account, for payment to the Class B Notes, the Interest Distributable Amount for the Class B Notes;

            (vii) to the Note Payment Account, for payment of principal on the Notes in the priority set forth in Section 2.08(b), the Secondary Principal Distributable Amount, if any;

            (viii) to the Note Payment Account, for payment to the Class C Notes, the Interest Distributable Amount for the Class C Notes;

            (ix) to the Note Payment Account, for payment of principal on the Notes in the priority set forth in Section 2.08(b), the Third Principal Distributable Amount, if any;

            (x) to the Note Payment Account, for payment to the Class D Notes, the Interest Distributable Amount for the Class D Notes;

            (xi) to the Note Payment Account, for payment of principal on the Notes in the priority set forth in Section 2.08(b), the Fourth Principal Distributable Amount, if any;

            (xii) to the Note Payment Account, for payment to the Class E Notes, the Interest Distributable Amount for the Class E Notes;

            (xiii) to the Note Payment Account, for payment of principal on the Notes in the priority set forth in Section 2.08(b), the Fifth Principal Distributable Amount, if any;

            (xiv) to the Reserve Fund, the Reserve Fund Deficiency for such Distribution Date, if any;

            (xv) to the Note Payment Account, for payment of principal on the Notes in the priority set forth in Section 2.08(b), the Regular Principal Distributable Amount, if any;

            (xvi) to the Swap Counterparty, any Subordinated Swap Termination Payment;

            (xvii) if a Successor Master Servicer has been appointed pursuant to
      Section 7.02 of the Sale and Servicing Agreement, to such Successor Master Servicer, any Transition Costs due in connection with such transfer of servicing and not paid pursuant to Section 7.01 of the Sale and Servicing Agreement, plus the Additional Servicing Fee, if any, for the related Collection Period;

            (xviii) to the Trustees, pro rata, the Total Trustee Fees, to the extent that they have not previously been paid; and

            (xix) to the Certificate Payment Account, for payment to the Certificateholders, any remaining Available Funds (the "Excess Collections").

         Notwithstanding the foregoing, following the occurrence and during the continuation of an Event of Default which has resulted in an acceleration of the Notes, all Available Funds shall be deposited into the Note Payment Account and applied in accordance with Section 2.08(f). Any distributions to be made by the Indenture Trustee under the Basic Documents may be made by the Paying Agent.

         The Reserve Fund Draw Amount shall be used to make the payments described in Section 4.02 of the Sale and Servicing Agreement.

         If the amount on deposit in the Note Payment Account (including any portion of the Reserve Fund Draw Amount) on any Distribution Date is less than the amount described in clause (iv)(A) above for such Distribution Date, the Indenture Trustee, either directly or through the Paying Agent, shall pay the available amount to the Noteholders of each Class of Class A Notes pro rata based on the Interest Distributable Amount payable to such Class on such Distribution Date.

         If on any Distribution Date, the aggregate amount on deposit in the Collection Account and the Reserve Fund equals or exceeds the Note Balance of all Notes Outstanding as of the last day of the related Collection Period, the accrued and unpaid interest thereon and all amounts due to the Master Servicer, the Swap Counterparty and the Trustees, the Master Servicer shall provide written notification thereof to the Indenture Trustee and shall direct the Indenture Trustee to apply all such amounts to retire the Notes and to pay all such amounts due to the Master Servicer, the Swap Counterparty and the Trustees in accordance with the provisions of this Section.

         (b) The principal of each Note shall be payable in installments on each Distribution Date in an aggregate amount (unless the Notes have been declared immediately due and payable following an Event of Default) for all Classes of Notes equal to the Aggregate Principal Distributable Amount. On each Distribution Date, upon receipt of instructions from the Master Servicer pursuant to Section 4.09(c) of the Sale and Servicing Agreement and subject to
Section 2.08(f), the Indenture Trustee shall either directly or through a Paying Agent apply or cause to be applied the amount on deposit in the Note Payment Account on such Distribution Date in respect of the Aggregate Principal Distributable Amount, to make the following payments in the following order of priority:

            (i) to the Class A-1 Notes, until the principal amount of the Class A-1 Notes has been paid in full;

            (ii) pro rata, to the Class A-2a Notes and Class A-2b Notes until the principal amount of the A-2a Notes and Class A-2b Notes has been paid in full;

            (iii) to the Class A-3 Notes until the principal amount of the Class A-3 Notes has been paid in full;

            (iv) to the Class A-4 Notes until the principal amount of the Class A-4 Notes has been paid in full;

            (v) to the Class B Notes until the principal amount of the Class B Notes has been paid in full;

            (vi) to the Class C Notes until the principal amount of the Class C Notes has been paid in full;

            (vii) to the Class D Notes until the principal amount of the Class D Notes has been paid in full; and

            (viii) to the Class E Notes until the principal amount of the Class E Notes has been paid in full.

         (c) The unpaid principal amount, to the extent not previously paid of the (i) Class A-1 Notes shall be due and payable on the Class A-1 Final Scheduled Distribution Date, (ii) Class A-2a Notes shall be due and payable on the Class A-2a Final Scheduled Distribution Date, (iii) Class A-2b Notes shall be due and payable on the Class A-2b Final Scheduled Distribution Date, (iv) Class A-3 Notes shall be due and payable on the Class A-3 Final Scheduled Distribution Date, (v) Class A-4 Notes shall be due and payable on the Class A-4 Final Scheduled Distribution Date, (vi) Class B Notes shall be due and payable on the Class B Final Scheduled Distribution Date, (vii) Class C Notes shall be due and payable on the Class C Final Scheduled Distribution Date, (viii) Class D Notes shall be due and payable on the Class D Final Scheduled Distribution Date and (ix) Class E Notes shall be due and payable on the Class E Final Scheduled Distribution Date.

         (d) Each Class of Notes shall accrue interest during each Interest Period at the related Interest Rate, and such interest shall be due and payable on each Distribution Date. Interest on the Class A-1 Notes and the Class A-2b Notes shall be calculated on the basis of the actual number of days elapsed and a 360-day year. Interest on the Class A-2a Notes, the Class A-3 Notes, the Class A-4 Notes, the Class B Notes, the Class C Notes, the Class D Notes and the Class E Notes shall be calculated on the basis of a 360-day year of twelve 30-day months. Subject to Section 3.01, any installment of interest or principal, if any, payable on any Note that is punctually paid or duly provided for on the applicable Distribution Date shall be paid to the Person in whose name such Note (or one or more Predecessor Notes) is registered on the related Record Date by check mailed first-class postage prepaid to such Person's address as it appears on the Note Register on such Record Date; provided, however, that, unless Definitive Notes have been issued pursuant to Section 2.12, with respect to Notes registered on the Record Date in the name of the nominee of the Clearing Agency (initially, such nominee to be Cede & Co.), payment shall be made by wire transfer in immediately available funds to the account designated by such nominee, and except for the final installment of principal payable with respect to such Note on a Distribution Date or on the related Final Scheduled Distribution Date (and except for the Redemption Price for any Note called for redemption in whole pursuant to Section 10.01), which shall be payable as provided below. The funds represented by any such checks returned undelivered shall be held in accordance with Section 3.03. The Indenture Trustee, either directly or through the Paying Agent, shall pay all Interest Distributable Amounts for any Distribution Date to the Noteholders on the related Record Date even if a portion of such Interest Distributable Amount relates to an earlier Distribution Date.

         (e) All principal and interest payments on a Class of Notes shall be made pro rata to the Noteholders of such Class. Except as otherwise provided herein, the Indenture Trustee shall, before the Distribution Date on which the Issuer expects to pay the final installment of principal of and interest on any Note, notify the Holder of such Note as of the related Record Date of such final installment. Such notice shall be mailed or transmitted by facsimile and shall specify that such final installment shall be payable only upon presentation and surrender of such Note and shall specify the place where such Note may be presented and surrendered for payment of such installment. Notices in connection with redemption of Notes shall be sent by mail to Noteholders as provided in
Section 10.02.

         (f) Notwithstanding the foregoing, the unpaid principal amount of the Notes and all other amounts due hereunder and under the Swap Agreement shall be due and payable, to the extent not previously paid, on the date on which an Event of Default shall have occurred and be continuing, if the Indenture Trustee or the Holders of Notes evidencing not less than 51% of the Note Balance of the Controlling Class have declared the Notes to be immediately due and payable in the manner provided in Section 5.02(a). On each Distribution Date following acceleration of the Notes, upon receipt of instructions from the Master Servicer pursuant to Section 4.09(c) of the Sale and Servicing Agreement, the Indenture Trustee or the Paying Agent shall deposit all Available Funds into the Note Payment Account and shall apply or cause to be applied all such amounts to make the following payments and deposits in the following order of priority:

            (i) first, to the Master Servicer, the Total Servicing Fee and any Nonrecoverable Advances for the related Collection Period;

            (ii) second, to the Trustees, the Total Trustee Fees;

            (iii) third, to the Swap Counterparty, the Net Swap Payment, if any;

            (iv) fourth, pro rata, (A) to the Class A Noteholders, the Interest Distributable Amount for each Class of Class A Notes; and (B) to the Swap Counterparty, any Senior Swap Termination Payment;

            (v) (a) fifth, if an Event of Default described in Section 5.01(i),
      (ii), (v) or (vi) has occurred, in the following order of priority:

                  (A) to the Class A-1 Noteholders, payments of principal until the principal amount of the Class A-1 Notes has been paid in full;

                  (B) to the Holders of each Class of remaining Class A Notes, pro rata based on the outstanding principal amount of each such Class of Class A Notes as of such Distribution Date, payments of principal until the principal amount of each such Class of remaining Class A Notes has been paid in full;

                  (C) to the Class B Noteholders, the Interest Distributable
            Amount for the Class B Notes;

                  (D) to the Class B Noteholders, payments of principal until the principal amount of the Class B Notes has been paid in full;

                  (E) to the Class C Noteholders, the Interest Distributable
            Amount for the Class C Notes;

                  (F) to the Class C Noteholders, payments of principal until the principal amount of the Class C Notes has been paid in full;

                  (G) to the Class D Noteholders, the Interest Distributable
            Amount for the Class D Notes;

                  (H) to the Class D Noteholders, payments of principal until the principal amount of the Class D Notes has been paid in full;

                  (I) to the Class E Noteholders, the Interest Distributable
            Amount for the Class E Notes; and

                  (J) to the Class E Noteholders, payments of principal until the principal amount of the Class E Notes has been paid in full;

            (v)(b) fifth, if an Event of Default described in Section 5.01(iii) or (iv) has occurred, in the following order of priority:

                  (A) to the Class B Noteholders, the Interest Distributable
            Amount for the Class B Notes;

                  (B) to the Class C Noteholders, the Interest Distributable
            Amount for the Class C Notes;

                  (C) to the Class D Noteholders, the Interest Distributable
            Amount for the Class D Notes;

                  (D) to the Class E Noteholders, the Interest Distributable
            Amount for the Class E Notes;

                  (E) to the Class A-1 Noteholders, payments of principal until the principal amount of the Class A-1 Notes has been paid in full;

                  (F) to the Holders of each Class of remaining Class A Notes, pro rata based on the outstanding principal amount of each such Class of Class A Notes as of such Distribution Date, payments of principal until the principal amount of each such Class of remaining Class A Notes has been paid in full; and

                  (G) to the Class B Noteholders, payments of principal until the principal amount of the Class B Notes has been paid in full;

                  (H) to the Class C Noteholders, payments of principal until the principal amount of the Class C Notes has been paid in full;

                  (I) to the Class D Noteholders, payments of principal until the principal amount of the Class D Notes has been paid in full; and

                  (J) to the Class E Noteholders, payments of principal until the principal amount of the Class E Notes has been paid in full;

            (vi) sixth, to the Swap Counterparty, any Subordinated Swap Termination Payment;

            (vii) seventh, if a Successor Master Servicer has been appointed pursuant to Section 7.02 of the Sale and Servicing Agreement, to such Successor Master Servicer, any Transition Costs due in connection with such transfer of servicing and not paid pursuant to Section 7.01 of the Sale and Servicing Agreement plus the Additional Servicing Fee, if any, for the related Collection Period; and

            (viii) eighth, to the Certificateholders, any remaining amounts.

         (g) The Indenture Trustee shall transfer or shall cause the Master Servicer to transfer, amounts from the Reserve Fund and deposit amounts transferred therefrom at the written direction of the Master Servicer in accordance with the Sale and Servicing Agreement.

         Section 2.09. Cancellation. All Notes surrendered for payment, registration of transfer, exchange or redemption in whole pursuant to Section
10.01 shall, if surrendered to any Person other than the Indenture Trustee, be delivered to the Indenture Trustee and shall be promptly cancelled by the Indenture Trustee. The Issuer may at any time deliver to the Indenture Trustee for cancellation any Notes previously authenticated and delivered hereunder which the Issuer may have acquired in any manner whatsoever, and all Notes so delivered shall be promptly cancelled by the Indenture Trustee. No Notes shall be authenticated in lieu of or in exchange for any Notes cancelled as provided in this Section, except as expressly permitted by this Indenture. All cancelled Notes may be held or disposed of by the Indenture Trustee in accordance with its standard retention or disposal policy as in effect at the time unless the Issuer shall direct by an Issuer Order that they be destroyed or returned to it; provided, that such Issuer Order is timely and the Notes have not been previously disposed of by the Indenture Trustee.

         Section 2.10. Book-Entry Notes. Except as provided in Section 2.12, the Class A Notes, Class B Notes, Class C Notes and Class D Notes, upon original issuance, will be issued in the form of a typewritten Note or Notes representing the Book-Entry Notes, to be delivered to The Depository Trust Company, the initial Clearing Agency, by, or on behalf of, the Issuer. The Book-Entry Notes shall be registered initially on the Note Register in the name of Cede & Co., the nominee of the initial Clearing Agency, and no Note Owner will receive a definitive Note representing such Note Owner's interest in such Book Entry Note, except as provided in Section 2.12. Unless and until definitive, fully registered Notes (the "Definitive Notes") have been issued to such Note Owners pursuant to Section 2.12:

            (i) the provisions of this Section shall be in full force and effect;

            (ii) the Note Registrar shall be entitled to deal with the Clearing Agency for all purposes of this Indenture (including the payment of principal of and interest on the Notes and the giving of instructions or directions hereunder) as the sole Holder of such Notes, and shall have no obligation to the Note Owners;

            (iii) to the extent that the provisions of this Section conflict with any other provisions of this Indenture, the provisions of this Section shall control;

            (iv) the rights of Note Owners shall be exercised only through the Clearing Agency and shall be limited to those established by law and agreements between such Note Owners and the Clearing Agency or the Clearing Agency Participants; pursuant to the Note Depository Agreement, unless and until Definitive Notes are issued pursuant to Section 2.12, the Clearing Agency will make book-entry transfers among the Clearing Agency Participants and receive and transmit payments of principal of and interest on the Notes to such Clearing Agency Participants; and

            (v) whenever this Indenture requires or permits actions to be taken based upon instructions or directions of the Holders of Notes (or Holders of Notes of any Class, including the Controlling Class) evidencing a specified percentage of the Note Balance, the Clearing Agency shall be deemed to represent such percentage only to the extent that it has received instructions to such effect from Note Owners and/or Clearing Agency Participants owning or representing, respectively, such required percentage of the beneficial interest in the Notes or such Class of Notes and has delivered such instructions to the Indenture Trustee.

         Section 2.11. Notices to Clearing Agency. Whenever a notice or other communication to the Noteholders is required under this Indenture, unless and until Definitive Notes shall have been issued to such Note Owners pursuant to
Section 2.12, the Indenture Trustee shall give all such notices and communications specified herein to be given to the Noteholders to the Clearing Agency, and shall have no obligation to such Note Owners.

         Section 2.12. Definitive Notes.

         (a) Definitive Notes will be issued only in the following circumstances:

            (i) if: (A) the Clearing Agency is no longer willing or able to properly discharge its responsibilities with respect to the Book-Entry Notes and (B) the Indenture Trustee is not able to locate a qualified successor; or

            (ii) after the occurrence of an Event of Default or a Servicer Termination Event, if owners of Book-Entry Notes representing beneficial interests aggregating not less than 51% of the principal amount of a Class of Notes advise the Indenture Trustee and the Clearing Agency Participant through the Clearing Agency, in writing that the continuation of a book-entry system through the Clearing Agency is no longer in the best interests of such Note Owners;

then, in each case, the Indenture Trustee shall notify such Note Owners of the related Class of Notes through the Clearing Agency of the occurrence of any such event and of the availability of Definitive Notes of the related Class of Notes to Note Owners requesting the same.

         (b) Upon surrender to the Indenture Trustee of the Note or Notes representing the Book-Entry Notes by the Clearing Agency, accompanied by registration instructions, the Issuer at its own expense shall execute and deliver the Definitive Notes to the Indenture Trustee and the Indenture Trustee shall authenticate the Definitive Notes in accordance with the instructions of the Clearing Agency. None of the Issuer, the Note Registrar or the Indenture Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Notes of a Class, the Indenture Trustee shall recognize the Noteholders of the Definitive Notes as Noteholders hereunder.

         (c) Notwithstanding the foregoing, the Class E Notes will be issued solely as Definitive Notes.

         Section 2.13. Release of Collateral. Subject to Section 11.01 and the terms of the other Basic Documents, the Indenture Trustee shall release property from the lien of this Indenture only upon receipt of an Issuer Request accompanied by an Officer's Certificate, an Opinion of Counsel and, if required by Section 11.01, Independent Certificates in accordance with Sections 314(c) and 314(d)(1) of the TIA or an Opinion of Counsel in lieu of such Independent Certificates to the effect that the TIA does not require any such Independent Certificates. If the Commission shall issue an exemptive order under TIA Section 304(d) modifying the Indenture Trustee's obligations under TIA Sections 314(c) and 314(d)(1), the Indenture Trustee shall release property from the lien of this Indenture in accordance with the conditions and procedures set forth in such exemptive order.

         Section 2.14. Employee Benefit Plans. The Class A Notes, Class B Notes, Class C Notes and Class D Notes may, in general be purchased by, or on behalf of, or with "plan assets" of a Benefit Plan. A fiduciary of a Benefit Plan purchasing the Class A Notes, Class B Notes, Class C Notes or Class D Notes or a beneficial interest in such Notes, with the assets of a Benefit Plan is deemed to represent that the purchase of one or more such Notes or a beneficial interest therein is consistent with its fiduciary duties under ERISA and does not result in a nonexempt prohibited transaction as defined in Section 406 of ERISA or Section 4975 of the Code. If the Depositor, the Seller, the Master Servicer, the Indenture Trustee, the Owner Trustee or any of their respective Affiliates (i) has investment or administrative discretion with respect to the assets of a Benefit Plan, (ii) has authority or responsibility to give, or regularly gives, investment advice with respect to such Benefit Plan assets, for a fee and pursuant to an agreement or understanding that such advice will (a) serve as a primary basis for investment decisions with respect to such Benefit Plan assets and (b) be based on the particular investment needs for such Benefit Plan or (iii) is an employer maintaining or contributing to such Benefit Plan, then a purchase of the Class A Notes, Class B Notes, Class C Notes or Class D
Notes by such a Benefit Plan may represent a conflict of interest or act of self-dealing by the fiduciary. Because it is possible that the Class E Notes may not be treated as "debt" for purposes of the Plan Assets Regulation, the Class E Notes may not be acquired by a Benefit Plan.

         Section 2.15. Authenticating Agents. The Indenture Trustee may appoint one or more Persons (each, an "Authenticating Agent") with power to act on its behalf and subject to its direction in the authentication of Notes in connection with issuance, transfers and exchanges under Sections 2.02, 2.03, 2.05 and 2.06, as fully to all intents and purposes as though each such Authenticating Agent had been expressly authorized by those Sections to authenticate such Notes. For all purposes of this Indenture, the authentication of Notes by an Authenticating Agent pursuant to this Section shall be deemed to be the authentication of Notes "by the Indenture Trustee".

         Any corporation into which any Authenticating Agent may be merged or converted or with which it may be consolidated, or any entity resulting from any merger, consolidation or conversion to which any Authenticating Agent shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of any Authenticating Agent, shall be the successor of such Authenticating Agent hereunder, without the execution or filing of any document or any further act on the part of the parties hereto or such Authenticating Agent or such successor corporation.

         Any Authenticating Agent may at any time resign by giving written notice of resignation to the Trustees. The Indenture Trustee may at any time terminate the agency of any Authenticating Agent by giving written notice of termination to such Authenticating Agent and the Owner Trustee. Upon receiving such notice of resignation or upon such a termination, the Indenture Trustee may appoint a successor Authenticating Agent and shall give written notice of any such appointment to the Owner Trustee.

         The Administrator agrees to pay to each Authenticating Agent from time to time, reasonable compensation for its services. The provisions of Sections 2.09 and 6.04 shall be applicable to any Authenticating Agent.

         Section 2.16. Calculation Agent.

         (a) The Issuer hereby agrees that, for so long as any of the Class A-2b Notes remain Outstanding, the Issuer will at all times cause there to be an agent appointed to calculate LIBOR in respect of each Interest Period (the "Calculation Agent"), which agent shall (i) be a financial institution, subject to supervision or examination by federal or state authority, (ii) have a rating of at least "Baa1" by Moody's, "BBB+" by Standard & Poor's and "BBB+" by Fitch,
(iii) have an office within the United States and (iii) be engaged generally in transactions in U.S. Eurodollar deposits in the international Eurodollar market.

         (b) The Issuer hereby appoints the Indenture Trustee as Calculation Agent for purposes of determining LIBOR on each LIBOR Determination Date for each Interest Period.

         (c) The Calculation Agent may be removed by the Issuer at any time. If the Calculation Agent is unable or unwilling to act as such, is removed by the Issuer or fails to determine LIBOR for any Interest Period, the Issuer will promptly appoint as a replacement Calculation Agent. The Calculation Agent may not resign its duties without a successor having been duly appointed.

         (d) The Calculation Agent shall, as soon as possible after 11:00 a.m. (London time) on each LIBOR Determination Date, but in no event later than 11:00 a.m. (London time) on the Business Day immediately following each LIBOR Determination Date, calculate LIBOR for the related Interest Period and will communicate such rate to the Issuer, the Master Servicer, the Swap Counterparty and the Indenture Trustee (if the Indenture Trustee is not acting as Calculation Agent).

                                 ARTICLE THREE

                                   COVENANTS

         Section 3.01. Payment of Principal and Interest. The Issuer will duly and punctually pay the principal of and interest, if any, on the Notes in accordance with the terms of the Notes and this Indenture. Amounts properly withheld under the Code by any Person from a payment to any Noteholder of interest or principal shall be considered as having been paid by the Issuer to such Noteholder for all purposes of this Indenture.

         Section 3.02. Maintenance of Office or Agency. The Issuer will maintain in the Borough of Manhattan, The City of New York, an office or agency where Notes may be surrendered for registration of transfer or exchange, and where notices and demands to or upon the Issuer in respect of the Notes and this Indenture may be served. The Issuer hereby appoints the Indenture Trustee to serve as its agent for the foregoing purposes. The Issuer shall give prompt written notice to the Depositor and the Indenture Trustee of the location, and of any change in the location, of any such office or agency. If at any time the Issuer shall fail to maintain any such office or agency or shall fail to furnish the Indenture Trustee with the address thereof, such surrenders, notices and demands may be made or served at the Corporate Trust Office and the Issuer hereby appoints the Indenture Trustee as its agent to receive all such surrenders, notices and demands.

         Section 3.03. Money for Payments to be Held in Trust.

         (a) As provided in Section 8.02, all payments of amounts due and payable with respect to any Notes that are to be made from amounts withdrawn from the Accounts shall be made on behalf of the Issuer by the Indenture Trustee or by the Paying Agent, and no amounts so withdrawn from the Accounts for payments of Notes shall be paid over to the Issuer except as provided in this Section.

         (b) On or before each Distribution Date and Redemption Date, the Issuer shall deposit or cause to be deposited in the Note Payment Account an aggregate sum sufficient to pay the amounts then becoming due under the Notes, such sum to be held in trust for the benefit of the Persons entitled thereto, and (unless the Paying Agent is the Indenture Trustee) shall promptly notify the Indenture Trustee in writing of its action or failure so to act.

         (c) The Issuer will cause each Paying Agent other than the Indenture Trustee to execute and deliver to the Indenture Trustee an instrument in which such Paying Agent shall agree with the Indenture Trustee (and if the Indenture Trustee acts as Paying Agent, it hereby so agrees), subject to the provisions of this Section, that such Paying Agent will:

            (i) hold all sums held by it for the payment of amounts due with respect to the Notes in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided and pay such sums to such Persons as herein provided;

            (ii) give the Indenture Trustee notice of any default by the Issuer (or any other obligor upon the Notes) of which it has actual knowledge in the making of any payment required to be made with respect to the Notes;

            (iii) at any time during the continuance of any such default, upon the written request of the Indenture Trustee, forthwith pay to the Indenture Trustee all sums so held in trust by such Paying Agent;

            (iv) immediately resign as a Paying Agent and forthwith pay to the Indenture Trustee all sums held by it in trust for the payment of the Notes if at any time it ceases to meet the standards required to be met by a Paying Agent at the time of its appointment; and

            (v) comply with all requirements of the Code and any State or local tax law with respect to the withholding from any payments made by it on any Notes of any applicable withholding taxes imposed thereon and with respect to any applicable reporting requirements in connection therewith.

         (d) The Issuer may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, by Issuer Order direct any Paying Agent to pay to the Indenture Trustee all sums held in trust by such Paying Agent, such sums to be held by the Indenture Trustee upon the same trusts as those upon which such sums were held by such Paying Agent; and upon such payment by any Paying Agent to the Indenture Trustee, such Paying Agent shall be released from all further liability with respect to such sums.

         (e) If Definitive Notes are issued, subject to applicable laws with respect to escheat of funds, any money held by the Indenture Trustee or any Paying Agent in trust for the payment of any amount due with respect to any Note and remaining unclaimed for two years after such amount has become due and payable shall be discharged from such trust and be paid to the Issuer on Issuer Request; and such Noteholder shall thereafter, as an unsecured general creditor, look only to the Issuer for payment thereof (but only to the extent of the amounts so paid to the Issuer), and all liability of the Indenture Trustee or such Paying Agent with respect to such trust money shall thereupon cease; provided, however, that the Indenture Trustee or such Paying Agent, before being required to make any such repayment, shall at the expense and written direction of the Issuer cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in The City of New York, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to or for the account of the Issuer. The Indenture Trustee shall also adopt and employ, at the expense and written direction of the Issuer, any other reasonable means of notification of such repayment (including mailing notice of such repayment to Holders whose Notes have been called but have not been surrendered for redemption in whole pursuant to Section 10.01 or whose right to or interest in monies due and payable but not claimed is determinable from the records of the Indenture Trustee or of any Paying Agent, at the last address of record for each such Holder).

         Section 3.04. Existence. The Issuer will keep in full effect its existence, rights and franchises as a statutory trust under the laws of the State of Delaware (unless it becomes, or any successor Issuer hereunder is or becomes, organized under the laws of any other State or of the United States, in which case the Issuer will keep in full effect its existence, rights and franchises under the laws of such other jurisdiction) and will obtain and preserve its qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Indenture, the Notes, the Collateral and each other instrument or agreement included in the Trust Estate, including all licenses required under (i) the Maryland Vehicle Sales Finance Act or (ii) the Pennsylvania Motor Vehicle Sales Finance Act in connection with this Indenture and the other Basic Documents and the transactions contemplated hereby and thereby until such time as the Issuer shall terminate in accordance with the terms hereof.

         Section 3.05. Protection of Trust Estate. The Issuer intends the security interest Granted pursuant to this Indenture in favor of the Indenture Trustee on behalf of the Noteholders to be prior to all other liens in respect of the Trust Estate, and the Issuer shall take all actions necessary to obtain and maintain, for the benefit of the Indenture Trustee on behalf of the Noteholders, a first lien on and a first priority, perfected security interest in the Trust Estate. The Issuer will from time to time authorize, execute and deliver all such supplements and amendments hereto and all such financing statements, continuation statements, instruments of further assurance and other instruments, all as prepared by the Administrator and delivered to the Issuer, and will take such other action necessary or advisable to:

            (i) Grant more effectively any portion of the Trust Estate;

            (ii) maintain or preserve the lien and security interest (and the priority thereof) created by this Indenture or carry out more effectively the purposes hereof;

            (iii) perfect, publish notice of or protect the validity of any Grant made or to be made by this Indenture;

            (iv) enforce any of the Collateral; or

            (v) preserve and defend title to the Trust Estate and the rights of the Indenture Trustee and the Noteholders in such Trust Estate against the claims of all Persons.

The Issuer hereby authorizes the Indenture Trustee to file any financing statement or continuation statement required pursuant to this Section and designates the Indenture Trustee as its agent and attorney-in-fact to execute any other instrument required under this Section.

         Section 3.06. Opinions as to Trust Estate.

         (a) On the Closing Date, the Issuer shall furnish to the Indenture Trustee and the Swap Counterparty an Opinion of Counsel to the effect that, in the opinion of such counsel, either (i) all financing statements and continuation statements have been executed and filed that are necessary to create and continue the first priority perfected security interest of (A) the Indenture Trustee in the Collateral for the benefit of (1) the Noteholders and
(2) the Swap Counterparty in the Collateral to secure amounts owed by the Issuer to the Swap Counterparty pursuant to the Swap Agreement, and reciting the details of such filings or referring to prior Opinions of Counsel in which such details are given or (ii) no such action shall be necessary to perfect such security interest.

         (b) Within 90 days after the beginning of each fiscal year of the Issuer beginning with the first fiscal year beginning more than three months after the Cutoff Date, the Issuer shall furnish to the Indenture Trustee and the Swap Counterparty an Opinion of Counsel either stating that, in the opinion of such counsel, such action has been taken with respect to the recording, filing, re-recording and refiling of this Indenture, any indentures supplemental hereto and any other requisite documents and with respect to the authorization and filing of any financing statements and continuation statements as is necessary to maintain the lien and security interest created by this Indenture and reciting the details of such action or stating that in the opinion of such counsel no such action is necessary to maintain such lien an security interest. Such Opinion of Counsel shall also describe the recording, filing, re-recording and refiling of this Indenture, any indentures supplemental hereto and any other requisite documents and the authorization and filing of any financing statements and continuation statements that shall, in the opinion of such counsel, be required to maintain the lien and security interest of this Indenture until March 31 in the following calendar year.

         Section 3.07. Performance of Obligations; Servicing of Receivables.

         (a) The Issuer will not take any action and will use its best efforts not to permit any action to be taken by others that would release any Person from any of such Person's material covenants or obligations under any instrument or agreement included in the Trust Estate or that would result in the amendment, hypothecation, subordination, termination or discharge of, or impair the validity or effectiveness of, any such instrument or agreement, except as expressly provided in this Indenture or the other Basic Documents.

         (b) The Issuer may contract with other Persons to assist it in performing its duties under this Indenture, and any performance of such duties by a Person identified to the Indenture Trustee in an Officer's Certificate of the Issuer shall be deemed to be action taken by the Issuer. Initially, the Issuer has contracted with the Master Servicer and the Administrator to assist the Issuer in performing its duties under this Indenture.

         (c) The Issuer will and will cause the Administrator to, punctually perform and observe all of its obligations and agreements contained in this Indenture, the other Basic Documents and in the instruments and agreements included in the Trust Estate, including filing or causing to be filed all UCC financing statements and continuation statements required to be filed by the terms of this Indenture and the other Basic Documents in accordance with and within the time periods provided for herein and therein.

         (d) If the Issuer shall have knowledge of the occurrence of a Servicer Termination Event, the Issuer shall promptly notify the Depositor, the Indenture Trustee and each Rating Agency, in writing of such event, and shall specify in such notice the action, if any, the Issuer is taking in respect of such default. If a Servicer Termination Event shall arise from the failure of the Master Servicer to perform any of its duties or obligations under the Sale and Servicing

Agreement with respect to the Receivables, the Issuer shall take all reasonable steps available to it to remedy such failure.

         (e) As promptly as possible after the giving of notice of termination to the Master Servicer of the Master Servicer's rights and powers pursuant to
Section 7.01 of the Sale and Servicing Agreement, the Issuer may (subject to the rights of the Indenture Trustee to direct such appointment pursuant to Section
7.02 of the Sale and Servicing Agreement) appoint a Successor Master Servicer, and such Successor Master Servicer shall accept its appointment by a written assumption in a form acceptable to the Indenture Trustee. In the event that a Successor Master Servicer has not been appointed and has not accepted its appointment at the time when the Master Servicer ceases to act as Master Servicer, the Indenture Trustee without further action shall be the successor to the Master Servicer in all respects in accordance with Section 7.02 of the Sale and Servicing Agreement. The Indenture Trustee may resign as the Successor Master Servicer by giving written notice of such resignation to the Issuer and the Depositor and in such event will be released from such duties and obligations, such release not to be effective until the date a new Master Servicer enters into a servicing agreement as provided below. Upon delivery of any such notice to the Issuer, the Issuer shall obtain a new Master Servicer as the Successor Master Servicer. In each case of either the appointment of the Indenture Trustee (or any Affiliate as provided below) as Successor Master Servicer, or resignation of the Indenture Trustee as Master Servicer, the Indenture Trustee shall provide to the Depositor, in writing, such information as reasonably requested by the Depositor to comply with its reporting obligation under the Exchange Act with respect to a Successor Master Servicer or the resignation of the Master Servicer. Any Successor Master Servicer other than the Indenture Trustee shall (i) be an established financial institution having a net worth of not less than $50,000,000 and whose regular business includes the servicing of retail motor vehicle installment sale contracts, (ii) enter into a servicing agreement with the Issuer and the Depositor having substantially the same provisions as the provisions of the Sale and Servicing Agreement applicable to the Master Servicer, and (iii) shall provide to the Depositor, in writing, such information as reasonably requested by the Depositor to comply with its reporting obligation under the Exchange Act with respect to a Successor Master Servicer. If within 30 days after the delivery of the notice referred to above, the Issuer shall not have obtained such a new Master Servicer, the Indenture Trustee may appoint, or may petition a court of competent jurisdiction to appoint, a Successor Master Servicer. In connection with any such appointment, the Indenture Trustee may make such arrangements for the compensation of such successor as it and such successor shall agree with, subject to the limitations set forth below and in the Sale and Servicing Agreement, and in accordance with
Section 7.02 of the Sale and Servicing Agreement, the Issuer shall enter into an agreement with such successor for the servicing of the Receivables (such agreement to be in form and substance satisfactory to the Indenture Trustee). If the Indenture Trustee shall succeed to the duties of the Master Servicer as provided herein, it shall do so in its individual capacity and not in its capacity as Indenture Trustee and, accordingly, except as otherwise provided in the proviso to Section 6.01(a), the provisions of Article Six shall be inapplicable to the Indenture Trustee in its duties as the successor to the Master Servicer and the servicing of the Receivables. In case the Indenture Trustee shall become successor to the Master Servicer under the Sale and Servicing Agreement, the Indenture Trustee shall be entitled to appoint as Master Servicer any one of its Affiliates or agents; provided that the Indenture Trustee, in its capacity as Master Servicer, shall be fully liable for the actions and omissions of such Affiliate or agent in such capacity as Successor Master Servicer. Notwithstanding any other provisions of this Indenture to the contrary, in no event shall the Indenture Trustee be liable for any servicing fee or for any differential in the amount of the servicing fee paid under the Sale and Servicing Agreement and the amount necessary to induce any Successor Master Servicer to act as Successor Master Servicer under the Sale and Servicing Agreement.

         (f) The Issuer shall promptly notify the Depositor, the Trustees, the Swap Counterparty and the Rating Agencies, in writing of (i) any termination of the Master Servicer pursuant to the Sale and Servicing Agreement and (ii) the appointment of each Successor Master Servicer, including the name and address of such Successor Master Servicer.

         (g) The Issuer shall not waive timely performance or observance by the Depositor, the Master Servicer or the Seller of their respective duties or obligations under the Basic Documents if such waiver would reasonably be expected to materially adversely affect the Noteholders.

         Section 3.08. Negative Covenants. For so long as any Notes are Outstanding, the Issuer shall not:

            (i) except as expressly permitted by Section 3.10(b) and the Basic Documents, sell, transfer, exchange or otherwise dispose of any of the properties or assets of the Issuer, including those included in the Trust Estate, unless directed to do so in writing by the Indenture Trustee;

            (ii) claim any credit on, or make any deduction from the principal or interest payable in respect of, the Notes (other than amounts properly withheld from such payments under the Code or applicable State law) or assert any claim against any present or former Noteholder by reason of the payment of the taxes levied or assessed upon the Issuer;

            (iii) (a) permit the validity or effectiveness of this Indenture to be impaired, or permit the lien created by this Indenture to be amended, hypothecated, subordinated, terminated or discharged, or permit any Person to be released from any covenants or obligations with respect to the Notes under this Indenture except as may be expressly permitted hereby, (b) permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance (other than the lien of this Indenture) to be created on or extend to or otherwise arise upon or burden the Trust Estate or any part thereof or any interest therein or the proceeds thereof (other than tax liens, mechanics' liens and other liens that arise by operation of law, in each case on any of the Financed Vehicles and arising solely as a result of an action or omission of the related Obligor) or (c) permit the lien created by this Indenture not to constitute a valid first priority (other than with respect to any such tax, mechanics' or other lien) security interest in the Trust Estate;

            (iv) dissolve or liquidate in whole or in part;

            (v) engage in any activities other than those permitted by Section
      2.03 of the Trust Agreement and financing, acquiring, owning, pledging and managing the Receivables as contemplated by the Basic Documents and activities incidental to such activities; or

            (vi) incur, assume or guarantee any indebtedness other than the indebtedness evidenced by the Notes or indebtedness otherwise permitted by the Basic Documents.

         Section 3.09. Annual Statement as to Compliance. The Issuer will deliver to the Depositor, the Swap Counterparty and the Indenture Trustee, on or before June 30 of each year (commencing with the June 30 that is at least six months after the Closing Date), an Officer's Certificate stating, as to the Authorized Officer signing such Officer's Certificate, that:

         (a) a review of the activities of the Issuer during the preceding year (or such shorter period in the case of the first such Officer's Certificate) and of its performance under this Indenture has been made under such Authorized Officer's supervision; and

         (b) to the best of such Authorized Officer's knowledge, based on such review, the Issuer has complied with all conditions and covenants under this Indenture throughout the preceding year (or such shorter period in the case of the first such Officer's Certificate) or, if there has been a default in its compliance with any such condition or covenant, specifying each such default known to such Authorized Officer and the nature and status thereof.

         Section 3.10. Issuer May Consolidate, etc., Only on Certain Terms.

         (a) The Issuer shall not consolidate or merge with or into any other Person, unless:

            (i) the Person formed by or surviving such consolidation or merger shall be a Person organized and existing under the laws of the United States or any State and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Indenture Trustee, in form satisfactory to the Depositor, the Swap Counterparty and the Indenture Trustee, the due and punctual payment of the principal of and interest on all Notes and the performance or observance of every agreement and covenant of this Indenture, and each other Basic Document, on the part of the Issuer to be performed or observed;

            (ii) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing;

            (iii) the Rating Agency Condition shall have been satisfied with respect to such transaction;

            (iv) the Issuer shall have received an Opinion of Counsel (and shall have delivered copies thereof to the Indenture Trustee) to the effect that such transaction will not have any material adverse tax consequence to the Issuer, the Swap Counterparty, any Noteholder or any Certificateholder;

            (v) any action that is necessary to maintain the lien and security interest created by this Indenture shall have been taken; and

            (vi) the Issuer shall have delivered to the Indenture Trustee and the Swap Counterparty an Officer's Certificate and an Opinion of Counsel each stating that such consolidation or merger and such supplemental indenture comply with this Article and that all conditions precedent provided for in this Indenture relating to such transaction have been complied with (including any filing required by the Exchange Act).

         (b) Other than as specifically contemplated by the Basic Documents, the Issuer shall not convey or transfer all or substantially all of its properties or assets, including those included in the Trust Estate, to any other Person, unless:

            (i) the Person that acquires by conveyance or transfer the properties or assets of the Issuer shall (A) be a United States citizen or a Person organized and existing under the laws of the United States or any State, (B) expressly assume, by an indenture supplemental hereto, executed and delivered to the Indenture Trustee, in form satisfactory to the Indenture Trustee, the due and punctual payment of the principal of and interest on all Notes and the performance or observance of every agreement and covenant of this Indenture and each other Basic Document on the part of the Issuer to be performed or observed, all as provided herein, (C) expressly agree by means of such supplemental indenture that all right, title and interest so conveyed or transferred shall be subject and subordinate to the rights of Noteholders, (D) unless otherwise provided in such supplemental indenture, expressly agree to indemnify, defend and hold harmless the Issuer against and from any loss, liability or expense arising under or related to this Indenture and the Notes and (E) expressly agree by means of such supplemental indenture that such Person (or if a group of Persons, then one specified Person) shall make all filings with the Commission (and any other appropriate Person) required by the Exchange Act in connection with the Notes;

            (ii) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing;

            (iii) the Rating Agency Condition shall have been satisfied with respect to such transaction;

            (iv) the Issuer shall have received an Opinion of Counsel (and shall have delivered copies thereof to the Depositor and the Indenture Trustee) to the effect that such transaction will not have any material adverse federal tax consequence to the Issuer, any Noteholder or any Certificateholder;

            (v) any action that is necessary to maintain the lien and security interest created by this Indenture shall have been taken; and

            (vi) the Issuer shall have delivered to the Indenture Trustee and the Swap Counterparty an Officer's Certificate and an Opinion of Counsel each stating that such conveyance or transfer and such supplemental indenture comply with this Article and that all conditions precedent provided for in this Indenture relating to such transaction have been complied with (including any filing required by the Exchange Act).

         Section 3.11. Successor or Transferee.

         (a) Upon any consolidation or merger of the Issuer in accordance with
Section 3.10(a), the Person formed by or surviving such consolidation or merger (if other than the Issuer) shall succeed to, and be substituted for, and may exercise every right and power of, the Issuer under this Indenture with the same effect as if such Person had been named as the Issuer herein.

         (b) Upon any conveyance or transfer of all the properties and assets of the Issuer in accordance with Section 3.10(b), the Issuer will be released from every covenant and agreement of this Indenture to be observed or performed on the part of the Issuer with respect to the Notes immediately upon the delivery of written notice to the Indenture Trustee and the Depositor stating that the Issuer is to be so released.

         Section 3.12. No Other Business. The Issuer shall not engage in any business other than financing, acquiring, owning and pledging the Receivables in the manner contemplated by this Indenture and the other Basic Documents and activities incidental thereto.

         Section 3.13. No Borrowing. The Issuer shall not issue, incur, assume, guarantee or otherwise become liable, directly or indirectly, for any indebtedness except for (i) the Notes and (ii) any other indebtedness permitted by or arising under the Basic Documents.

         Section 3.14. Master Servicer's Obligations. The Issuer shall cause the Master Servicer to comply with the Sale and Servicing Agreement.

         Section 3.15. Guarantees, Loans, Advances and Other Liabilities. Except as contemplated by the Basic Documents, the Issuer shall not make any loan or advance or credit to, or guarantee (directly or indirectly or by an instrument having the effect of assuring another's payment or performance on any obligation or capability of so doing or otherwise), endorse or otherwise become contingently liable, directly or indirectly, in connection with the obligations, stocks or dividends of, or own, purchase, repurchase or acquire (or agree contingently to do so) any stock, obligations, assets or securities of, or any other interest in, or make any capital contribution to, any other Person.

         Section 3.16. Capital Expenditures. The Issuer shall not make any expenditure (by long-term or operating lease or otherwise) for capital assets (either realty or personalty).

         Section 3.17. Removal of Administrator. For so long as any Notes are Outstanding, the Issuer shall not remove the Administrator without cause unless the Rating Agency Condition shall have been satisfied with respect to such removal.

         Section 3.18. Restricted Payments. Except as expressly permitted by the Basic Documents, the Issuer shall not, directly or indirectly, (i) pay any dividend or make any distribution (by reduction of capital or otherwise), whether in cash, property, securities or a combination thereof, to the Owner Trustee or any owner of a beneficial interest in the Issuer or otherwise with respect to any ownership or equity interest or security in or of the Issuer or to the Master Servicer, (ii) redeem, purchase, retire or otherwise acquire for value any such ownership or equity interest or security or (iii) set aside or otherwise segregate any amounts for any such purpose; provided, however, that the Issuer may make, or cause to be made, (a) distributions as contemplated by, and to the extent funds are available for such purpose under, the Sale and Servicing Agreement or the Trust Agreement and (b) payments to the Indenture Trustee pursuant to Section 1.02(b)(ii) of the Administration Agreement. The Issuer will not, directly or indirectly, make payments to or distributions from the Collection Account, the Note Payment Account, the Certificate Payment Account or the Reserve Fund, except in accordance with this Indenture and the other Basic Documents.

         Section 3.19. Notice of Events of Default. The Issuer shall give each Rating Agency, the Swap Counterparty, a Responsible Officer of the Indenture Trustee and the Depositor prompt written notice of each Event of Default hereunder and each default on the part of the Seller, the Master Servicer or the Depositor of its obligations under the Sale and Servicing Agreement and each default on the part of the Seller or the Depositor of its obligations under the Receivables Purchase Agreement.

         Section 3.20. Further Instruments and Acts. Upon request of the Indenture Trustee, the Issuer will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

         Section 3.21. Compliance with Laws. The Issuer shall comply with the requirements of all applicable laws, the non-compliance with which would, individually or in the aggregate, materially and adversely affect the ability of the Issuer to perform its obligations under the Notes, this Indenture or any Basic Document.

         Section 3.22. Amendments of Sale and Servicing Agreement and Trust Agreement. The Issuer shall not agree to any amendment to Section 9.01 of the Sale and Servicing Agreement or Section 11.01 of the Trust Agreement to eliminate the requirements thereunder that the Indenture Trustee or the Noteholders consent to amendments thereto as provided therein.

                                  ARTICLE FOUR

                          SATISFACTION AND DISCHARGE

         Section 4.01. Satisfaction and Discharge of Indenture. This Indenture shall cease to be of further effect with respect to the Notes except as to (i) rights of registration of transfer and exchange, (ii) substitution of mutilated, destroyed, lost or stolen Notes, (iii) rights of Noteholders to receive payments of principal thereof and interest thereon and the right of the Swap Counterparty to receive amounts owed under the Swap Agreement, (iv) Sections 3.03, 3.04, 3.05, 3.08, 3.10, 3.12, 3.13, 3.16 and 3.17, (v) the rights, obligations and immunities of the Indenture Trustee hereunder (including the rights of the Indenture Trustee under Section 6.07 and the obligations of the Indenture Trustee under Section 4.02) and (vi) the rights of Noteholders as beneficiaries hereof with respect to the property so deposited with the Indenture Trustee payable to all or any of them, and the Indenture Trustee, on demand of and at the expense of the Issuer, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture with respect to the Notes, when:

         (a) either:

            (i) all Notes theretofore authenticated and delivered (other than Notes (1) that have been destroyed, lost or stolen and that have been replaced or paid as provided in Section 2.06 and (2) for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer or discharged from such trust, as provided in Section 3.03) have been delivered to the Indenture Trustee for cancellation; or

            (ii) all Notes not theretofore delivered to the Indenture Trustee for cancellation:

                  (A) have become due and payable,

                  (B) will become due and payable at the Class E Final Scheduled
            Distribution Date within one year or

                  (C) are to be called for redemption within one year under
            arrangements satisfactory to the Indenture Trustee for the giving of notice of redemption by the Indenture Trustee in the name, and at the expense, of the Issuer,

      and the Issuer, in the case of clauses (A), (B) or (C) above, has irrevocably deposited or caused to be irrevocably deposited with the Indenture Trustee, in trust, cash or direct obligations of or obligations guaranteed by the United States (which will mature prior to the date such amounts are payable), in trust for such purpose, in an amount sufficient to pay and discharge the entire indebtedness on such Notes not theretofore delivered to the Indenture Trustee for cancellation when due to the related Final Scheduled Distribution Date or Redemption Date (if Notes shall have been called for redemption pursuant to Section 10.01), as the case may be;

         (b) the Issuer has paid or caused to be paid all other sums payable by the Issuer hereunder and under this Indenture and the other Basic Documents;

         (c) the Issuer has delivered to the Depositor, the Swap Counterparty and the Indenture Trustee an Officer's Certificate, an Opinion of Counsel and (if required by the TIA or Section 11.01) an Independent Certificate, each meeting the applicable requirements of Section 11.01(a) and, subject to Section 11.02, each stating that all conditions precedent provided for in this Indenture relating to the satisfaction and discharge of this Indenture have been complied with; and

         (d) the Issuer has delivered to the Depositor and the Indenture Trustee an Opinion of Counsel to the effect that the satisfaction and discharge of this Indenture pursuant to this Section will not cause any Noteholder to be treated as having sold or exchanged any of its Notes for purposes of Section 1001 of the Code.

         Section 4.02. Satisfaction, Discharge and Defeasance of the Notes.

         (a) Upon satisfaction of the conditions set forth in Section 4.02(b), the Issuer shall be deemed to have paid and discharged the entire indebtedness on all the Notes Outstanding, and the provisions of this Indenture, as it relates to such Notes, shall no longer be in effect (and the Indenture Trustee, at the expense of the Issuer, shall execute proper instruments acknowledging the same), except as to:

            (i) the rights of the Noteholders to receive, from the trust funds described in Section 4.02(b)(i), payment of the principal of and interest on the Notes Outstanding at maturity of such principal or interest;

            (ii) the obligations of the Issuer with respect to the Notes under Sections 2.05, 2.06, 3.02 and 3.03;

            (iii) the obligations of the Administrator to the Indenture Trustee under Section 6.07; and

            (iv) the rights, powers, trusts and immunities of the Indenture Trustee hereunder and the duties of the Indenture Trustee hereunder.

         (b) The satisfaction, discharge and defeasance of the Notes pursuant to
Section 4.02(a) is subject to the satisfaction of all of the following conditions:

            (i) the Issuer has deposited or caused to be deposited irrevocably (except as provided in Section 4.04) with the Indenture Trustee as trust funds in trust, specifically pledged as security for, and dedicated solely to, the benefit of the Noteholders, which, through the payment of interest and principal in respect thereof in accordance with their terms will provide, not later than one day prior to the due date of any payment referred to below, money in an amount sufficient, in the opinion of a nationally recognized firm of Independent certified public accountants expressed in a written certification thereof delivered to the Indenture Trustee, to pay and discharge the entire indebtedness on the Notes Outstanding, for principal thereof and interest thereon to the date of such deposit

      (in the case of Notes that have become due and payable) or to the maturity of such principal and interest, as the case may be;

            (ii) such deposit will not result in a breach or violation of, or constitute an event of default under, any Basic Document or other agreement or instrument to which the Issuer is bound;

            (iii) no Event of Default has occurred and is continuing on the date of such deposit or on the 91st day after such date;

            (iv) the Issuer has delivered to the Depositor and the Indenture Trustee an Opinion of Counsel to the effect that the satisfaction, discharge and defeasance of the Notes pursuant to this Section will not cause any Noteholder to be treated as having sold or exchanged any of its Notes for purposes of Section 1001 of the Code; and

            (v) the Issuer has delivered to the Depositor and the Indenture Trustee an Officer's Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for in this Indenture relating to the defeasance contemplated by this Section have been complied with.

         Section 4.03. Application of Trust Money. All monies deposited with the Indenture Trustee pursuant to this Article shall be held in and applied by the Indenture Trustee, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent, to (a) the Holders of the Notes for the payment or redemption of which such monies have been deposited with the Indenture Trustee, of all sums due and to become due thereon for principal and interest; and (b) to the Swap Counterparty for the payment of all sums due and to become due under the Swap Agreement, but such monies need not be segregated from other funds except to the extent required herein or in the Sale and Servicing Agreement or required by law.

         Section 4.04. Repayment of Monies Held by Paying Agent. In connection with the satisfaction and discharge of this Indenture with respect to the Notes, all monies then held by any Paying Agent other than the Indenture Trustee under the provisions of this Indenture with respect to such Notes shall, upon demand of the Issuer, be paid to the Indenture Trustee to be held and applied according to Section 3.03 and thereupon such Paying Agent shall be released from all further liability with respect to such monies.

                                  ARTICLE FIVE

                          EVENTS OF DEFAULT; REMEDIES

         Section 5.01. Events of Default. Wherever used herein, "Event of Default" means the occurrence of any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

            (i) default in the payment of any interest on any Note of the Controlling Class when the same becomes due and payable, and such default shall continue for a period of five days;

            (ii) default in the payment of the principal of any Note on its Final Scheduled Distribution Date;

            (iii) default in the observance or performance of any material covenant or agreement of the Issuer made in this Indenture (other than a covenant or agreement, a default in the observance or performance of which is specifically dealt with elsewhere in this Section) and such default shall continue or not be cured for a period of 60 days after there shall have been given, by registered or certified mail, to the Issuer by the Depositor or the Indenture Trustee or to the Issuer, the Depositor and the Indenture Trustee, by the Holders of Notes evidencing not less than 25% of the Note Balance of the Controlling Class, a written notice specifying such default and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder;

            (iv) any representation or warranty of the Issuer made in this Indenture or in any certificate or other writing delivered pursuant hereto or in connection herewith proving to have been incorrect in any material respect as of the time when the same shall have been made, and the circumstance or condition in respect of which such representation or warranty was incorrect shall not have been eliminated or otherwise cured for a period of 30 days after there shall have been given, by registered or certified mail, to the Issuer by the Depositor or the Indenture Trustee or to the Issuer, the Depositor and the Indenture Trustee by the Holders of Notes evidencing not less than 25% of the Note Balance of the Controlling Class, a written notice specifying such incorrect representation or warranty and requiring it to be remedied and stating that such notice is a notice of Default hereunder;

            (v) the filing of a decree or order for relief by a court having jurisdiction in the premises in respect of the Issuer or any substantial part of the Trust Estate in an involuntary case under any applicable federal or State bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Issuer or for any substantial part of the Trust Estate, or ordering the winding-up or liquidation of the Issuer's affairs, and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or

            (vi) the commencement by the Issuer of a voluntary case under any applicable federal or State bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by the Issuer to the entry of an order for relief in an involuntary case under any such law, or the consent by the Issuer to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Issuer or for any substantial part of the Trust Estate, or the making by the Issuer of any general assignment for the benefit of creditors, or the failure by the Issuer generally to pay its debts as such debts become due, or the taking of any action by the Issuer in furtherance of any of the foregoing.

         The Issuer shall deliver to the Depositor and the Indenture Trustee, within five days after the occurrence thereof, written notice in the form of an Officer's Certificate of any event which with the giving of notice or the lapse of time or both would become an Event of Default under clause (iii) or
(iv) above, its status and what action the Issuer is taking or proposes to take with respect thereto.

         Section 5.02. Acceleration of Maturity; Rescission and Annulment.

         (a) If an Event of Default shall have occurred and be continuing, the Indenture Trustee or the Holders of Notes evidencing not less than 51% of the Note Balance of the Controlling Class may, upon prior written notice to each Rating Agency and the Swap Counterparty, declare the Notes to be immediately due and payable by written notice to the Issuer (and to the Indenture Trustee if given by Noteholders), the Depositor and the Master Servicer, and upon any such declaration the unpaid principal amount of the Notes, together with accrued and unpaid interest thereon through the date of acceleration, shall become immediately due and payable.

         (b) If the Notes have been declared immediately due and payable following an Event of Default, before a judgment or decree for payment of the amount due has been obtained by the Indenture Trustee as hereinafter provided in this Article, the Holders of Notes evidencing not less than 51% of the Note Balance of the Controlling Class, by written notice to the Issuer, the Depositor and the Indenture Trustee, may rescind and annul such declaration of acceleration and its consequences if:

            (i) the Issuer has paid or deposited with the Indenture Trustee a sum sufficient to pay all payments of principal of and interest on the Notes and all other amounts that would then be due hereunder or upon the Notes and under the Swap Agreement if the Event of Default giving rise to such acceleration had not occurred; and

            (ii) all Events of Default, other than the nonpayment of the principal of the Notes that has become due solely by such acceleration, have been cured or waived as provided in Section 5.12.

No such rescission shall affect any subsequent default or impair any right consequent thereto.

         Section 5.03. Collection of Indebtedness and Suits for Enforcement by Indenture Trustee.

         (a) If a default is made in the payment of (i) any interest on any Note of the Controlling Class when the same becomes due and payable, and such default continues for a period of five days, or (ii) the principal of any Note on the related Final Scheduled Distribution Date, the Issuer will, upon demand of the Indenture Trustee, pay to it, for the benefit of the Noteholders, the entire amount then due and payable on such Notes for principal and interest, with interest upon the overdue principal at the applicable Interest Rate and, to the extent payment at such rate of interest shall be legally enforceable, upon overdue installments of interest at the applicable Interest Rate and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee and its agents and counsel and other amounts due and owing to the Indenture Trustee pursuant to Section 6.07.

         (b) If the Issuer shall fail forthwith to pay such amounts upon such demand, the Indenture Trustee, in its own name and as trustee of an express trust, may institute a Proceeding for the collection of the sums so due and unpaid, and may prosecute such Proceeding to judgment or final decree, and may enforce the same against the Issuer or any other obligor upon the Notes and collect in the manner provided by law out of the property of the Issuer or other obligor upon such Notes, wherever situated, the monies adjudged or decreed to be payable.

         (c) If an Event of Default shall have occurred and be continuing, the Indenture Trustee may, as more particularly provided in Section 5.04, in its discretion, proceed to protect and enforce its rights and the rights of the Noteholders by such appropriate Proceedings as the Indenture Trustee shall deem most effective to protect and enforce such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy or legal or equitable right vested in the Indenture Trustee by this Indenture or by law.

         (d) If there shall be pending, relative to the Issuer or any other obligor upon the Notes or any Person having or claiming an ownership interest in the Trust Estate, Proceedings under Title 11 of the United States Code or any other applicable federal or State bankruptcy, insolvency or other similar law, or if a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Issuer or its property or such other obligor or Person, or if there shall be pending any other comparable judicial Proceedings relative to the Issuer or other obligor upon the Notes, or to the creditors or property of the Issuer or such other obligor, the Indenture Trustee, irrespective of whether the principal of any Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Indenture Trustee shall have made any demand pursuant to the provisions of this Section, shall be entitled and empowered, by intervention in such Proceedings or otherwise:

            (i) to file and prove a claim or claims for the whole amount of principal and interest owing and unpaid in respect of the Notes and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Indenture Trustee (including any claim for reasonable compensation to the Indenture Trustee and each predecessor Indenture Trustee), and their respective agents and attorneys, and for all expenses and other amounts due and owing to the Indenture Trustee pursuant to Section 6.07 and of the Noteholders allowed in such Proceedings;

            (ii) unless prohibited by applicable law and regulations, to vote on behalf of the Noteholders in any election of a trustee, a standby trustee or Person performing similar functions in any such Proceedings;

            (iii) to collect and receive any monies or other property payable or deliverable on any such claims and to pay all amounts received with respect to the claims of the Noteholders and of the Indenture Trustee on their behalf; and

            (iv) to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Indenture Trustee or the Noteholders allowed in any Proceedings relative to the Issuer, its creditors and its property;

and any trustee, receiver, liquidator, custodian or other similar official in any such Proceeding is hereby authorized by each of the Noteholders to make payments to the Indenture Trustee and, in the event that the Indenture Trustee shall consent to the making of payments directly to the Noteholders, to pay to the Indenture Trustee such amounts as shall be sufficient to cover reasonable compensation to the Indenture Trustee, each predecessor Indenture Trustee and their respective agents and attorneys, and all other expenses and amounts due and owing to the Indenture Trustee pursuant to Section 6.07.

         (e) Nothing herein contained shall be deemed to authorize the Indenture Trustee to authorize or consent to or vote for or accept or adopt on behalf of any Noteholder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof or to authorize the Indenture Trustee to vote in respect of the claim of any Noteholder in any such Proceeding except, as aforesaid, to vote for the election of a trustee in bankruptcy or similar Person.

         (f) All rights of action and of asserting claims under this Indenture, or under any of the Notes, may be enforced by the Indenture Trustee without the possession of any of the Notes or the production thereof in any trial or other Proceedings relative thereto, and any such action or Proceedings instituted by the Indenture Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment, subject to the payment of the expenses, disbursements and compensation of the Indenture Trustee, each predecessor Indenture Trustee and their respective agents and attorneys, shall be for the ratable benefit of the Noteholders.

         (g) In any Proceedings brought by the Indenture Trustee (and also any Proceedings involving the interpretation of any provision of this Indenture to which the Indenture Trustee shall be a party), the Indenture Trustee shall be held to represent all the Noteholders, and it shall not be necessary to make any Noteholder a party to any such Proceedings.

         Section 5.04. Remedies.

         (a) If the Notes have been declared to be immediately due and payable following an Event of Default, the Indenture Trustee may, or at the written direction of the Holders of Notes evidencing not less than 51% of the Note Balance of the Controlling Class shall, upon prior notice to the Swap Counterparty, take one or more of the following actions as so directed (subject to Sections 5.02 and 5.05):

            (i) institute Proceedings in its own name and as trustee of an express trust for the collection of all amounts then payable on the Notes or under this Indenture with respect thereto, whether by declaration or otherwise, enforce any judgment obtained and collect from the Issuer and any other obligor upon the Notes monies adjudged due;

            (ii) institute Proceedings from time to time for the complete or partial foreclosure of this Indenture with respect to the Trust Estate;

            (iii) exercise any remedies of a secured party under the UCC and take any other appropriate action to protect and enforce the rights and remedies of the Indenture Trustee and the Noteholders; and

            (iv) sell the Trust Estate or any portion thereof or rights or interest therein, at one or more public or private sales called and conducted in any manner permitted by law;

provided, however, that the Indenture Trustee may not sell or otherwise liquidate the Trust Estate at the direction of the Noteholders following an Event of Default, other than an Event of Default described in Section 5.01(i) or (ii), unless: (A)(1) the Holders of Notes evidencing 100% of the Note Balance consent thereto, (2) the proceeds of such sale or liquidation will be sufficient to pay in full the Note Balance and all accrued but unpaid interest on the Outstanding Notes or (3) the Indenture Trustee determines that the Trust Estate will not continue to provide sufficient funds for the payment of principal of and interest on the Notes as they would have become due if the Notes had not been declared immediately due and payable, and the Indenture Trustee obtains the consent of the Holders of Notes evidencing not less than 66?% of the Note Balance of the Controlling Class; and (B) (1) there shall be sufficient funds available to pay all amounts (including any termination payments) owed to the Swap Counterparty or (2) the Swap Counterparty shall have otherwise consented to the sale or liquidation of the Trust Estate. In determining such sufficiency or insufficiency with respect to clauses (B) and
(C), the Indenture Trustee may, but need not, obtain and rely upon an opinion of an Independent investment banking or accounting firm of national reputation as to the feasibility of such proposed action and as to the sufficiency of the Trust Estate for such purpose.

         (b) If the Indenture Trustee collects any money or property pursuant to this Section as a result of selling or liquidating the Trust Estate, it shall pay out such money or property (together with all Available Collections and all amounts on deposit in the Accounts) on the related Distribution Date or other date fixed pursuant to Section 5.04(c) in the order of priority set forth in
Section 2.08(f).

         (c) The Indenture Trustee may fix a record date and distribution date for any payment to Noteholders pursuant to this Section. At least five days before such record date, the Indenture

Trustee on behalf of the Issuer shall mail to each Noteholder, the Swap Counterparty and the Indenture Trustee a notice that states the record date, the distribution date and the amount to be paid.

         Section 5.05. Optional Preservation of the Receivables. If the Notes have been declared to be due and payable under Section 5.02 following an Event of Default and such declaration and its consequences have not been rescinded and annulled, the Indenture Trustee may, but need not, elect to maintain possession of the Trust Estate and apply proceeds as if there had been no declaration of acceleration; provided however, that the Available Funds shall be applied in accordance with such declaration of acceleration in the manner specified in
Section 2.08(f). It is the desire of the parties hereto and the Noteholders that there be at all times sufficient funds for the payment of principal of and interest on the Notes and amounts due to the Swap Counterparty, and the Indenture Trustee shall take such desire into account when determining whether or not to maintain possession of the Trust Estate. In determining whether to maintain possession of the Trust Estate, the Indenture Trustee may, but need not, obtain and rely upon an opinion of an Independent investment banking or accounting firm of national reputation as to the feasibility of such proposed action and as to the sufficiency of the Trust Estate for such purpose.

         Section 5.06. Limitation of Suits. No Holder of any Note shall have any right to institute any Proceeding with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

         (a) such Holder has previously given written notice to the Indenture Trustee of a continuing Event of Default;

         (b) the Holders of Notes evidencing not less than 25% of the Note Balance of the Controlling Class have made written request to the Indenture Trustee to institute such Proceeding in respect of such Event of Default in its own name as Indenture Trustee hereunder;

         (c) such Holder or Holders have offered to the Indenture Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in complying with such request;

         (d) the Indenture Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute such Proceedings; and

         (e) no direction inconsistent with such written request has been given to the Indenture Trustee during such 60-day period by the Holders of Notes evidencing not less than 51% of the Note Balance of the Controlling Class.

         It is understood and intended that no one or more Noteholders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Noteholders or to obtain or to seek to obtain priority or preference over any other Noteholders or to enforce any right under this Indenture, except in the manner herein provided.

         In the event the Indenture Trustee shall receive conflicting or inconsistent requests and indemnity from two or more groups of Holders of Notes, each evidencing less than 51% of the Note Balance of the Controlling Class, the Indenture Trustee in its sole discretion may determine what action, if any, shall be taken, notwithstanding any other provisions of this Indenture.

         Section 5.07. Unconditional Rights of Noteholders to Receive Principal and Interest. Notwithstanding any other provisions of this Indenture, the Holder of any Note shall have the right, which is absolute and unconditional, to receive payment of the principal of and interest, if any, on such Note on the respective due dates thereof expressed in such Note or in this Indenture (or, in the case of redemption, on the Redemption Date) and to institute suit for the enforcement of any such payment, and such right shall not be impaired without the consent of such Holder.

         Section 5.08. Restoration of Rights and Remedies. If the Indenture Trustee or any Noteholder has instituted any Proceeding to enforce any right or remedy under this Indenture and such Proceeding has been discontinued or abandoned for any reason or has been determined adversely to the Indenture Trustee or such Noteholder, then and in every such case the Issuer, the Indenture Trustee and the Noteholders shall, subject to any determination in such Proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Indenture Trustee and the Noteholders shall continue as though no such Proceeding had been instituted.

         Section 5.09. Rights and Remedies Cumulative. No right or remedy herein conferred upon or reserved to the Indenture Trustee or the Noteholders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

         Section 5.10. Delay or Omission Not a Waiver. No delay or omission of the Indenture Trustee or any Noteholder to exercise any right or remedy accruing upon any Default or Event of Default shall impair any such right or remedy or constitute a waiver of any such Default or Event of Default or any acquiescence therein. Every right and remedy given by this Article or by law to the Indenture Trustee or the Noteholders may be exercised from time to time, and as often as may be deemed expedient, by the Indenture Trustee or the Noteholders, as the case may be.

         Section 5.11. Control by Noteholders of the Controlling Class. The Holders of Notes evidencing not less than 51% of the Note Balance of the Controlling Class shall have the right to direct the time, method and place of conducting any Proceeding for any remedy available to the Indenture Trustee with respect to the Notes or exercising any trust or power conferred on the Indenture Trustee; provided, however, that:

            (i) such direction shall not (A) be in conflict with any rule of law or with this Indenture or (B) materially and adversely affect the Swap Counterparty without its prior written consent (including any consent given pursuant to Section 5.04);

            (ii) subject to the terms of Section 5.04, any direction to the Indenture Trustee to sell or liquidate the Trust Estate shall be by the Holders of Notes evidencing not less than 100% of the Note Balance;

            (iii) if the conditions set forth in Section 5.05 have been satisfied and the Indenture Trustee elects to retain the Trust Estate pursuant to such Section, then any written direction to the Indenture Trustee by the Holders of Notes evidencing less than 100% of the Note Balance to sell or liquidate the Trust Estate shall be of no force and effect; and

            (iv) the Indenture Trustee may take any other action deemed proper by the Indenture Trustee that is not inconsistent with such direction.

Notwithstanding the rights of Noteholders set forth in this Section, subject to Section 6.01, the Indenture Trustee need not take any action that it reasonably believes might involve it in costs, expenses and liabilities for which it will not be adequately indemnified or might materially adversely affect the rights of any Noteholders not consenting to such action.

         Section 5.12. Waiver of Past Defaults. Prior to the declaration of the acceleration of the maturity of the Notes as provided in Section 5.02, the Holders of Notes evidencing not less than 51% of the Note Balance of the Controlling Class may, on behalf of all Noteholders, waive any past Default or Event of Default and its consequences except a Default or Event of Default (i) in payment of principal of or interest on any of the Notes or (ii) in respect of a covenant or provision hereof that cannot be amended, supplemented or modified without the consent of all the Noteholders. Upon any such waiver, the Issuer, the Indenture Trustee and the Noteholders shall be restored to their former positions and rights hereunder, respectively; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereto. Upon any such waiver, such Default or Event of Default shall cease to exist and be deemed to have been cured and not to have occurred, and any Event of Default arising therefrom shall be deemed to have been cured and not to have occurred, for every purpose of this Indenture, but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereto.

         Section 5.13. Undertaking for Costs. All parties to this Indenture agree, and each Holder of any Note by such Holder's acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Indenture Trustee for any action taken, suffered or omitted by it as Indenture Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; provided, however, that the provisions of this Section shall not apply to any suit instituted by (i) the Indenture Trustee, (ii) any Noteholder, or group of Noteholders, in each case holding Notes evidencing in the aggregate more than 10% of the Note Balance (or, in the case of any suit which is instituted by the Controlling Class, more than 10% of the Note Balance of the Controlling Class) or (iii) any Noteholder for the enforcement of the payment of principal of or interest on any Note on or after the respective due dates expressed in such Note and in this Indenture (or, in the case of redemption, on or after the Redemption Date).

         Section 5.14. Waiver of Stay or Extension Laws. The Issuer covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, or plead or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Issuer (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not hinder, delay or impede the execution of any power herein granted to the Indenture Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

         Section 5.15. Action on Notes. The Indenture Trustee's right to seek and recover judgment on the Notes or under this Indenture shall not be affected by the seeking, obtaining or application of any other relief under or with respect to this Indenture. Neither the lien of this Indenture nor any rights or remedies of the Indenture Trustee or the Noteholders shall be impaired by the recovery of any judgment by the Indenture Trustee against the Issuer or by the levy of any execution under such judgment upon any portion of the Trust Estate or upon any of the assets of the Issuer. Any money or property collected by the Indenture Trustee shall be applied in accordance with Section 5.04(b).

         Section 5.16. Performance and Enforcement of Certain Obligations.

         (a) Promptly following a request from the Indenture Trustee to do so and at the Administrator's expense, the Issuer shall take all such lawful action as the Indenture Trustee may request to compel or secure the performance and observance by the Depositor, the Seller and the Master Servicer of their respective obligations to the Issuer under or in connection with the Sale and Servicing Agreement or by the Seller of its obligations under or in connection with the Receivables Purchase Agreement, and to exercise any and all rights, remedies, powers and privileges lawfully available to the Issuer under or in connection with the Sale and Servicing Agreement to the extent and in the manner directed by the Indenture Trustee, including the transmission of notices of default on the part of the Depositor, the Seller or the Master Servicer thereunder and the institution of legal or administrative actions or proceedings to compel or secure performance by the Depositor, the Seller and the Master Servicer of their respective obligations under the Sale and Servicing Agreement.

         (b) If an Event of Default shall have occurred and be continuing, the Indenture Trustee may, and at the direction (which direction shall be in writing or by telephone (confirmed in writing promptly thereafter)) of Holders of Notes evidencing not less than 66?% of the Note Balance of the Controlling Class shall, exercise all rights, remedies, powers, privileges and claims of the Issuer against the Depositor, the Seller or the Master Servicer under or in connection with the Sale and Servicing Agreement or against the Seller under or in connection with the Receivables Purchase Agreement, including the right or power to take any action to compel or secure performance or observance by the Depositor, the Seller or the Master Servicer, as the case may be, of its obligations to the Issuer thereunder and to give any consent, request, notice, direction, approval, extension or waiver under the Sale and Servicing Agreement or the

Receivables Purchase Agreement, as the case may be, and any right of the Issuer to take such action shall be suspended.

         (c) Promptly following a request from the Indenture Trustee to do so and at the Administrator's expense, the Issuer agrees to take all such lawful action as the Indenture Trustee may request to compel or secure the performance and observance by the Seller of its obligations to the Depositor under or in connection with the Receivables Purchase Agreement in accordance with the terms thereof, and to exercise any and all rights, remedies, powers and privileges lawfully available to the Depositor or the Issuer under or in connection with the Receivables Purchase Agreement to the extent and in the manner directed by the Indenture Trustee, including the transmission of notices of default on the part of the Depositor or the Seller thereunder and the institution of legal or administrative actions or proceedings to compel or secure performance by the Seller of its obligations under the Receivables Purchase Agreement.

         (d) If an Event of Default shall have occurred and be continuing, the Indenture Trustee may, and at the direction (which direction shall be in writing or by telephone (confirmed in writing promptly thereafter)) of the Holders of Notes evidencing not less than 66?% of the Note Balance of the Controlling Class shall, exercise all rights, remedies, powers, privileges and claims of the Depositor against the Seller under or in connection with the Receivables Purchase Agreement, including the right or power to take any action to compel or secure performance or observance by the Seller of its obligations to the Depositor thereunder and to give any consent, request, notice, direction, approval, extension or waiver under the Receivables Purchase Agreement, and any right of the Depositor to take such action shall be suspended.

                                  ARTICLE SIX

                             THE INDENTURE TRUSTEE

         Section 6.01. Duties of Indenture Trustee.

         (a) If an Event of Default shall have occurred and be continuing, the Indenture Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such Person's own affairs; provided, however, that if the Indenture Trustee shall assume the duties of the Master Servicer, pursuant to Section 3.07(e), the Indenture Trustee in performing such duties shall use the degree of care and skill customarily exercised by a prudent institutional servicer, with respect to retail motor vehicle installment sale contracts and installment loans that it administers or services, as the case may be, for itself or others.

         (b) Except during the continuance of an Event of Default:

            (i) the Indenture Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Indenture Trustee; and

            (ii) in the absence of bad faith on its part, the Indenture Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Indenture Trustee and, if required by the terms of this Indenture, conforming to the requirements of this Indenture; provided, however, that the Indenture Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

         (c) The Indenture Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

            (i) this paragraph does not limit the effect of Section 6.01(b);

            (ii) the Indenture Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer of the Indenture Trustee unless it is proved that the Indenture Trustee was negligent in ascertaining the pertinent facts; and

            (iii) the Indenture Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 5.11.

         (d) Every provision of this Indenture that in any way relates to the Indenture Trustee is subject to paragraphs (a), (b) and (c) of this Section.

         (e) The Indenture Trustee shall not be liable for interest on any money received by it except as the Indenture Trustee may agree in writing with the Issuer.

         (f) Money held in trust by the Indenture Trustee need not be segregated from other funds except to the extent required by law or the terms of this Indenture, the Trust Agreement, the Swap Agreement or the Sale and Servicing Agreement.

         (g) No provision of this Indenture shall require the Indenture Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers hereunder, if the Indenture Trustee shall have reasonable grounds to believe that repayment of such funds or indemnity satisfactory to it against such risk or liability is not assured to it.

         (h) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Indenture Trustee shall be subject to the provisions of this Section and to the provisions of the TIA.

         (i) The Indenture Trustee shall not be charged with knowledge of any Event of Default unless either (i) a Responsible Officer of the Indenture Trustee shall have actual knowledge of such Event of Default or (ii) written notice of such Event of Default shall have been given to the Indenture Trustee in accordance with the provisions of this Indenture.

         Section 6.02. Rights of Indenture Trustee.

         (a) The Indenture Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper Person. The Indenture Trustee need not investigate any fact, calculation or matter stated in any such document. Notwithstanding the foregoing, the Indenture Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Indenture Trustee that shall be specifically required to be furnished pursuant to any provision of this Indenture, shall examine them to determine whether they comply as to form to the requirements of this Indenture.

         (b) Before the Indenture Trustee acts or refrains from acting, it may request and be entitled to receive an Officer's Certificate or an Opinion of Counsel. The Indenture Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on an Officer's Certificate or Opinion of Counsel unless it is proved that the Indenture Trustee was negligent in such reliance.

         (c) The Indenture Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys or a custodian or nominee, and the Indenture Trustee shall not be responsible for any misconduct or negligence on the part of, or for the supervision of, any such agent, attorney, custodian or nominee appointed with due care by it hereunder.

         (d) The Indenture Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided, however, that such action or omission by the Indenture Trustee does not constitute willful misconduct, negligence or bad faith.

         (e) The Indenture Trustee may consult with counsel, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Notes shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

         (f) The Indenture Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Noteholders pursuant to this Indenture, unless such Noteholders shall have offered to the Indenture Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

         Section 6.03. Individual Rights of Indenture Trustee. The Indenture Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuer or its Affiliates with the same rights it would have if it were not Indenture Trustee. Any Paying Agent, Note Registrar, co-registrar or co-paying agent may do the same with like rights.

         Section 6.04. Indenture Trustee's Disclaimer. The Indenture Trustee shall not be (i) responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, (ii) accountable for the Issuer's use of the proceeds from the Notes and (iii) responsible for any statement of the Issuer in this Indenture or in any document issued in connection with the sale of the Notes or in the Notes other than the Indenture Trustee's certificate of authentication.

         Section 6.05. Notice of Defaults. If a Default occurs and is continuing and if it is known to a Responsible Officer of the Indenture Trustee, the Indenture Trustee shall mail to each Noteholder and the Swap Counterparty notice of such Default within 30 days after it occurs. Except in the case of a Default in payment of principal of or interest on any Note (including payments pursuant to the mandatory redemption provisions of such Note), the Indenture Trustee may withhold the notice to the Noteholders if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of Noteholders.

         Section 6.06. Reports by Indenture Trustee to Noteholders. The Indenture Trustee shall deliver, within a reasonable period of time after the end of each calendar year, to each Person who at any time during such calendar year was a Noteholder, such information furnished to the Indenture Trustee as may be required to enable such Person to prepare its federal and State income tax returns.

         Section 6.07. Compensation and Indemnity.

         (a) The Administrator, on behalf of the Issuer, shall pay or cause to be paid to the Indenture Trustee from time to time reasonable compensation for its services. The Indenture Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Administrator on behalf of the Issuer, shall reimburse the Indenture Trustee for all expenses, advances and disbursements reasonably incurred or made by it, including costs of collection, in addition to the compensation for its services; provided, however, that the Administrator need not reimburse the Indenture Trustee for any expense incurred through the Indenture Trustee's willful misconduct, negligence, or bad faith. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Indenture Trustee's agents, counsel, accountants and experts. The Administrator, on behalf of the Issuer, shall indemnify the Indenture Trustee for, and hold it and its officers, directors, employees, representatives and agents, harmless against, any and all loss, liability or expense (including reasonable attorneys' fees and expenses) incurred by it in connection with the administration of this trust and the performance of its duties hereunder; provided, however, that the Administrator need not indemnify the Indenture Trustee for, or hold it harmless against, any such loss, liability or expense incurred through the Indenture Trustee's willful misconduct, negligence, or bad faith. The Indenture Trustee shall notify the Issuer and the Administrator promptly of any claim for which it may seek indemnity. Any failure by the Indenture Trustee to so notify the Issuer and the Administrator shall not, however, relieve the Administrator of its obligations hereunder. The Administrator, on behalf of the Issuer, shall defend any such claim. The Indenture Trustee may have separate counsel in connection with the defense of any such claim, and the Administrator, on behalf of the Issuer, shall pay the fees and expenses of such counsel. Neither the Issuer nor the Administrator need reimburse any expense or indemnify against any loss, liability or expense incurred by the Indenture Trustee through the Indenture Trustee's own willful misconduct, negligence or bad faith. The Administrator may delegate any of its foregoing obligations to the Master Servicer with prior notice to the Issuer and the Indenture Trustee.

         (b) The payment obligations to the Indenture Trustee pursuant to this Section shall survive the resignation or removal of the Indenture Trustee and the discharge of this Indenture. When the Indenture Trustee incurs fees or expenses after the occurrence of a Default specified in Section 5.01(v) or (vi) with respect to the Issuer, such fees and expenses are intended to constitute expenses of administration under Title 11 of the United States Code or any other applicable federal or State bankruptcy, insolvency or similar law.

         Section 6.08. Replacement of Indenture Trustee.

         (a) No resignation or removal of the Indenture Trustee and no appointment of a successor Indenture Trustee shall become effective until the acceptance of appointment by the successor Indenture Trustee pursuant to this Section. The Indenture Trustee may resign at any time by so notifying the Issuer, the Depositor, the Swap Counterparty and the Noteholders, and will provide all information reasonably requested by the Depositor in order to comply with its reporting obligation under Item 6.02 of Form 8-K under the Exchange Act, with respect to the resignation of the Indenture Trustee. The Holders of Notes evidencing not less than 51% of the Note Balance of the Notes may remove the Indenture Trustee without cause by notifying the Indenture Trustee (with a copy to the Issuer, the Depositor, the Swap Counterparty and the Rating Agencies) of such removal and, following such removal, may appoint a successor Indenture Trustee. The Issuer shall remove the Indenture Trustee if:

            (i) the Indenture Trustee fails to comply with Section 6.11;

            (ii) the Indenture Trustee is adjudged to be bankrupt or insolvent;

            (iii) a receiver or other public officer takes charge of the Indenture Trustee or its property; or

      (iv) the Indenture Trustee otherwise becomes incapable of acting.

         The Depositor may remove the Indenture Trustee if the Indenture Trustee fails to comply with Section 3.07(e), Section 6.08 or Section 6.09 with respect to notice to or providing information to the Depositor or the Swap Counterparty, or with Article Nine of the Sale and Servicing Agreement, in each case if such failure continues for the lesser or 10 days or such period in which the applicable Exchange Act Report can be timely filed (without taking into account any extensions). If the Indenture Trustee resigns or is removed or if a vacancy exists in the office of the Indenture Trustee for any reason (the Indenture Trustee in such event being referred to herein as the retiring Indenture Trustee), the Administrator shall promptly appoint a successor Indenture Trustee and notify the Depositor such appointment.

         (b) Any successor Indenture Trustee shall deliver a written acceptance of its appointment to the retiring Indenture Trustee, the Issuer, the Swap Counterparty and the Depositor and shall also provide all information reasonably requested by the Depositor in order to comply with its reporting obligation under the Exchange Act with respect to the replacement Indenture Trustee. Upon delivery of such written acceptance, the resignation or removal of the retiring Indenture Trustee shall become effective, and the successor Indenture Trustee shall have all the rights, powers and duties of the Indenture Trustee under this Indenture. The successor Indenture Trustee shall mail a notice of its succession to the Noteholders. The retiring Indenture Trustee shall promptly transfer all property held by it as Indenture Trustee to the successor Indenture Trustee.

         (c) If a successor Indenture Trustee does not take office within 60 days after the retiring Indenture Trustee resigns or is removed, the retiring Indenture Trustee, the Issuer or the Holders of Notes evidencing not less than 51% of the Note Balance of the Controlling Class may petition any court of competent jurisdiction for the appointment of a successor Indenture Trustee. If the Indenture Trustee fails to comply with Section 6.11, any Noteholder may petition any court of competent jurisdiction for the removal of the Indenture Trustee and the appointment of a successor Indenture Trustee.

         (d) Notwithstanding the replacement of the Indenture Trustee pursuant to this Section, the Issuer's and the Administrator's obligations under Section
6.07 shall continue for the benefit of the retiring Indenture Trustee.

         Section 6.09. Successor Indenture Trustee by Merger.

         (a) If the Indenture Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation or banking association, without any further act, shall be the successor Indenture Trustee; provided, however, that such corporation or banking association must be otherwise qualified and eligible under Section 6.11. The Indenture Trustee shall provide the Rating Agencies, the Swap Counterparty and the Depositor with prior written notice of any such transaction and shall provide the Depositor with written notice of such event no later than five Business Days after the effective date of such merger, together with the information reasonably requested by the Depositor in order to comply with its reporting obligation under the Exchange Act with respect to a successor Indenture Trustee.


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


         (b) If at the time such successor or successors by consolidation, merger or conversion to the Indenture Trustee shall succeed to the trusts created by this Indenture any of the Notes shall have been authenticated but not delivered, any such successor to the Indenture Trustee may adopt the certificate of authentication of any predecessor trustee and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any such successor to the Indenture Trustee may authenticate such Notes either in the name of any predecessor trustee or in the name of the successor to the Indenture Trustee. In all such cases such certificates shall have the full force which the Notes or this Indenture provide that the certificate of the Indenture Trustee shall have.

         Section 6.10. Appointment of Co-Trustee or Separate Trustee.

         (a) Notwithstanding any other provision of this Indenture, at any time, for the purpose of meeting any legal requirement of any jurisdiction in which any part of the Trust Estate may at the time be located, the Indenture Trustee and the Administrator, acting jointly, shall have the power and may execute and deliver an instrument to appoint one or more Persons to act as a co-trustee or co-trustees, jointly with the Indenture Trustee, or separate trustee or separate trustees, of all or any part of the Trust Estate, and to vest in such Person or Persons, in such capacity and for the benefit of the Noteholders, such title to the Trust Estate or any part thereof, and, subject to the other provisions of this Section, such powers, duties, obligations, rights and trusts as the Indenture Trustee may consider necessary or desirable. No co-trustee or separate trustee under this Indenture shall be required to meet the terms of eligibility as a successor trustee under Section 6.11 and no notice of the appointment of any co-trustee or separate trustee shall be required under Section 6.08.

         (b) Each separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

            (i) all rights, powers, duties and obligations conferred or imposed upon the Indenture Trustee shall be conferred or imposed upon and exercised or performed by the Indenture Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee shall not be authorized to act separately without the Indenture Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed the Indenture Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Estate or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Indenture Trustee;

            (ii) no trustee under this Indenture shall be personally liable by reason of any act or omission of any other trustee under this Indenture; and

            (iii) the Indenture Trustee and the Administrator may at any time accept the resignation of or remove any separate trustee or co-trustee.

         (c) Any notice, request or other writing given to the Indenture Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as


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


if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Indenture and the conditions of this Article. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Indenture Trustee or separately, as may be provided therein, subject to all the provisions of this Indenture, specifically including every provision of this Indenture relating to the conduct of, affecting the liability of, or affording protection to, the Indenture Trustee. Each such instrument shall be filed with the Indenture Trustee and a copy thereof given to the Administrator.

         (d) Any separate trustee or co-trustee may at any time constitute the Indenture Trustee, its agent or attorney-in-fact with full power and authority, to the extent permitted by law, to do any lawful act under or in respect of this Indenture on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Indenture Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

         Section 6.11. Eligibility; Disqualification. The Indenture Trustee shall at all times satisfy the requirements of TIA Section 310(a). The Indenture Trustee or its parent shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition and shall have a long term debt rating of investment grade by each Rating Agency or shall otherwise be acceptable to each Rating Agency. The Indenture Trustee shall comply with TIA Section 310(b).

         If at any time following the occurrence of an Event of Default which shall not have been cured or waived, the Indenture Trustee shall ascertain that it has a conflict of interest (as defined in TIA Section 310(b)), with respect to one or more Classes of Notes, then within 90 days after ascertaining such conflict of interest, unless authorized by the Commission, the Indenture Trustee shall either eliminate such conflict of interest or, except as otherwise provided in TIA Section 310(b), resign with respect to such Class or Classes of Notes in accordance with Section 6.08, and the Issuer shall appoint a successor Indenture Trustee for each such Class, as applicable, so that there will be one or more separate Indenture Trustees, as necessary, for any Class or Classes of Notes as to which the retiring Indenture Trustee had a conflict of interest. In the event the Indenture Trustee fails to comply with the terms of the preceding sentence, the Indenture Trustee shall comply with clauses (ii) and (iii) of TIA
Section 310(b).

         In the case of the appointment pursuant to this Section of a successor Indenture Trustee with respect to one or more Classes of Notes, the Issuer, the retiring Indenture Trustee and the successor Indenture Trustee with respect to such Class of Notes shall execute and deliver an indenture supplemental hereto wherein each successor Indenture Trustee shall accept such appointment and which
(i) shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, the successor Indenture Trustee all the rights, powers, trusts and duties of the retiring Indenture Trustee with respect to the Notes of the Class to which the appointment of such successor Indenture Trustee relates, (ii) if the retiring Indenture Trustee is not retiring with respect to all Classes of Notes, shall contain such provisions as shall be deemed necessary or desirable to confirm that all rights, powers, trusts and duties of the retiring Indenture Trustee with respect to the Notes of each Class as to which the retiring Indenture


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


Trustee is not retiring shall continue to be vested in the Indenture Trustee and
(iii) shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Indenture Trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such Indenture Trustees co-trustees of the same trust and that each such Indenture Trustee shall be a trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Indenture Trustee; and upon the removal of the retiring Indenture Trustee shall become effective to the extent provided herein.

         Section 6.12. Preferential Collection of Claims Against Issuer. The Indenture Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). An Indenture Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated.

         Section 6.13. Representations and Warranties of Indenture Trustee. The Indenture Trustee hereby makes the following representations and warranties on which the Issuer and the Noteholders shall rely:

         (a) it is a national banking association duly organized, validly existing and in good standing under the laws of the United States;

         (b) it has full power, authority and legal right to execute, deliver, and perform its obligations under this Indenture and has taken all necessary action to authorize the execution, delivery and performance by it of this Indenture; and

         (c) this Indenture is an enforceable obligation of the Indenture
Trustee.


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


                                 ARTICLE SEVEN

                        NOTEHOLDERS' LISTS AND REPORTS

         Section 7.01. Issuer to Furnish Indenture Trustee Names and Addresses of Noteholders. The Issuer shall furnish or cause to be furnished to the Indenture Trustee (i) not more than five days after each Record Date, a list, in such form as the Indenture Trustee may reasonably require, of the names and addresses of the Noteholders as of such Record Date and (ii) at such other times as the Indenture Trustee may request in writing, within 30 days after receipt by the Issuer of any such request, a list of similar form and content as of a date not more than ten days prior to the time such list is furnished; provided, however, that so long as the Indenture Trustee is the Note Registrar or the Notes are issued as Book-Entry Notes, no such list shall be required to be furnished.

         Section 7.02. Preservation of Information; Communications, Reports and Certain Documents to Noteholders.

         (a) The Indenture Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of the Noteholders contained in the most recent list furnished to the Indenture Trustee as provided in Section
7.01 and the names and addresses of Noteholders received by the Indenture Trustee in its capacity as Note Registrar. The Indenture Trustee may destroy any list furnished to it as provided in such Section 7.01 upon receipt of a new list so furnished.

         (b) Noteholders may communicate pursuant to TIA Section 312(b) with other Noteholders with respect to their rights under this Indenture or under the Notes.

         (c) The Issuer, the Indenture Trustee and the Note Registrar shall have the protection of TIA Section 312(c).

         (d) The Indenture Trustee will provide to Securityholders the reports, certificates, opinions and documents specified in Section 3.14 of the Sale and Servicing Agreement, upon written request to the Indenture Trustee.

         Section 7.03. Reports by Issuer.

         (a) The Issuer shall:

            (i) file with the Indenture Trustee, within 15 days after the Issuer is required to file the same with the Commission, copies of the annual reports and the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) that the Issuer may be required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act;

            (ii) file with the Indenture Trustee, the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such additional information, documents and reports with respect to compliance by the Issuer with the


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


      conditions and covenants of this Indenture as may be required from time to time by such rules and regulations; and

            (iii) supply to the Indenture Trustee (and the Indenture Trustee shall mail to all Noteholders described in TIA Section 313(c)) such summaries of any information, documents and reports required to be filed by the Issuer pursuant to clauses (i) and (ii) of this Section 7.03(a) and by the rules and regulations prescribed from time to time by the Commission.

         (b) Unless the Issuer otherwise determines, the fiscal year of the Issuer shall end on December 31 of each year.

         Section 7.04. Reports by Indenture Trustee.

         (a) If required by TIA Section 313(a), within 60 days after each December 15 beginning with December 15, 2008, the Indenture Trustee shall mail to each Noteholder as required by TIA Section 313(c), a brief report dated as of such date that complies with TIA Section 313(a). The Indenture Trustee shall also comply with TIA Section 313(b).

         (b) The Indenture Trustee shall provide to the Administrator and the Master Servicer, to be filed by the Administrator or the Master Servicer with the Commission and each stock exchange, if any, on which the Notes are listed, a copy of each report mailed to Noteholders pursuant to this Indenture. The Issuer shall notify the Indenture Trustee if and when the Notes are listed on any stock exchange.


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


                                 ARTICLE EIGHT

                     ACCOUNTS, DISBURSEMENTS AND RELEASES

         Section 8.01. Collection of Money. Except as otherwise expressly provided herein, the Indenture Trustee may demand payment or delivery of, and shall receive and collect, directly and without intervention or assistance of any fiscal agent or other intermediary, all money and other property payable to or receivable by the Indenture Trustee pursuant to this Indenture and the Sale and Servicing Agreement. The Indenture Trustee shall apply all such money received by it as provided in this Indenture and the Sale and Servicing Agreement. Except as otherwise expressly provided in this Indenture, if any default occurs in the making of any payment or performance under any agreement or instrument that is part of the Trust Estate, the Indenture Trustee may take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate Proceedings. Any such action shall be without prejudice to any right to claim a Default or Event of Default under this Indenture and any right to proceed thereafter as provided in Article Five.

         Section 8.02. Accounts.

         (a) On or before the Closing Date, the Issuer shall cause the Master Servicer to establish and maintain, at an Eligible Institution, which shall initially be the Indenture Trustee, in the name of the Indenture Trustee, for the benefit of the Securityholders, the Master Servicer, the Trustees, the Swap Counterparty and the Paying Agent, the Collection Account as provided in Section 4.01(a) of the Sale and Servicing Agreement. On or before each Distribution Date, the Master Servicer shall deposit in the Collection Account all amounts required to be deposited therein with respect to the preceding Collection Period as provided in Sections 4.05 and 4.08 of the Sale and Servicing Agreement. On each Distribution Date, the Indenture Trustee shall apply or cause to be applied the amount on deposit in the Collection Account on such Distribution Date in accordance with Section 2.08(a) (or following the acceleration of the Notes after the occurrence of an Event of Default, in accordance with Section 2.08(f)).

         (b) On or before the Closing Date, the Issuer shall cause the Master Servicer to establish and maintain, at Wachovia Bank in the name of the Indenture Trustee, for the benefit of the Securityholders and the Swap Counterparty, the Reserve Fund as provided in Sections 4.01 and 4.02 of the Sale and Servicing Agreement. On or before each Distribution Date, upon receipt of instructions from the Master Servicer pursuant to Section 4.09(c) of the Sale and Servicing Agreement, the Indenture Trustee, directly or through the Paying Agent, shall withdraw or cause to be withdrawn from the Reserve Fund and deposit in the Collection Account, the Reserve Fund Draw Amount, if any, for such Distribution Date.

         (c) On or before the Closing Date, the Issuer shall cause the Master Servicer to establish and maintain, at an Eligible Institution, which shall initially be the Indenture Trustee, in the name of the Indenture Trustee, for the benefit of the Noteholders, the Master Servicer, the Swap Counterparty, the Trustees and the Paying Agent, the Note Payment Account as provided in Section 4.01(a) of the Sale and Servicing Agreement. On each Distribution Date, the Indenture Trustee shall, directly or through the Paying Agent, apply or cause to be applied the


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


amount on deposit in the Note Payment Account on such Distribution Date in accordance with Section 2.08.

         Section 8.03. General Provisions Regarding Accounts.

         (a) So long as no Default or Event of Default shall have occurred and be continuing, all or a portion of the funds in the Accounts shall be invested by the Master Servicer or the Indenture Trustee at the written direction of the Master Servicer, as applicable, in Eligible Investments as provided in Sections
4.01 of the Sale and Servicing Agreement. All income or other gain (net of losses and investment expenses) from investments of monies deposited in the Accounts shall be withdrawn (or caused to be withdrawn) by the Indenture Trustee, from such accounts and distributed (but only under the circumstances set forth in the Sale and Servicing Agreement) as provided in Sections 4.01, 4.02, 4.06, 4.07, 4.08 and 4.09 of the Sale and Servicing Agreement. The Master Servicer shall not and shall not direct the Indenture Trustee to make any investment of any funds or to sell any investment held in any of the Accounts unless the security interest granted and perfected in such account will continue to be perfected in such investment or the proceeds of such sale, in either case without any further action by any Person, and, in connection with any direction to the Indenture Trustee to make any such investment or sale, if requested by the Indenture Trustee, the Issuer shall deliver to the Indenture Trustee an Opinion of Counsel, acceptable to the Indenture Trustee, to such effect.

         (b) Subject to Section 6.01(c), the Indenture Trustee shall not in any way be held liable by reason of any insufficiency in any of the Accounts resulting from any loss on any Eligible Investment included therein except for losses attributable to the Indenture Trustee's failure to make payments on such Eligible Investments issued by the Indenture Trustee, in its commercial capacity as principal obligor and not as trustee, in accordance with their terms.

         (c) If (i) the Master Servicer shall have failed to give written investment directions for any funds on deposit in the Accounts to the Indenture Trustee by 11:00 A.M., New York City time (or such other time as may be agreed upon by the Issuer and the Indenture Trustee), on the related Deposit Date or
(ii) a Default or Event of Default shall have occurred and be continuing with respect to the Notes but the Notes shall not have been declared due and payable pursuant to Section 5.02 or (iii) if the Notes shall have been declared due and payable following an Event of Default but amounts collected or receivable from the Trust Estate are being applied in accordance with Section 5.05 as if there had not been such a declaration, then the Indenture Trustee upon actual knowledge by a Responsible Officer of the Indenture Trustee of such event shall, to the fullest extent practicable, invest and reinvest funds in the Accounts in the one or more Eligible Investments listed in clause (vii) of the definition of the term "Eligible Investments".

         Section 8.04. Release of Trust Estate.

         (a) Subject to the payment of its fees and expenses pursuant to Section 6.07, the Indenture Trustee may, and when required by the provisions of this Indenture shall, execute instruments to release property from the lien of this Indenture, or convey the Indenture Trustee's interest in the same, in a manner and under circumstances that are not inconsistent with the provisions of this Indenture. No party relying upon an instrument executed by the Indenture


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


Trustee as provided in this Article shall be bound to ascertain the Indenture Trustee's authority, inquire into the satisfaction of any conditions precedent or see to the application of any monies.

         (b) The Indenture Trustee shall, at such time as there are no Notes Outstanding and all sums due to the Indenture Trustee pursuant to Section 6.07 and to the Swap Counterparty pursuant to the Swap Agreement, have been paid in full, release any remaining portion of the Trust Estate that secured the Notes from the lien of this Indenture and release or cause to be released to the Issuer or any other Person entitled thereto any funds then on deposit in the Accounts. The Indenture Trustee shall release property from the lien of this Indenture pursuant to this Section only upon receipt of an Issuer Request accompanied by an Officer's Certificate and an Opinion of Counsel and, if required by the TIA or Section 11.01, Independent Certificates in accordance with TIA Sections 314(c) and 314(d)(1), and otherwise in accordance with the applicable requirements of Section 11.01.

         Section 8.05. Opinion of Counsel. The Indenture Trustee shall receive at least seven days notice when requested by the Issuer to take any action pursuant to Section 8.04(a), accompanied by copies of any instruments involved, and the Indenture Trustee shall also require, except in connection with any action contemplated by Section 8.04(b), as a condition to such action, an Opinion of Counsel, in form and substance satisfactory to the Indenture Trustee, stating the legal effect of any such action, outlining the steps required to complete such action, and concluding that all conditions precedent to the taking of such action have been complied with and such action will not materially and adversely impair the security for the Notes or the rights of the Noteholders or the Swap Counterparty in contravention of the provisions of this Indenture; provided, however, that such Opinion of Counsel shall not be required to express an opinion as to the fair value of the Trust Estate. Counsel rendering any such opinion may rely, without independent investigation, on the accuracy and validity of any certificate or other instrument delivered to the Indenture Trustee in connection with any such action.


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


                                  ARTICLE NINE

                            SUPPLEMENTAL INDENTURES

         Section 9.01. Supplemental Indentures without Consent of Noteholders.

         (a) The Issuer and the Indenture Trustee, when authorized by an Issuer Order, may, without the consent of any Holders of any Notes but with prior written notice to the Rating Agencies and the Swap Counterparty (which written notice, in the case of the Swap Counterparty shall include a draft of any such supplemental indenture), at any time and from time to time, enter into one or more indentures supplemental hereto, in form satisfactory to the Indenture Trustee, for any of the following purposes:

            (i) to correct or amplify the description of any property at any time subject to the lien of this Indenture, or better to assure, convey and confirm unto the Indenture Trustee any property subject or required to be subjected to the lien of this Indenture, or to subject to the lien of this Indenture additional property;

            (ii) to evidence the succession, in compliance with the applicable provisions hereof, of another Person to the Issuer, and the assumption by any such successor of the covenants of the Issuer herein and in the Notes contained;

            (iii) to add to the covenants of the Issuer, for the benefit of the Noteholders, or to surrender any right or power herein conferred upon the Issuer;

            (iv) to convey, transfer, assign, mortgage or pledge any property to or with the Indenture Trustee;

            (v) to cure any ambiguity, to correct or supplement any provision herein or in any supplemental indenture that may be inconsistent with any other provision herein or in any supplemental indenture or in any (i) offering document used in connection with the initial offer and sale of the Notes or to add any provisions to or change in any manner or eliminate any of the provisions of this Indenture which will not be inconsistent with other provisions of this Indenture or (ii) other Basic Document with respect to matters or questions arising under this Indenture or in any supplemental indenture;

            (vi) to evidence and provide for the acceptance of the appointment hereunder by a successor trustee with respect to the Notes and to add to or change any of the provisions of this Indenture as shall be necessary to facilitate the administration of the trusts hereunder by more than one trustee, pursuant to the requirements of Article Six; or

            (vii) to modify, eliminate or add to the provisions of this Indenture to such extent as shall be necessary to effect the qualification of this Indenture under the TIA or under any similar federal statute hereafter enacted and to add to this Indenture such other provisions as may be expressly required by the TIA or the rules and regulations of the Commission.


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


provided, however, that no such supplemental indenture (i) may materially adversely affect the interests of any Noteholder and (ii) will be permitted unless an Opinion of Counsel is delivered to the Indenture Trustee to the effect that such supplemental indenture will not cause the Issuer to be characterized for federal income tax purposes as an association or publicly traded partnership taxable as a corporation or otherwise have any material adverse impact on the federal income taxation of any Notes Outstanding or any Noteholder. The Indenture Trustee is hereby authorized to join in the execution of any such supplemental indenture and to make any further appropriate agreements and stipulations that may be therein contained.

         A supplemental indenture shall be deemed not to materially adversely affect the interests of any Noteholder if the Person requesting such supplemental indenture (i) has delivered no fewer than ten days prior written notice of such supplemental indenture to each Rating Agency and (ii) obtains and delivers to the Indenture Trustee an Opinion of Counsel to the effect that the supplemental indenture would not materially adversely affect the interests of any Noteholder.

         Upon execution of any such supplemental indenture, an executed copy of such supplemental indenture shall be provided to the Swap Counterparty.

         Section 9.02. Supplemental Indentures with Consent of Noteholders. The Issuer and the Indenture Trustee, when authorized by an Issuer Order, may, with the consent of the Holders of Notes evidencing not less than 51% of the Note Balance of the Controlling Class and with prior written notice to the Rating Agencies and the Swap Counterparty (which prior written notice shall include, in the case of the Swap Counterparty a draft of any such proposed supplemental indenture), by Act of such Holders delivered to the Issuer and the Indenture Trustee, at any time and from time to time enter into one or more indentures supplemental hereto for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, this Indenture or modifying in any manner the rights of the Holders of the Notes under this Indenture; provided, however, that (i) the Rating Agency Condition shall have been satisfied with respect such action and (ii) no such supplemental indenture will be permitted unless an Opinion of Counsel is delivered to the Indenture Trustee to the effect that such supplemental indenture will not cause the Issuer to be characterized for federal income tax purposes as an association or publicly traded partnership taxable as a corporation or otherwise have any material adverse impact on the federal income taxation of any Notes Outstanding or any Noteholder; and, provided further, that no such supplemental indenture may, without the consent of the Holder of each Outstanding Note, to the extent any such Person is materially and adversely affected by such supplemental indenture:

         (a) change any Final Scheduled Distribution Date or the date of payment of any installment of principal of or interest on any Note, or reduce the principal amount thereof, the Interest Rate applicable thereto or the Redemption Price with respect thereto, change the provisions of this Indenture relating to the application of collections on, or the proceeds of the sale of, the Trust Estate to payment of principal of or interest on the Notes, or change any place of payment where, or the coin or currency in which, any Note or the interest thereon is payable;

         (b) impair the right to institute suit for the enforcement of the provisions of this Indenture requiring the application of available funds, as provided in Article Five, to the payment of any amount due on the Notes on or after the respective due dates thereof (or, in the case of redemption, on or after the Redemption Date);

         (c) reduce the percentage of the Note Balance or the Note Balance of the Controlling Class, the consent of the Holders of Notes of which is required for any such supplemental indenture, or the consent of the Holders of Notes of which is required for any waiver of compliance with the provisions of this Indenture or of defaults hereunder and their consequences as provided in this Indenture;

         (d) modify or alter (A) the provisions of the proviso to the definition of the term "Outstanding", (B) the definition of the term "Note Balance" or (C) the definition of the term "Controlling Class";

         (e) reduce the percentage of the Note Balance required to direct the Indenture Trustee to sell or liquidate the Trust Estate pursuant to Section 5.04 if the proceeds of such sale would be insufficient to pay in full the principal amount of and accrued but unpaid interest on the Notes;

         (f) reduce the percentage of the Note Balance of the Controlling Class the consent of the Holders of Notes of which is required for any such supplemental indenture amending the provisions of this Indenture which specify the applicable percentage of the Note Balance of the Controlling Class the consent of which is required for such supplemental indenture or the amendment of any other Basic Document;

         (g) affect the calculation of the amount of any interest on or principal of the Notes payable on any Distribution Date (including the calculation of any of the individual components of such calculation);

         (h) modify any of the provisions of this Indenture in such a manner as to affect the rights of the Holders of the Notes to the benefit of any provisions for the mandatory redemption of the Notes; or

         (i) permit the creation of any lien ranking prior to or on a parity with the lien of this Indenture with respect to any part of the Trust Estate or, except as otherwise permitted or contemplated herein, terminate the lien of this Indenture on any such collateral at any time subject hereto or deprive the Noteholders of the security provided by the lien of this Indenture.

         The Administrator shall certify to the Indenture Trustee whether or not any Notes would be affected by any supplemental indenture and any such certification shall be conclusive upon the Holders of all Notes, whether theretofore or thereafter authenticated and delivered hereunder.

         It shall not be necessary for any Act of Noteholders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

         The Indenture Trustee is hereby authorized to join in the execution of any such supplemental indenture and to make any further appropriate agreements and stipulations that may be therein contained.

         Promptly after the execution by the Issuer and the Indenture Trustee of any supplemental indenture pursuant to this Section, the Indenture Trustee shall mail (i) to the Noteholders to which such supplemental indenture relates a notice setting forth in general terms the substance of such supplemental indenture and (ii) to the Swap Counterparty a copy of such supplemental indenture. Any failure of the Indenture Trustee to mail such notice or supplemental indenture, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

         Notwithstanding anything to the contrary in Section 9.01 or Section 9.02, no amendment or supplemental indenture to this Indenture, or any provision or definition set forth in any other Basic Document which is incorporated by reference in this Indenture, may be entered into without the prior written consent of the Swap Counterparty if such amendment or supplemental indenture could have a materially adverse effect on the Swap Counterparty.

         Section 9.03. Execution of Supplemental Indentures. In executing, or permitting the additional trusts created by, any supplemental indenture permitted by this Article or the modification thereby of the trusts created by this Indenture, the Indenture Trustee shall be entitled to receive, and subject to Sections 6.01 and 6.02, shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture and that all conditions precedent in this Indenture to the execution and delivery of such supplemental indenture have been satisfied. The Indenture Trustee may, but shall not be obligated to, enter into any such supplemental indenture that affects the Indenture Trustee's own rights, duties, liabilities or immunities under this Indenture or otherwise.

         Section 9.04. Effect of Supplemental Indenture. Upon the execution of any supplemental indenture pursuant to the provisions hereof, this Indenture shall be and shall be deemed to be modified and amended in accordance therewith with respect to the Notes affected thereby, and the respective rights, limitations of rights, obligations, duties, liabilities and immunities under this Indenture of the Indenture Trustee, the Issuer and the Noteholders shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

         Section 9.05. Conformity with Trust Indenture Act. Every amendment of this Indenture and every supplemental indenture executed pursuant to this Article shall conform to the requirements of the TIA as then in effect so long as this Indenture shall then be qualified under the TIA.

         Section 9.06. Reference in Notes to Supplemental Indentures. Notes authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and if required by the Indenture Trustee shall, bear a notation in form approved by the Indenture Trustee as to any matter provided for in such supplemental indenture. If the Issuer or the Indenture Trustee shall so determine, new Notes so modified as to conform, in the opinion of the


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Indenture Trustee and the Issuer, to any such supplemental indenture may be prepared and executed by the Issuer and authenticated and delivered by the Indenture Trustee in exchange for Outstanding Notes.


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                                  ARTICLE TEN

                              REDEMPTION OF NOTES

         Section 10.01. Redemption.

         (a) The Notes are subject to redemption in whole, but not in part, at the direction of the Seller pursuant to Section 8.01 of the Sale and Servicing Agreement, on any Distribution Date on which the Seller exercises its option to purchase the assets of the Issuer pursuant to said Section, and the amount paid by the Seller shall be treated as collections in respect of the Receivables and applied to pay all amounts due to the Master Servicer under the Sale and Servicing Agreement, the Total Trustee Fees, all amounts owed to the Swap Counterparty and the unpaid principal amount of the Notes plus accrued and unpaid interest thereon. The Seller or the Issuer shall furnish each Rating Agency and the Swap Counterparty, notice of such redemption. If the Notes are to be redeemed pursuant to this Section, the Seller shall furnish notice of such redemption to the Master Servicer, the Indenture Trustee, the Depositor, the Swap Counterparty and the Rating Agencies, not fewer than 15 nor more than 30 days prior to the Redemption Date and the Issuer shall deposit one Business Day prior to the Redemption Date with the Indenture Trustee in the Note Payment Account the Redemption Price of the Notes to be redeemed (all or a portion of which deposit may be made from Available Funds), whereupon all such Notes shall be due and payable on the Redemption Date upon the furnishing of a notice complying with Section 10.02 to each Noteholder.

         (b) In the event that the assets of the Issuer are purchased by the Seller pursuant to Section 8.01(a) of the Sale and Servicing Agreement, all amounts (i) on deposit in the Note Payment Account shall be paid to the Noteholders up to the unpaid principal amount of the Notes and all accrued and unpaid interest thereon and (ii) owed to the Swap Counterparty shall be paid in full. If such amounts are to be paid to Noteholders pursuant to this Section, the Issuer shall, to the extent practicable, furnish or cause the Seller to furnish notice of such event to the Depositor, the Indenture Trustee, the Swap Counterparty and the Rating Agencies, not fewer than 15 nor more than 30 days prior to the Redemption Date, whereupon all such amounts shall be payable on the Redemption Date.

         Section 10.02. Form of Redemption Notice. Notice of redemption of the Notes under Section 10.01 shall be given by the Indenture Trustee by first-class mail, postage prepaid, or by facsimile transmitted promptly following receipt of notice from the Issuer or the Seller pursuant to Section 10.01(a), but not later than ten days prior to the applicable Redemption Date to each Noteholder, as of the close of business on the Record Date preceding the applicable Redemption Date, at such Noteholder's address or facsimile number appearing in the Note Register.

         All notices of redemption shall state:

            (i) the Redemption Date;

            (ii) the Redemption Price;


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            (iii) the place where such Notes are to be surrendered for payment of the Redemption Price (which shall be the office or agency of the Issuer to be maintained as provided in Section 3.02); and

            (iv) that on the Redemption Date, the Redemption Price will become due and payable upon each Note and that interest thereon shall cease to accrue from and after the Redemption Date.

         Notice of redemption of the Notes shall be given by the Indenture Trustee in the name and at the expense of the Issuer. Failure to give notice of redemption, or any defect therein, to any Noteholder shall not impair or affect the validity of the redemption of any other Note.

         Section 10.03. Notes Payable on Redemption Date. The Notes to be redeemed shall, following notice of redemption as required by Section 10.02, on the Redemption Date become due and payable at the Redemption Price and (unless the Issuer shall default in the payment of the Redemption Price) no interest shall accrue on the Redemption Price for any period after the date to which accrued interest is calculated for purposes of calculating the Redemption Price.


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                                 ARTICLE ELEVEN

                                 MISCELLANEOUS

         Section 11.01. Compliance Certificates and Opinions, etc.

         (a) Upon any application or request by the Issuer to the Indenture Trustee to take any action under any provision of this Indenture, the Issuer shall furnish to the Indenture Trustee (i) an Officer's Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with, (ii) an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with and (iii) if required by Section 11.01(b)(ii) or the TIA or an Independent Certificate, except that, in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture, no additional certificate or opinion need be furnished.

         Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

            (i) a statement that each signatory of such certificate or opinion has read or has caused to be read such covenant or condition and the definitions herein relating thereto;

            (ii) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

            (iii) a statement that, in the opinion of each signatory, such signatory has made such examination or investigation as is necessary to enable such signatory to express an informed opinion as to whether or not such covenant or condition has been complied with; and

            (iv) a statement as to whether, in the opinion of each signatory, such condition or covenant has been complied with.

         (b) (i) Prior to the deposit of any Collateral or other property or securities with the Indenture Trustee that is to be made the basis for the release of any property or securities subject to the lien of this Indenture, the Issuer shall, in addition to any obligation imposed in Section 11.01(a) or elsewhere in this Indenture, deliver to the Indenture Trustee an Officer's Certificate certifying or stating the opinion of each individual signing such certificate as to the fair value (within 90 days of such deposit) to the Issuer of the Collateral or other property or securities to be so deposited.

            (ii) Whenever the Issuer is required to furnish to the Indenture Trustee an Officer's Certificate certifying or stating the opinion of any signer thereof as to the matters described in clause (i) above, the Issuer shall also furnish to the Indenture Trustee an Independent Certificate as to the same matters, if the fair value to the Issuer of the property or securities to be so deposited and of all other such securities made the basis of


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


      any such withdrawal or release since the commencement of the then-current fiscal year of the Issuer, as set forth in the certificates furnished pursuant to clause (i) above and this clause (ii), is 10% or more of the Note Balance, but such a certificate need not be furnished with respect to any property or securities so deposited, if the fair value thereof to the Issuer as set forth in the related Officer's Certificate is less than $25,000 or less than 1% of the Note Balance.

            (iii) Other than with respect to any release described in clause (A) or (B) of Section 11.01(b)(v), whenever any property or securities are to be released from the lien of this Indenture, the Issuer shall also furnish to the Indenture Trustee and the Swap Counterparty an Officer's Certificate certifying or stating the opinion of each person signing such certificate as to the fair value (within 90 days of such release) of the property or securities proposed to be released and stating that in the opinion of such person the proposed release will not impair the security under this Indenture in contravention of the provisions hereof.

            (iv) Whenever the Issuer is required to furnish to the Indenture Trustee or the Swap Counterparty an Officer's Certificate certifying or stating the opinion of any signer thereof as to the matters described in clause (iii) above, the Issuer shall also furnish to the Indenture Trustee an Independent Certificate as to the same matters if the fair value of the property or securities and of all other property (other than property described in clauses (A) or (B) of Section 11.01(b)(v)) released from the lien of this Indenture since the commencement of the then-current calendar year, as set forth in the certificates required by clause (iii) above and this clause (iv), equals 10% or more of the Note Balance, but such certificate need not be furnished in the case of any release of property or securities if the fair value thereof as set forth in the related Officer's Certificate is less than $25,000 or less than 1% of the Note Balance at the time of such release.

            (v) Notwithstanding Section 2.13 or any other provision of this Section, the Issuer may, without compliance with the requirements of the other provisions of this Section, (A) collect, liquidate, sell or otherwise dispose of Receivables and Financed Vehicles as and to the extent permitted or required by the Basic Documents and (B) make cash payments out of the Accounts as and to the extent permitted or required by the Basic Documents.

         Section 11.02. Form of Documents Delivered to Indenture Trustee.

         (a) In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

         (b) Any certificate or opinion of an Authorized Officer of the Issuer may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the


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


certificate or opinion or representations with respect to the matters upon which such Officer's Certificate or opinion is based are erroneous. Any such certificate of an Authorized Officer or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, one or more officers of the Seller, the Master Servicer, the Depositor, the Issuer or the Administrator, stating that the information with respect to such factual matters is in the possession of the Seller, the Master Servicer, the Depositor, the Issuer or the Administrator, unless such Authorized Officer or counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

         (c) Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

         (d) Whenever in this Indenture, in connection with any application or certificate or report to the Indenture Trustee, it is provided that the Issuer shall deliver any document as a condition of the granting of such application, or as evidence of the Issuer's compliance with any term hereof, it is intended that the truth and accuracy, at the time of the granting of such application or at the effective date of such certificate or report (as the case may be), of the facts and opinions stated in such document shall in such case be conditions precedent to the right of the Issuer to have such application granted or to the sufficiency of such certificate or report. The foregoing shall not, however, be construed to affect the Indenture Trustee's right to rely upon the truth and accuracy of any statement or opinion contained in any such document as provided in Article Six.

         Section 11.03. Acts of Noteholders.

         (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Noteholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Noteholders in person or by agents duly appointed in writing; and except as herein otherwise expressly provided such action shall become effective when such instrument or instruments are delivered to the Indenture Trustee and, where it is hereby expressly required, to the Issuer. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Noteholders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 6.01) conclusive in favor of the Indenture Trustee and the Issuer, if made in the manner provided in this Section.

         (b) The fact and date of the execution by any Person of any such instrument or writing may be proved in any manner that the Indenture Trustee deems sufficient.

         (c) The ownership of Notes shall be proved by the Note Register.

         (d) Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Note shall bind the Holder of every
Note issued upon the registration thereof or in exchange therefor or in lieu thereof, in respect of anything done, omitted or suffered


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


to be done by the Indenture Trustee or the Issuer in reliance thereon, whether or not notation of such action is made upon such Note.

         Section 11.04. Notices, etc., to Indenture Trustee, Issuer, Depositor, Swap Counterparty and Rating Agencies. Any request, demand, authorization, direction, notice, consent, waiver or Act of Noteholders or other documents provided or permitted by this Indenture shall be in writing and if such request, demand, authorization, direction, notice, consent, waiver or Act of Noteholders is to be made upon, given or furnished to or filed with:

         (a) the Indenture Trustee by any Noteholder or the Issuer shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing and sent by first-class mail, postage prepaid, overnight courier or facsimile (followed by original) to or with the Indenture Trustee at its Corporate Trust Office;

         (b) the Issuer by the Indenture Trustee or any Noteholder shall be sufficient for every purpose hereunder if in writing and sent by first-class mail, postage prepaid, overnight courier or facsimile (followed by original) to the Issuer addressed to: Wachovia Auto Loan Owner Trust 2008-1, in care of Wilmington Trust Company, 1100 North Market Street, Wilmington, Delaware 19890-1605, Attention: Corporate Trust Administration (with a copy to the Administrator, 301 S. College Street, 8th Floor, NC5578, Charlotte, North Carolina 28288-5578, Attention: ABS Deal Administration), or at any other address previously furnished in writing to the Indenture Trustee by the Issuer or the Administrator; the Issuer shall promptly transmit any notice received by it from the Noteholders to the Indenture Trustee;

         (c) the Depositor by the Indenture Trustee, the Master Servicer or any Noteholder, shall be sufficient for every purpose hereunder if in writing and sent by first-class mail, postage prepaid, overnight courier or facsimile (followed by original) to the Depositor addressed to WDS Receivables LLC, 444 East Warm Springs Road, Suite 118, Las Vegas, Nevada 89119, Attention: Treasury ABS Department or at any other address previously furnished in writing to the Indenture Trustee by the Depositor; or

         (d) the Swap Counterparty by the Depositor, the Master Servicer, the Indenture Trustee or any Noteholder shall be sufficient for every purpose hereunder if in writing and sent by first-class mail, postage prepaid, overnight courier or facsimile (followed by original) to the Swap Counterparty addressed to Wachovia Bank, National Association, 301 S. College St. NC0600, Charlotte, North Carolina 28202--0600, Attention: Derivatives Documentation.

         Notices required to be given to each Rating Agency, as applicable, by the Issuer, the Indenture Trustee or the Owner Trustee shall be in writing, personally delivered, telecopied, mailed by certified mail, return receipt requested, or sent by electronic delivery in the case of (i) Fitch, at Fitch Inc., 1 State Street Plaza, New York, New York 10004, Attention: Auto ABS Group (e-mail: Surveillance-abs-auto@fitchratings.com), (ii) Moody's, at Moody's Investors Service, Inc., ABS/RMBS Monitoring Department, 7 World Trade Center, 25th Floor , 250 Greenwich Street, New York, New York 10007 (e-mail:
ServicerReports@Moodys.com) and (iii) Standard & Poor's, at Standard & Poor's, a Division of The McGraw-Hill Companies, Inc.,


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


55 Water Street, New York, New York 10041, Attention: Asset Backed Surveillance Department (e-mail: Servicer_Reports@sandp.com); or at such other address as shall be designated by written notice to the other parties.

         Section 11.05. Notices to Noteholders; Waiver. Where this Indenture provides for notice to Noteholders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and sent by first-class mail, postage prepaid to each Noteholder affected by such event, at such Noteholder's address as it appears on the Note Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Noteholders is given by mail, neither the failure to mail such notice nor any defect in any notice so mailed to any particular Noteholder shall affect the sufficiency of such notice with respect to other Noteholders, and any notice that is mailed in the manner herein provided shall conclusively be presumed to have been duly given.

         Where this Indenture provides for notice in any manner, such notice may be waived in writing by any Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Noteholders shall be filed with the Indenture Trustee but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such a waiver.

         In case, by reason of the suspension of regular mail service as a result of a strike, work stoppage or similar activity, it shall be impractical to mail notice of any event to Noteholders when such notice is required to be given pursuant to any provision of this Indenture, then any manner of giving such notice as shall be satisfactory to the Indenture Trustee shall be deemed to be a sufficient giving of such notice.

         Where this Indenture provides for notice to any Rating Agency, failure to give such notice shall not affect any other rights or obligations created hereunder, and shall not under any circumstance constitute a Default or Event of Default.

         Section 11.06. Alternate Payment and Notice Provisions. Notwithstanding any provision of this Indenture or any of the Notes to the contrary, the Issuer may enter into any agreement with any Noteholder providing for a method of payment, or notice by the Indenture Trustee or any Paying Agent to such Noteholder, that is different from the methods provided for in this Indenture for such payments or notices. The Issuer will furnish to the Indenture Trustee a copy of each such agreement and the Indenture Trustee will cause payments to be made and notices to be given in accordance with such agreements.

         Section 11.07. Conflict with Trust Indenture Act. If any provision hereof limits, qualifies or conflicts with another provision hereof that is required to be included in this Indenture by any of the provisions of the Trust Indenture Act, such required provision shall control.

         The provisions of TIA Sections 310 through 317 that impose duties on any Person (including the provisions automatically deemed included herein unless expressly excluded by this Indenture) are a part of and govern this Indenture, whether or not physically contained herein.


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         Section 11.08. Effect of Headings and Table of Contents. The Article
and Section headings herein and the Table of Contents are for convenience only and shall not affect the meaning or interpretation of the terms or provisions hereof.

         Section 11.09. Successors and Assigns. All covenants and agreements in this Indenture and the Notes by the Issuer shall bind its successors and assigns, whether so expressed or not. All agreements of the Indenture Trustee in this Indenture shall bind its successors, co-trustees and agents.

         Section 11.10. Severability. In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions of this Indenture and the Notes shall not in any way be affected or impaired thereby.

         Section 11.11. Benefits of Indenture; Third Party Beneficiaries. Nothing in this Indenture or in the Notes, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder and the Noteholders, and any other party secured hereunder, and any other Person with an ownership interest in any part of the Trust Estate, any benefit or any legal or equitable right, remedy or claim under this Indenture. Notwithstanding the foregoing, this Indenture shall inure to the benefit of and be binding upon the parties hereto, and the Owner Trustee, the Noteholders, the Swap Counterparty, the Certificateholders and their respective successors and permitted assigns shall be third party beneficiaries. Except as otherwise provided in this Article, no other Person shall have any right or obligation hereunder.

         Section 11.12. Legal Holidays. In any case where the date on which any payment is due shall not be a Business Day, then (notwithstanding any other provision of the Notes or this Indenture) payment need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the date on which nominally due, and no interest shall accrue for the period from and after any such nominal date.

         Section 11.13. GOVERNING LAW. THIS INDENTURE SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS
LAW), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

         Section 11.14. Counterparts. This Indenture may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, but all of which counterparts shall together constitute but one and the same instrument.

         Section 11.15. Recording of Indenture. If this Indenture is subject to recording in any appropriate public recording offices, such recording shall be effected by the Issuer and at its expense accompanied by an Opinion of Counsel (which may be counsel to the Indenture Trustee or any other counsel reasonably acceptable to the Indenture Trustee) to the effect that such recording is necessary either for the protection of the Noteholders or any other Person secured hereunder or for the enforcement of any right or remedy granted to the Indenture Trustee under this Indenture.


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         Section 11.16. Trust Obligation. Except as otherwise provided in
Section 3.07(e), no recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer, the Owner Trustee or the Indenture Trustee on the Notes or under this Indenture or any certificate or other writing delivered in connection herewith or therewith, against (i) the Indenture Trustee or the Owner Trustee in its individual capacity, (ii) any owner of a beneficial interest in the Issuer or (iii) any partner, owner, beneficiary, agent, officer, director, employee or agent of the Indenture Trustee or the Owner Trustee in its individual capacity, any holder of a beneficial interest in the Issuer, the Owner Trustee or the Indenture Trustee or of any successor or assign of the Indenture Trustee or the Owner Trustee in its individual capacity, except as any such Person may have expressly agreed (it being understood that the Indenture Trustee, except as otherwise provided in Section 3.07(e), and the Owner Trustee have no such obligations in their individual capacities) and except that any such partner, owner or beneficiary shall be fully liable, to the extent provided by applicable law, for any unpaid consideration for stock, unpaid capital contribution or failure to pay any installment or call owing to such entity. For all purposes of this Indenture, in the performance of any duties or obligations of the Issuer hereunder, the Owner Trustee shall be subject to, and entitled to the benefits of, the terms and provisions of Articles Six, Seven and Eight of the Trust Agreement.

         Section 11.17. No Petition. The Indenture Trustee, by entering into this Indenture, and each Noteholder or Note Owner, by accepting a Note or a beneficial interest therein, as the case may be, hereby covenant and agree that they will not at any time institute against the Issuer or the Depositor, or join in any institution against the Issuer or the Depositor of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any United States federal or State bankruptcy or similar law in connection with any obligations relating to the Notes, this Indenture or any of the other Basic Documents.

         Section 11.18. Inspection. The Issuer shall, with reasonable prior notice, permit any representative of the Indenture Trustee, during the Issuer's normal business hours, to examine the books of account, records, reports and other papers of the Issuer, to make copies and extracts therefrom, to cause such books to be audited by Independent certified public accountants, and to discuss the Issuer's affairs, finances and accounts with the Issuer's officers, employees, and Independent certified public accountants, all at such reasonable times and as often as may be reasonably requested. The Indenture Trustee shall and shall cause its representatives to hold in confidence all such information except to the extent disclosure may be required by law (and all reasonable applications for confidential treatment are unavailing) and except to the extent that the Indenture Trustee may reasonably determine that such disclosure is consistent with its obligations hereunder.

         Section 11.19. Subordination Agreement. Each Noteholder, by accepting a Note, hereby covenants and agrees that, to the extent it is deemed to have any interest in any assets of the Depositor, or a securitization vehicle (other than the Issuer) related to the Depositor, dedicated to other debt obligations of the Depositor or debt obligations of any other securitization vehicle (other than the Issuer) related to the Depositor, its interest in those assets is subordinate to claims or rights of such other debtholders to those other assets. Furthermore, each Noteholder, by accepting a Note, hereby covenants and agrees that such agreement constitutes a subordination agreement for purposes of
Section 510(a) of the Bankruptcy Code.


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         Section 11.20. Security Interest Matters.

         (a) This Indenture creates a valid and continuing "security interest" (as defined in the UCC) in the Receivables in favor of the Indenture Trustee, which security interest is prior to all other Liens and is enforceable as such as against creditors of and purchasers from the Issuer. With respect to each Receivable, the Issuer has taken all steps necessary to perfect its security interest against the related Obligor in the related Financed Vehicle.

         (b) The Receivables constitute "tangible chattel paper" (as defined in the UCC). The Issuer has caused or will cause on or prior to the Closing Date the filing of all appropriate financing statements in the proper filing offices in the appropriate jurisdictions under applicable law necessary to perfect the security interest in the Receivables granted to the Indenture Trustee hereunder. Other than the security interest granted to the Indenture Trustee hereunder, the Issuer has not pledged, assigned, sold, granted a security interest in or otherwise conveyed any of the Receivables. The Issuer has not authorized the filing of and is not aware of any financing statements against the Issuer that include a description of collateral covering the Receivables other than any financing statement relating to the security interest granted to the Indenture Trustee hereunder or that has been terminated. The motor vehicle retail installment sale contracts and installment loans that constitute or evidence the Receivables do not have any marks or notations indicating that they have been pledged, assigned or otherwise conveyed to any Person other than the Depositor, the Issuer or the Indenture Trustee. The Issuer is not aware of any judgment or tax lien filings against the Issuer.

         (c) All financing statements filed or to be filed against the Issuer in favor of the Indenture Trustee contain a statement substantially to the following effect: "A purchase of or security interest in any collateral described in this financing statement will violate the rights of the Indenture Trustee".

         Section 11.21. Obligations with Respect to the Swap Counterparty. Any obligations or duties owed to, or rights of, the Swap Counterparty hereunder, including the right of the Swap Counterparty to consent to, or receive notice of, any actions hereunder shall terminate upon payment in full of the Class A-2b and payment of all amounts owed to the Swap Counterparty under the Swap Agreement.

         Indenture IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed by their respective officers, thereunto duly authorized, as of the day and year first above written.

                           WACHOVIA AUTO LOAN OWNER TRUST 2008-1,

                           By:   WILMINGTON TRUST COMPANY,
                                 not in its individual capacity but solely as
                                 Owner Trustee



                           By:    /s/  Erik E. Overcash
                                  ---------------------------------------------
                                  Name:  Erik E. Overcash
                                  Title: Financial Services Officer


                           U.S. BANK NATIONAL ASSOCIATION,
                           not in its individual capacity
                           but solely as Indenture Trustee



                           By:    /s/ Shannon M. Rantz
                                  ---------------------------------------------
                                  Name:  Shannon M. Rantz
                                  Title: Vice President

                                                                       EXHIBIT A


       FORM OF CLASS [A-1] [A-2a] [A-2b] [A-3] [A-4] [B] [C] [D] [E] NOTE

         [FOR CLASS E NOTES] [THIS NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT IN COMPLIANCE WITH THE REQUIREMENTS SPECIFIED IN THE INDENTURE REFERRED TO HEREIN AND IN COMPLIANCE WITH ANY APPLICABLE SECURITIES LAW OF ANY APPLICABLE JURISDICTION.]

         [FOR CLASS A, CLASS B, CLASS C AND CLASS D NOTES] THE ACQUISITION OF THE NOTES BY, OR ON BEHALF OF, OR WITH THE ASSETS OF ANY "EMPLOYEE BENEFIT PLAN" SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF ERISA OR ANY "PLAN" SUBJECT TO SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "INTERNAL REVENUE CODE") OR ANY ENTITY PART OR ALL OF THE ASSETS OF WHICH CONSTITUTE ASSETS OF ANY SUCH EMPLOYEE BENEFIT PLAN OR PLAN BY REASON OF DEPARTMENT OF LABOR REGULATION SECTION 2510.3-101 OR OTHERWISE, OR ANY GOVERNMENTAL, CHURCH OR OTHER PLAN SUBJECT TO FEDERAL, STATE, LOCAL OR NON-U.S. LAW SUBSTANTIALLY SIMILAR TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA") OR SECTION 4975 OF THE INTERNAL REVENUE CODE IS PROHIBITED UNLESS SUCH PURCHASE, HOLDING AND SUBSEQUENT DISPOSITION OF THE NOTES WOULD NOT RESULT IN ANY NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR UNDER SECTION 4975 OF THE INTERNAL REVENUE CODE (OR IN THE CASE OF A GOVERNMENTAL, CHURCH OR OTHER PLAN, VIOLATE ANY SUBSTANTIALLY SIMILAR FEDERAL, STATE, LOCAL OR NON-U.S. LAW). EACH BENEFICIAL OWNER OF THIS NOTE WILL BE DEEMED TO HAVE MADE THE REPRESENTATIONS AND AGREEMENTS SET FORTH IN THE INDENTURE.

         [FOR CLASS A, CLASS B, CLASS C AND CLASS D NOTES] [A FIDUCIARY OF A BENEFIT PLAN PURCHASING THE CLASS [A-1] [A-2a] [A-2b] [A-3] [A-4] [B] [C] [D] NOTES WITH THE ASSETS OF A BENEFIT PLAN IS DEEMED TO REPRESENT THAT THE PURCHASE OF ONE OR MORE NOTES IS CONSISTENT WITH ITS FIDUCIARY DUTIES UNDER ERISA AND DOES NOT RESULT IN A NONEXEMPT PROHIBITED TRANSACTION AS DEFINED IN SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE.]

         [FOR CLASS E NOTES] [THE CLASS E NOTES MAY NOT BE ACQUIRED BY, OR ON BEHALF OF, OR WITH THE ASSETS OF ANY "EMPLOYEE BENEFIT PLAN" SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF ERISA OR ANY "PLAN" SUBJECT TO SECTION 4975 OF THE INTERNAL REVENUE CODE, OR ANY

         ENTITY PART OR ALL OF THE ASSETS OF WHICH CONSTITUTE ASSETS OF ANY SUCH EMPLOYEE BENEFIT PLAN OR PLAN BY REASON OF DEPARTMENT OF LABOR REGULATION
SECTION 2510.3-101, ERISA SECTION 3(42) OR OTHERWISE, OR ANY GOVERNMENTAL, CHURCH OR OTHER PLAN SUBJECT TO FEDERAL, STATE, LOCAL OR NON-U.S. LAW SUBSTANTIALLY SIMILAR TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF ERISA OR
SECTION 4975 OF THE INTERNAL REVENUE CODE.]

         [FOR THE CLASS A, B, C AND D NOTES] [ANY TRANSFER, PLEDGE OR OTHER USE OF THIS NOTE FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN, UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUING ENTITY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO.).]

         [FOR THE CLASS A, B C AND D NOTES] [TRANSFERS OF THIS NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO HEREIN.]

         PRINCIPAL OF THIS NOTE IS PAYABLE AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL OF THIS NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF. ANY PERSON ACQUIRING THIS NOTE MAY ASCERTAIN ITS CURRENT PRINCIPAL AMOUNT BY INQUIRY OF THE INDENTURE TRUSTEE.

         THE FAILURE TO PROVIDE THE ISSUING ENTITY AND THE INDENTURE TRUSTEE WITH THE APPLICABLE U.S. FEDERAL INCOME TAX CERTIFICATIONS (GENERALLY, AN INTERNAL REVENUE SERVICE FORM W-9 (OR SUCCESSOR APPLICABLE FORM) IN THE CASE OF A PERSON THAT IS A "UNITED STATES PERSON" WITHIN THE MEANING OF SECTION 7701(A)(30) OF THE INTERNAL REVENUE CODE, OR AN APPROPRIATE INTERNAL REVENUE SERVICE FORM W-8 (OR SUCCESSOR APPLICABLE FORM) IN THE CASE OF A PERSON THAT IS NOT A "UNITED STATES PERSON" WITHIN THE MEANING OF SECTION 7701(A)(30) OF THE INTERNAL REVENUE CODE) MAY RESULT IN THE IMPOSITION OF U.S. FEDERAL BACK-UP WITHHOLDING UPON PAYMENTS TO THE HOLDER IN RESPECT OF THIS NOTE.

         [FOR CLASS A-2a, A-2b, A-3 AND A-4, NOTES] THIS NOTE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A-1 NOTES [AND] [THE CLASS A-2 NOTES] [AND THE CLASS A-3 NOTES] [AS DESCRIBED IN THE INDENTURE REFERRED TO HEREIN.]

         [FOR CLASS B, C, D AND E NOTES] THIS NOTE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE [CLASS A NOTES] [CLASS B NOTES] [CLASS C NOTES] [CLASS D NOTES] AS DESCRIBED IN THE INDENTURE REFERRED TO HEREIN.]

         THIS NOTE IS NOT A DEPOSIT OR OBLIGATION OF OR AN INTEREST IN WACHOVIA DEALER SERVICES, INC. OR ANY OF ITS AFFILIATES. THIS NOTE IS NOT GUARANTEED OR INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY GOVERNMENTAL ENTITY OR FUND OF THE UNITED STATES.

REGISTERED                                                         $___________
No. R-A1-1 [R-A2a-1] R-A2b-1]
[R-A3-1]  [R-A4-1]                                        CUSIP NO. ___________
[R-B-1] [R-C-1]
[R-D-1]  [R-E-1]                                           ISIN NO. ___________
                                                         COMMON CODE ___________

                      WACHOVIA AUTO LOAN OWNER TRUST 2008-1
      [LIBOR plus] _____% CLASS A-1 [A-2a] [A-2b][A-3][A-4][B] [C] [D] [E]
                               ASSET BACKED NOTE

         Wachovia Auto Loan Owner Trust 2008-1, a statutory trust organized and existing under the laws of the State of Delaware (the "Issuer"), for value received, hereby promises to pay to [Cede & Co.], or its registered assigns, the principal sum of ___________________ DOLLARS ($___________), payable to the extent described in the Indenture referred to on the reverse hereof on each Distribution Date; provided, however, that the entire unpaid principal amount of this Note shall be payable on the earlier of _______________, 200__ (the "Class A-1 [A-2a] [A-2b][A-3][A-4] [B] [C] [D] [E] Final Scheduled Distribution Date") and the Redemption Date, if any, selected pursuant to the Indenture.

         The Issuer will pay interest on this Note at the rate per annum shown above on each Distribution Date until the principal of this Note is paid or made available for payment, on the principal amount of this Note outstanding on the preceding Distribution Date (after giving effect to all payments of principal made on such preceding Distribution Date), or on the Closing Date in the case of the first Distribution Date or if no interest has yet been paid, subject to certain limitations contained in the Indenture. Interest on this Note will accrue for each Distribution Date from, and including, the most recent Distribution Date on which interest has been paid (or, in the case of the first Distribution Date or if no interest has yet been paid, from and including the Closing Date), to but excluding such current Distribution Date. [For Class [A-1][A-2b] Notes: Interest will be computed on the basis of the actual number of days during the related Interest Period divided by 360.] [For Class A-2a, A-3, A-4, B, C, D and E Notes: Interest on this Note will accrue for each Distribution Date from and including the 20th day of the prior month

(or from and including the Closing Date, in the case of the first Distribution Date or if no interest has yet been paid) to but excluding the 20th day of the current month. Interest will be computed on the basis of a 360-day year consisting of twelve 30-day months.] The Issuer shall pay interest on overdue installments of interest at the interest rate shown above to the extent lawful. Such principal and interest on this Note shall be paid in the manner specified on the reverse hereof.

         The principal and interest on this Note are payable in such coin or currency of the United States as at the time of payment is legal tender for payment of public and private debts. All payments made by the Issuer with respect to this Note shall be applied first to interest due and payable on this Note as provided above and then to the unpaid principal of this Note.

         Reference is made to the further provisions of this Note set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Note.

         Unless the certificate of authentication hereon has been executed by the Indenture Trustee whose name appears below by manual or facsimile signature, this Note shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

         IN WITNESS WHEREOF, the Issuer has caused this instrument to be signed, manually or in facsimile, by an Authorized Officer, as of the date set forth below.

         Date: January 24, 2008       WACHOVIA AUTO LOAN OWNER TRUST 2008-1

                                      By:    WILMINGTON TRUST COMPANY,
                                      not in its individual capacity but solely
                                      as Owner Trustee under the Trust Agreement



                                      By:
                                          ------------------------------------
                                           Authorized Signatory


               INDENTURE TRUSTEE'S CERTIFICATE OF AUTHENTICATION

         This is one of the Notes designated above and referred to in the within-mentioned Indenture.

         Date: January 24, 2008       U.S. BANK NATIONAL ASSOCIATION,
                                      not in its individual capacity but
                                      solely as Indenture Trustee,



                                      By:
                                         --------------------------------------
                                         Authorized Signatory

       [REVERSE OF CLASS A-1 [A-2a] [A-2b][A-3] [A-4][B] [C] [D] [E] NOTE]

         This Note is one of a duly authorized issue of Notes of the Issuer, designated as its [LIBOR plus] _____% Class A-1 [A-2a] [A-2b] [A-3] [A-4] [B] [C] [D] [E] Asset Backed Notes (the "Class [A-___] Notes"), all issued under the Indenture, dated as of January 1, 2008 (the "Indenture"), between the Issuer and U.S. Bank National Association, as trustee (the "Indenture Trustee"), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights and obligations thereunder of the Issuer, the Indenture Trustee and the Noteholders. The Notes are subject to all terms of the Indenture. Capitalized terms used herein that are not otherwise defined shall have the meanings ascribed thereto in the Indenture, which also contains rules as to construction that shall be applicable hereto.

         The Class A-1 Notes, the Class A-2a Notes, the Class A-2b Notes, the Class A-3 Notes, the Class A-4 Notes, the Class B Notes, the Class C Notes, the Class D Notes and the Class E Notes (collectively, the "Notes") are, except as otherwise provided in the Indenture or in the Sale and Servicing Agreement, equally and ratably secured by the Collateral pledged as security therefor as provided in the Indenture.

         Principal payable on the Class [A-1] [A-2a] [A-2b][A-3][A-4] [B] [C] [D] [E] Notes will be paid on each Distribution Date in the amount specified in the Indenture and in the Sale and Servicing Agreement. As described above, the entire unpaid principal amount of this Note will be payable on the earlier of the Class [A-1] [A-2a] [A-2b][A-3][A-4] [B] [C] [D] [E] Final Scheduled Distribution Date and the Redemption Date, if any, selected pursuant to the Indenture. Notwithstanding the foregoing, under certain circumstances, the entire unpaid principal amount of the Class [A-1] [A-2a] [A-2b][A-3][A-4] [B] [C] [D] [E] Notes shall be due and payable following the occurrence and continuance of an Event of Default, if the Indenture Trustee or the Holders of Notes evidencing not less than 51% of the Note Balance of the Controlling Class have declared the Notes to be immediately due and payable in the manner provided in Section 5.02 of the Indenture. All principal payments on the Class [A-1] [A-2a] [A-2b][A-3][A-4] [B] [C] [D] [E] Notes shall be made pro rata to the Class [A-1] [A-2a] [A-2b][A-3][A-4] [B] [C] [D] [E] Noteholders entitled thereto.

         Payments of principal and interest on this Note due and payable on each Distribution Date or Redemption Date shall be made by check mailed to the Person whose name appears as the registered Noteholder (or one or more Predecessor Notes) on the Note Register as of the close of business on the related Record Date, except that with respect to [For the Class A, Class B, Class C and Class D Notes] [(i) Notes registered on the Record Date in the name of the nominee of the Clearing Agency (initially, such nominee to be Cede & Co.), and (ii)] Definitive Notes for which the Noteholder has provided wire information, payments will be made by wire transfer in immediately available funds to the account designated by such nominee. Such checks shall be mailed to the Person entitled thereto at the address of such Person as it appears on the Note Register as of the applicable Record Date without requiring that this Note be submitted for notation of payment. Any reduction in the principal amount of this Note (or any one or more Predecessor Notes) effected by any payments made on any Distribution Date or Redemption Date shall be binding upon all future Noteholders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not noted hereon. If funds are expected to be available, as provided in the Indenture, for payment in full of the remaining unpaid principal amount of this Note on a Distribution Date or Redemption Date, then the Indenture Trustee, in the name of and on behalf of the Issuer, will notify the Person who was the registered Noteholder as of the Record Date preceding such Distribution Date or Redemption Date by notice mailed within 30 days of such Distribution Date or Redemption Date and the amount then due and payable shall be payable only upon presentation and surrender of this Note at the Corporate Trust Office of the Indenture Trustee or at the office of the Indenture Trustee's agent appointed for such purposes located in the City of New York.

         As provided in the Indenture, the Notes may be redeemed, in whole but not in part, in the manner and to the extent described in the Indenture and the Sale and Servicing Agreement.

         As provided in the Indenture and subject to the limitations set forth therein and on the face hereof, the transfer of this Note may be registered on the Note Register upon surrender of this Note for registration of transfer at the office or agency designated by the Issuer pursuant to the Indenture, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Indenture Trustee duly executed by, the Noteholder or such Noteholder's attorney duly authorized in writing, with such signature guaranteed by an "eligible guarantor institution" meeting the requirements of the Note Registrar, all in accordance with the Exchange Act, and thereupon one or more new Notes of authorized denominations and in the same aggregate principal amount will be issued to the designated transferee or transferees. No service charge will be charged for any registration of transfer or exchange of this Note, but the transferor may be required to pay a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any such registration of transfer or exchange.

         [For the Class A, B, C, and D Notes] Each Noteholder or Note Owner, by acceptance of a Note or a beneficial interest therein, as the case may be, covenants and agrees that no recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer, the Owner Trustee or the Indenture Trustee on the Notes or under the Indenture or any certificate or other writing delivered in connection therewith, against (i) the Indenture Trustee or the Owner Trustee, each in its individual capacity, (ii) any owner of a beneficial interest in the Issuer or (iii) any partner, owner, beneficiary, agent, officer, director or employee of the Indenture Trustee or the Owner Trustee, each in its individual capacity, any holder of a beneficial interest in the Issuer, the Owner Trustee or the Indenture Trustee or of any successor or assign of the Indenture Trustee or the Owner Trustee, each in its individual capacity, except as any such Person may have expressly agreed and except that any such partner, owner or beneficiary shall be fully liable, to the extent provided by applicable law, for any unpaid consideration for stock, unpaid capital contribution or failure to pay any installment or call owing to such entity.

         [For the Class E Notes] Each Noteholder by acceptance of a Note, covenants and agrees that no recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer, the Owner Trustee or the Indenture Trustee on the Notes or under the Indenture or any certificate or other writing delivered in connection therewith, against (i) the Indenture Trustee or the Owner Trustee, each in its individual capacity, (ii) any owner of a beneficial interest in the Issuer or (iii) any partner, owner, beneficiary, agent, officer, director or employee of the Indenture Trustee or the Owner Trustee, each in its individual capacity, any holder of a beneficial interest in the Issuer, the Owner Trustee or the Indenture Trustee or of any successor or assign of the Indenture Trustee or the Owner Trustee, each in its individual capacity, except as any such Person may have expressly agreed and except that any such partner, owner or beneficiary shall be fully liable, to the extent provided by applicable law, for any unpaid consideration for stock, unpaid capital contribution or failure to pay any installment or call owing to such entity.

         [For the Class A, B, C and D Notes] Each Noteholder or Note Owner, by acceptance of a Note or a beneficial interest therein, as the case may be, covenants and agrees by accepting the benefits of the Indenture and such Note that such Noteholder or Note Owner will not at any time institute against the Depositor or the Issuer, or join in any institution against the Depositor or the Issuer of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under any United States federal or State bankruptcy or similar law in connection with any obligations relating to the Notes, the Certificates, the Indenture or the other Basic Documents.

         [For the Class E Notes] Each Noteholder by acceptance of a Note, covenants and agrees by accepting the benefits of the Indenture and such Note that such Noteholder will not at any time institute against the Depositor or the Issuer, or join in any institution against the Depositor or the Issuer of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under any United States federal or State bankruptcy or similar law in connection with any obligations relating to the Notes, the Certificates, the Indenture or the other Basic Documents.

         [For the Class A, B, C and D Notes] The Issuer has entered into the Indenture and this Note is issued with the intention that, for federal, State and local income, single business and franchise tax purposes, the Notes will qualify as indebtedness of the Issuer secured by the Trust Estate. Each Noteholder, by acceptance of a Note (and each Note Owner by acceptance of a beneficial interest in a Note), agrees to treat the Notes for federal, State and local income, single business and franchise tax purposes as indebtedness of the Issuer.

         [For the Class E Notes] The Issuer has entered into the Indenture and this Note is issued with the intention that, for federal, State and local income, single business and franchise tax purposes, the Notes will qualify as indebtedness of the Issuer secured by the Trust Estate. Each Noteholder, by acceptance of a Note, agrees to treat the Notes for federal, State and local income, single business and franchise tax purposes as indebtedness of the Issuer.

         Prior to the due presentment for registration of transfer of this Note, the Issuer, the Indenture Trustee and any agent of the Issuer or the Indenture Trustee may treat the Person in whose name this Note (as of the day of determination or as of such other date as may be specified in the Indenture) is registered as the owner hereof for all purposes, whether or not this Note shall be overdue, and none of the Issuer, the Indenture Trustee or any such agent shall be affected by notice to the contrary.

         The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the rights of the Noteholders under the Indenture at any time by the Issuer with the consent of the Holders of Notes representing at least 51% of the Note Balance of the Controlling Class. The Indenture also contains provisions permitting the Noteholders representing specified percentages of the Note Balance of the Controlling Class, on behalf of all Noteholders, to waive compliance by the Issuer with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Noteholder of this Note (or any one of more Predecessor Notes) shall be conclusive and binding upon such Noteholder and upon all future Noteholders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Note. The Indenture also permits the Issuer and the Indenture Trustee to amend or waive certain terms and conditions set forth in the Indenture without the consent of the Noteholders.

         The Indenture permits the Issuer, under certain circumstances, to consolidate or merge with or into another Person, subject to the rights of the Indenture Trustee and the Noteholders under the Indenture.

         The Notes are issuable only in registered form in denominations as provided in the Indenture, subject to certain limitations therein set forth.

         THIS NOTE AND THE INDENTURE SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

         No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, place and rate, and in the coin or currency herein prescribed.

                                  ASSIGNMENT

Social Security or taxpayer I.D. or other identifying number of assignee:

--------------------------------------------------------------------------------

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto:

--------------------------------------------------------------------------------
                        (name and address of assignee)

the within Note and all rights thereunder, and hereby irrevocably constitutes and appoints

--------------------------------------------------------------------------------
attorney, to transfer said Note on the books kept for registration thereof, with full power of substitution in the premises.


Dated:
       ----------------------------             -------------------------------*

                                                Signature Guaranteed:



                                                -------------------------------*



_______________

* NOTICE: The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within Note in every particular, without alteration, enlargement or any change whatsoever. Such signature must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Note Registrar.